UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

NOTICE OF 2013 ANNUAL MEETING AND PROXY STATEMENT

1981 Marcus Avenue

Lake Success, New York 11042

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Broadridge Financial Solutions, Inc. Our 2013 Annual Meeting will be held on Thursday, November 14, 2013, at 10 a.m. Eastern Time. We are very pleased to note that this year’s annual meeting will be our fifth completely virtual meeting of stockholders. You will be able to attend the 2013 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/br13.

As permitted by the rules of the Securities and Exchange Commission, we are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites stockholders’ receipt of the materials, lowers the costs of our annual meeting, and conserves natural resources. On October 4, 2013, we mailed our stockholders a notice containing instructions on how to access our 2013 Proxy Statement and 2013 Annual Report and vote online. The notice also included instructions on how you can receive a paper copy of the proxy materials, including the notice of annual meeting, 2013 Proxy Statement, and proxy card. If you received your proxy materials by mail, the notice of annual meeting, 2013 Proxy Statement, and proxy card from our Board of Directors were enclosed. If you received your proxy materials via e-mail, the e-mail contained voting instructions and links to the 2013 Proxy Statement and 2013 Annual Report on the Internet.

At this year’s annual meeting, the agenda includes the following items:

•	Election of Directors;

•	Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

•	Approval of the amendment and restatement of the Broadridge 2007 Omnibus Award Plan;

•	Advisory vote on the Company’s executive compensation (the Say on Pay Vote); and

•	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Whether or not you plan to attend the 2013 Annual Meeting, please read our 2013 Proxy Statement for detailed information on each of the proposals. Our 2013 Annual Report contains information about Broadridge and its financial performance. Your vote is important to us and our business and we strongly urge you to cast your vote.

I am very much looking forward to our 2013 Annual Meeting of Stockholders.

Sincerely,

Richard J. Daly

Chief Executive Officer

Lake Success, New York

October 4, 2013

-i-

-ii-

1981 Marcus Avenue

Lake Success, New York 11042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 14, 2013

Notice is hereby given that the 2013 Annual Meeting of Stockholders of Broadridge Financial Solutions, Inc., a Delaware corporation, will be held on Thursday, November 14, 2013, at 10 a.m. Eastern Time. You can attend the 2013 Annual Meeting online, vote your shares electronically and submit questions during the meeting, by visiting www.virtualshareholdermeeting.com/br13. Be sure to have your 12-Digit Control Number to join the meeting. The meeting will be held for the following purposes:

(1) to elect nine directors to hold office until the 2014 annual meeting of stockholders and until their successors are duly elected and qualified;

(2) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2014;

(3) to approve the amendment and restatement of the Company’s 2007 Omnibus Award Plan;

(4) to hold an advisory vote on the Company’s executive compensation (the Say on Pay Vote); and

(5) to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on September 23, 2013, are entitled to notice of, and to vote at, the 2013 Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held at that time. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2013 Annual Meeting for a period of 10 days prior to the meeting at our principal executive offices at 1981 Marcus Avenue, Lake Success, New York 11042, and electronically during the 2013 Annual Meeting at www.virtualshareholdermeeting.com/br13 when you enter your 12-Digit Control Number.

You have three options for submitting your vote before the 2013 Annual Meeting:

•	Internet, through computer or mobile device such as a tablet or smartphone;

•	Phone; or

•	Mail.

Please vote as soon as possible to record your vote promptly, even if you plan to attend the 2013 Annual Meeting on the Internet.

By Order of the Board of Directors,

Adam D. Amsterdam

Secretary

Lake Success, New York

October 4, 2013

Broadridge Financial Solutions, Inc.

1981 Marcus Avenue

Lake Success, New York 11042

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 14, 2013

This Proxy Statement is furnished to the stockholders of Broadridge Financial Solutions, Inc. (the “Company” or “Broadridge”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders of the Company to be held on November 14, 2013, at 10 a.m. Eastern Time (the “2013 Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are making this Proxy Statement and our 2013 Annual Report to Stockholders for the fiscal year ended June 30, 2013 (the “2013 Annual Report”), including our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 with audited financial statements (the “2013 Form 10-K”), available to our stockholders primarily via the Internet. On October 4, 2013, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including this Proxy Statement and the 2013 Annual Report. The Notice of Internet Availability also instructs you on how to access your proxy card to be able to vote through the Internet or by telephone. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and proxy card or vote instruction form.

Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of the Meeting, and conserve natural resources. However, if you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

ATTENDING THE ANNUAL MEETING

Broadridge will be hosting the 2013 Annual Meeting live via the Internet. A summary of the information you need to attend the Meeting online is provided below:

•	Any stockholder can attend the 2013 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/br13

•	Webcast starts at 10:00 a.m. Eastern Time

•	Stockholders may vote and submit questions while attending the 2013 Annual Meeting on the Internet

•	Please have your 12-Digit Control Number to join the 2013 Annual Meeting

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/br13

•	Questions regarding how to attend and participate via the Internet will be answered by calling 1-855-449-0991 on the day before the 2013 Annual Meeting and the day of the Meeting

•	Webcast replay of the 2013 Annual Meeting will be available until November 14, 2014

ABOUT THE 2013 ANNUAL MEETING

Voting Procedures

Stockholders of record at the close of business on September 23, 2013 (the “Record Date”), will be entitled to vote at the Meeting. On the Record Date, there were outstanding and entitled to vote 119,042,192 shares (excluding 35,418,935 treasury shares not entitled to vote) of the Company’s common stock (the “Company Shares” or the “Common Stock”). The holders of a majority of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum. The persons whom the Company appoints to act as independent inspectors of election will treat all Company Shares represented by a returned, properly executed proxy as present for purposes of determining the existence of a quorum at the Meeting. Each of the Company Shares will entitle the holder to one vote. Cumulative voting is not permitted. Votes cast during the Meeting will be counted by the independent inspectors of election.

If you are a beneficial owner and hold your shares in the name of a bank, broker or other holder of record and do not return the voting instruction card, the broker or other nominee will vote your shares only on each matter at the 2013 Annual Meeting for which he or she has the requisite discretionary authority. If a stockholder does not give instructions to its broker as to how to vote the shares, the broker has authority under the New York Stock Exchange (“NYSE”) rules to vote those shares for or against “routine” proposals such as the ratification of the appointment of Deloitte & Touche LLP as the Company’s registered public accountants. Brokers cannot vote on their customers’ behalf on “non-routine” proposals, which include the election of directors in the case of annual meetings, the proposal to amend and restate the 2007 Omnibus Award Plan, and the advisory vote on the Company’s executive compensation. If a broker votes shares that are unvoted by its customers on a “routine” proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of “routine” proposals. If a broker does not receive voting instructions as to a non-routine proposal, a “broker non-vote” occurs and those shares will be counted for the purpose of establishing a quorum, but not for determining the outcome of those proposals.

Abstentions will be included in determining whether a quorum is present. However, they are not counted as “votes cast” and will not affect the outcome of the vote on any matter.

Proposal 1—Election of Directors

In the election of directors, director nominees must receive a majority of the votes cast at the Meeting to be elected. This means that a director nominee will be elected to the Board only if the number of votes cast FOR the nominee’s election exceeds the number of votes cast AGAINST the nominee’s election. With respect to the election of directors, votes may be cast FOR specifically identified nominees or AGAINST specifically identified nominees, or a stockholder may abstain from voting for a nominee.

Proposal 2—Ratification of Auditors

The ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants requires the affirmative vote of a majority of votes cast at the Meeting. Votes may be cast FOR or AGAINST the proposal, or a stockholder may abstain from voting on the proposal.

Proposal 3—Amendment and Restatement of the 2007 Omnibus Award Plan

The approval of the amendment and restatement of the Company’s 2007 Omnibus Award Plan, as disclosed in this Proxy Statement, requires the affirmative vote of a majority of votes cast at the Meeting. Votes may be cast FOR or AGAINST the proposal, or a stockholder may abstain from voting on the proposal.

Proposal 4—Advisory Vote on Executive Compensation (the Say on Pay Vote)

The approval of the annual non-binding advisory vote on executive compensation, as disclosed in this Proxy Statement, requires the affirmative vote of a majority of votes cast at the Meeting. Votes may be cast FOR or AGAINST the proposal, or a stockholder may abstain from voting on the proposal.

The Board of Directors is soliciting your proxy to provide you with an opportunity to vote on all matters to come before the Meeting, whether or not you attend. You can ensure that your shares are voted at the Meeting by submitting your vote instructions by telephone or by the Internet, or by completing, signing, and dating a proxy card. Submitting your instructions or proxy by any of these methods will not affect your ability to attend and vote during the Meeting at www.virtualshareholdermeeting.com/br13.

A stockholder who gives a proxy may revoke it at any time before it is exercised by voting at the Meeting via the Internet, delivering a subsequent proxy or by notifying the Secretary of the Company in writing at any time before your original proxy is voted at the Meeting.

The Board of Directors urges you to vote, and solicits your proxy, as follows:

(1) FOR the election of all nominees for membership on the Company’s Board of Directors to serve until the annual meeting of stockholders in the year 2014 and until their successors are duly elected and qualified;

(2) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2014;

(3) FOR the approval of the amendment and restatement of the Company’s 2007 Omnibus Award Plan;

(4) FOR the advisory vote on executive compensation (the Say on Pay Vote); and

(5) to transact such other business as may properly come before the 2013 Annual Meeting and any adjournment or postponement thereof.

Vote Confirmation

We are offering our stockholders the opportunity to confirm their vote was cast in accordance with their instructions. Vote confirmation is consistent with our commitment to sound corporate governance standards and an important means to increase transparency. Vote confirmation is available 24 hours after your vote is received beginning on October 30, 2013, with the final vote tabulation available through January 14, 2014. You may confirm your vote whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using your 12-Digit Control Number (included on your notice, on your proxy card, or in the instructions that accompanied your proxy materials) and receive confirmation on how your vote was cast. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

Proxy Solicitation

Your proxy is being solicited by and on behalf of the Board of Directors of the Company. The expense of preparing, printing and providing this proxy solicitation will be borne by the Company. The Company may retain D.F. King & Co. to assist with the solicitation of proxies for a fee estimated not to exceed $20,000 plus reimbursement of reasonable out-of-pocket expenses. Certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed by the Company for reasonable out-of-pocket expenses in connection with such solicitation. In accordance with the regulations of the Securities and Exchange Commission (the “SEC”), banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company, as necessary, for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

PROPOSAL 1—ELECTION OF DIRECTORS

At the 2013 Annual Meeting, nine directors are to be elected, each of whom will serve until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified. The persons designated as the Company’s proxies intend to vote FOR the election of each of the nine nominees listed below, unless otherwise directed.

The Board has nominated, and the proxies will vote to elect, the following individuals as members of the Board of Directors to serve for a period of one year and until their respective successors are duly elected and qualified: Leslie A. Brun, Richard J. Daly, Robert N. Duelks, Richard J. Haviland, Sandra S. Jaffee, Stuart R. Levine, Maura A. Markus, Thomas J. Perna, and Alan J. Weber. Ms. Markus was elected to the Board on March 1, 2013. Each director is standing for reelection to the Board at the 2013 Annual Meeting. Each nominee has consented to be nominated and to serve, if elected.

Nominee Qualifications

Under the Company’s Corporate Governance Principles (the “Corporate Governance Principles”), a majority of the Board must be comprised of directors who are independent under the rules of the NYSE. Under the rules of the NYSE, the Board is required to affirmatively determine which directors are independent and to disclose such determination for each annual meeting of stockholders. No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. In its review of director independence, the Board of Directors considers all relevant facts and circumstances, including without limitation, all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company in conjunction with the Corporate Governance Principles and Section 303A of the NYSE’s Listed Company Manual (the “NYSE Listing Standards”). A copy of our Corporate Governance Principles is available on our corporate website at www.broadridge.com under the heading “Investor Relations—Corporate Governance.” A copy of our Corporate Governance Principles is also available to stockholders upon request, addressed to the Secretary, Broadridge Financial Solutions, Inc., 1981 Marcus Avenue, Lake Success, New York 11042.

On August 1, 2013, the Board reviewed each director’s relationship with us and affirmatively determined that Mr. Brun, Mr. Duelks, Mr. Haviland, Ms. Jaffee, Mr. Levine, Ms. Markus, Mr. Perna, and Mr. Weber are independent directors under the NYSE Listing Standards. Mr. Daly was determined to be not independent because he is our Chief Executive Officer.

Broadridge is a leading global provider of investor communications and technology-driven solutions to the financial services industry. Our systems and services include investor communication solutions, and securities processing and business process outsourcing services. With over 50 years of experience, we provide financial services firms with advanced, dependable, scalable and cost-effective integrated systems. We serve a large and diverse client base in the financial services industry including retail and institutional brokerage firms, global banks, mutual funds, annuity companies, institutional investors, specialty trading firms, clearing firms, third party administrators, and hedge funds. We also provide services to corporate issuers. The Governance and Nominating Committee seeks directors with established strong professional reputations and experience in areas relevant to the strategy and operations of the Company’s businesses, particularly industries that Broadridge serves. Our directors’ skills, expertise, background and experiences encompass the areas of banking and financial services, information processing services, technology services, or as a provider of services to the financial services industry, all of which are areas important to our Company’s businesses and strategy.

The biographies of the director nominees are set forth below. They contain information regarding the individual’s service as a director of the Company, business experience, director positions held currently or any time in the past five years, and the experiences, qualifications, attributes or skills that caused the Board to determine that such individual should serve as a director of the Company. Each of the nominees for election as a director at the 2013 Annual Meeting holds or has held senior executive positions in large, complex organizations, and most hold or have held the role of chief executive officer. This experience demonstrates their ability to perform at the highest levels. In these positions, they have gained experience in core business skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. This experience enables them to provide sound judgment concerning the issues facing a large corporation in today’s environment, provide oversight of these areas at the Company and evaluate our performance.

The Governance and Nominating Committee also believes that each of the nominees has other key attributes that are important to an effective board: wisdom, integrity, an understanding and general acceptance of the Company’s corporate philosophy, valid business or professional knowledge and experience, a proven record of accomplishment with excellent organizations, an inquiring mind, a willingness to speak one’s mind, an ability to challenge and stimulate management, and a willingness to commit time and energy. The Governance and Nominating Committee takes diversity into account in determining the Company’s slate of nominees and believes that, as a group, the directors bring a diverse range of perspectives to the Board’s deliberations.

In addition to the above, the Governance and Nominating Committee also considered the specific experience described in the biographical details that follow in determining to nominate the individuals set forth below for election as directors. For more information on the process undertaken by the Governance and Nominating Committee in recommending qualified director candidates to the Board, see the “Corporate Governance—Committees of the Board—The Governance and Nominating Committee” section of this Proxy Statement.

Information About the Nominees

Leslie A. Brun, age 61, has served as Chairman of the Board since 2011 and has been a member of our Board of Directors since 2007. Independent

Mr. Brun has been the Chairman and Chief Executive Officer of SARR Group, LLC, an investment holding company that manages his family investments, since 2006. Additionally, since 2011, he has served as a Managing Director and head of Investor Relations at CCMP Capital, a global private equity firm. He is also the founder and was Chairman Emeritus of Hamilton Lane, a provider of asset management services for which he served as Chief Executive Officer and Chairman from 1991 until 2005. From 1988 to 1991, he was Managing Director and co-founder of the investment banking group of Fidelity Bank in Philadelphia. Mr. Brun has served as a director of Automatic Data Processing, Inc. (“ADP”), a provider of business outsourcing solutions and our former parent company, since 2003, and as ADP’s Chairman of the Board since 2007. He has served as a director of Merck & Co., Inc., a health care company, since 2009, and chairs the audit committee. He is also a director of NXT Capital, Inc., a private company. Mr. Brun is a former trustee of the University at Buffalo Foundation, Inc. and a former trustee of The Episcopal Academy in Merion, Pennsylvania.

Specific experience, qualifications, attributes or skills:

•	Extensive finance, management, investment banking, commercial banking, and financial advisory experience

•	Operating and management experience, including as chief executive officer of an investment holding company

•	Public company directorship and committee experience

Richard J. Daly, age 60, is our Chief Executive Officer and has been a member of our Board of Directors since 2007. The Broadridge Board has appointed Mr. Daly as President of Broadridge effective January 1, 2014.

Prior to the March 2007 spin-off of Broadridge from ADP, Mr. Daly served as Group President of the Brokerage Services Group of ADP, as a member of the Executive Committee and a Corporate Officer of ADP since June 1996. In his role as President, he shared the responsibility of running the Brokerage Services Group with John Hogan and was directly responsible for our Investor Communication Solutions business. Mr. Daly joined ADP in 1989, as Senior Vice President of the Brokerage Services Group, following the acquisition by ADP of the proxy services business he founded. Mr. Daly is a member of the Advisory Board of the National Association of Corporate Directors (the “NACD”).

Specific experience, qualifications, attributes or skills:

•	Chief Executive Officer’s unique perspective and insights into the Company, including its businesses, relationships, competitive and financial positioning, senior leadership and strategic opportunities and challenges

•	Operating, business and management experience at a major global company as president of the Company’s predecessor business

•	Founder of the Investor Communication Solutions business, the Company’s largest business

•	Core business skills

Robert N. Duelks, age 58, is a member of the Audit Committee and the Governance and Nominating Committee. Mr. Duelks has been a member of our Board of Directors since 2009. Independent

Mr. Duelks served for 27 years in various capacities at Accenture plc. Throughout his tenure at Accenture, Mr. Duelks held multiple roles and had responsibilities including and ranging from local client service, regional operations management to management of global offerings. While at Accenture, he served on multiple leadership committees including the Board of Partners, the Management Committee and the Executive and Operating Committee for the Global Financial Services Operating Group. Mr. Duelks also serves as an advisor to the senior executives of Tree Zero, a manufacturer of 100% tree free paper products. He is the former Chairman and a current member of the Board of Trustees of Gettysburg College, and previously served as a member of the Advisory Board for the Business School at Rutgers University.

Specific experience, qualifications, attributes or skills:

•	Extensive experience in the management and operation of a technology and consulting services business

•	Core business skills

Richard J. Haviland, age 67, is the chair and a member of the Audit Committee and a member of the Governance and Nominating Committee. He has been a member of our Board of Directors since 2007.

Independent

Mr. Haviland served for 20 years in various executive and financial positions at ADP, most recently as its Chief Financial Officer and a member of its Executive Committee, retiring from ADP in 2001. His experience prior to ADP includes 11 years in the auditing and assurance practice of Touche Ross & Co., a predecessor firm of Deloitte & Touche LLP, a public accounting firm. Mr. Haviland is a former director of Bisys Group, Inc., a provider of outsourcing services to the financial services industry, where he served from 2004 until it was acquired in 2007.

Specific experience, qualifications, attributes or skills:

•	Significant experience in all areas of public company financial management, including as chief financial officer of a major global company

•	Expertise in finance, financial reporting, compliance and controls

•	Experience in an information processing services business

•	Public company directorship and committee experience

Sandra S. Jaffee, age 71, is a member of the Audit Committee and the Compensation Committee. She has been a member of our Board of Directors since 2010. Independent

Ms. Jaffee served as Chief Executive Officer of Fortent Inc., a provider of risk and anti-money laundering compliance solutions to global financial services firms from 2005 to 2009, and as Fortent’s Chairman of the Board from 2008 to 2009. Ms. Jaffee joined Warburg Pincus, the private equity firm, in 2004 as Entrepreneur in Residence, where she participated in investment activities focused on the media and business services sectors. Previously, Ms. Jaffee spent approximately 23 years in various executive positions at Citigroup Inc. including, from 1995 to 2003, as President and Chief Executive Officer of Citibank’s Global Securities Services division where she was responsible for the bank’s securities processing and transaction businesses; serving global issuers, intermediaries, and investors. During her tenure at Citigroup, Ms. Jaffee was also responsible for relationship management and client coverage for Citigroup’s Financial Institutions in Global Transaction Services. Ms. Jaffee is currently on the board of The Hartford Mutual Funds, a subsidiary of the Hartford Financial Services Group, Inc., and serves as a Trustee of Muhlenberg College in Allentown, Pennsylvania. Ms. Jaffee was a member of the Supervisory Board of Deutsche Borse AG, operator of the Frankfurt Stock Exchange, a German public company, from 2003 to 2004. She was a member of the board of Institutional Shareholder Services Inc. (“ISS”), a private corporate governance company, from 1994 until ISS was acquired by RiskMetrics Group, Inc. (“RiskMetrics”) in 2007. RiskMetrics was acquired by MSCI, Inc. in 2010.

Specific experience, qualifications, attributes or skills:

•	Operating and management experience, including as chief executive officer of a provider of technology solutions to the financial services industry

•	Extensive experience in the financial services industry, including operating the securities processing division of a large, global bank

Stuart R. Levine, age 66, is the chair and a member of the Governance and Nominating Committee and a member of the Compensation Committee. He has been a member of our Board of Directors since 2007.

Independent

Mr. Levine is the founder, Chairman and Chief Executive Officer of Stuart Levine and Associates LLC, an international management consulting and leadership development company. He serves on the board of SingleTouch Systems Inc., a mobile media solutions provider, and is the Lead Director of J. D’Addario & Company, Inc., a private manufacturer of musical instrument accessories. He also serves on the board of North Shore-Long Island Jewish Health System. In addition, Mr. Levine is the bestselling author of “The Leader in You” (Simon & Schuster 2004), “The Six Fundamentals of Success” (Doubleday 2004) and “Cut to the Chase” (Doubleday 2007). In 2011, Mr. Levine was recognized as one of the top 100 directors in the United States by the NACD and was designated as one of 17 Governance Fellows by the NACD as a Board Leadership Fellow. He is the former Lead Director of Gentiva Health Services, Inc., a provider of home healthcare services, where he served from 2000 to 2009. He also served as a director of European American Bank from 1995 to 2001 and The Olsten Corporation, a provider of staffing solutions, from 1994 to 2000. From 1992 to 1996, he was Chief Executive Officer of Dale Carnegie & Associates, Inc., a provider of leadership, communication and sales skills training. Mr. Levine is a former Chairman of Dowling College as well as a former Member of the New York State Assembly.

Specific experience, qualifications, attributes or skills:

•	Operating and management experience, including as chief executive officer of a global client services business

•	Public company directorship and committee experience

•	Frequent panel chair and participant in director education programs sponsored by the NACD

Maura A. Markus, age 55, was elected to the Board of Directors in March 2013. Independent

Ms. Markus is currently the President and Chief Operating Officer of Bank of the West, a position she has held since March 2010. She is also a member of the Board of Directors of Bank of the West and BancWest Corporation, and of the Bank's Executive Management Committee. Before joining Bank of the West, Ms. Markus was a 22-year veteran of Citigroup, having most recently served as Head of International Retail Banking in Citi's Global Consumer Group. During her tenure at Citigroup, she held a number of additional domestic and international management positions including President of Citibank North America from 2000 to 2007 and Chairman of Citibank West. Ms. Markus also served as Citi's European Sales and Marketing Director in Brussels, Belgium, and as President of Citi's consumer business in Greece. Ms. Markus is a member of The Financial Services Roundtable. Among her numerous community interests, she is a board member of Catholic Charities CYO of San Francisco.

Specific experience, qualifications, attributes or skills:

•	Operating and management experience, including as chief operating officer of a large financial services company

•	Extensive experience in the financial services industry, including as a senior executive of a major global financial institution

Thomas J. Perna, age 62, is a member of the Audit Committee and the Compensation Committee. He has been a member of our Board of Directors since 2009. Independent

Mr. Perna is the Chairman and former Chief Executive Officer of Quadriserv, Inc., a company that provides technology products for the securities lending industry. Prior to joining Quadriserv, Inc. in 2005, Mr. Perna served as Senior Executive Vice President of The Bank of New York, now known as The Bank of New York Mellon, in its Financial Institutions Banking, Asset Servicing and Broker Dealer Services sectors. He was responsible for over 6,000 employees globally. Mr. Perna joined The Bank of New York in 1986. In May 2012, Mr. Perna was elected as Chairman of the Board of Trustees of the Pioneer Mutual Fund Group. Prior to his appointment as Chairman, he served as a member of the Board of Trustees of the Funds, overseeing 57 open-end and closed-end investment companies in a mutual fund complex since 2006. Mr. Perna also serves as a Commissioner on the New Jersey Civil Service Commission, a position he has held since March 2011, and is a member of a number of banking and securities industry associations. Mr. Perna previously served on the Board of Directors of the Depository Trust & Clearing Corporation (DTCC), Euroclear Bank S.A., Euroclear Clearance System PLC and Omgeo PLC.

Specific experience, qualifications, attributes or skills:

•	Operating and management experience, including as chief executive officer of a provider of technology products to the securities industry

•	Experience in management of a global financial services firm

•	Core business skills

Alan J. Weber, age 64, is the chair and a member of the Compensation Committee and a member of the Audit Committee. He has been a member of our Board of Directors since 2007. Independent

Mr. Weber is the Chief Executive Officer of Weber Group LLC, a private investment firm. Mr. Weber retired as Chairman and Chief Executive Officer of U.S. Trust Corporation and as a member of the executive committee of the Charles Schwab Corporation in 2005. Previously, he was the Vice Chairman and Chief Financial Officer of Aetna Inc., where he was responsible for capital management, information technology, investor relations, e-business and financial operations. He also held a number of senior level positions at Citibank N.A., where he worked from 1971 to 1998, including Chairman of Citibank International and Executive Vice President of Citibank. During his tenure at Citibank, Mr. Weber oversaw operations in approximately 30 countries, including assignments in Japan, Italy and Latin America. Mr. Weber has served as a director of Diebold, Incorporated, a provider of self-service delivery and security systems and services, since 2005, and was elected to the board of SandRidge Energy, Inc., an energy exploration and production company, in March 2013. He also serves on the boards of OnForce, Inc. and KGS-Alpha, Inc., both of which are private companies. Mr. Weber is currently an Operating Partner at Arsenal Capital, Inc., a private equity firm, and he serves as a member of the board of DCTV, a New York based charitable organization.

Specific experience, qualifications, attributes or skills:

•	Operating and management experience, including as chief executive officer and chief financial officer of global financial services firms

•	Expertise in finance, financial reporting, compliance and controls

•	Experience in financial services and information technology businesses

•	Public company directorship and committee experience

Required Vote

Each director nominee receiving a majority of the votes cast at the 2013 Annual Meeting, in person or by proxy, and entitled to vote in the election of directors, will be elected; provided that a quorum is present. Abstentions and broker non-votes will be included in determining whether there is a quorum. In determining whether such nominees have received the requisite number of affirmative votes, abstentions will have no effect on the outcome of the vote. Pursuant to NYSE regulations, brokers do not have discretionary voting power with respect to this proposal, and broker non-votes will have no effect on the outcome of the vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

ALL NOMINEES

CORPORATE GOVERNANCE

The Board of Directors

The directors hold regular meetings, attend special meetings as required and spend such time on the affairs of the Company as their duties require. Our Corporate Governance Principles provide that directors are expected to attend regular Board meetings in person and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. In fiscal year 2013, the Board of Directors held a total of six meetings, regular and special. All directors of the Company attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during the period. Maura A. Markus was elected to the Broadridge Board of Directors on March 1, 2013, and she has attended all Board meetings held during fiscal year 2013 following her election. Ms. Markus is not currently a member of a Board committee.

The Board of Directors has three standing committees, each of which is comprised solely of non-management directors and is led by an independent chair. The non-management directors meet in executive sessions during each regular Board meeting and committee meeting. At least once a year, our non-management directors will meet to review the Compensation Committee’s annual review of the Chief Executive Officer.

Name	Age	Occupation	Independent	Committee			Director Since	Attended at least 75% of Meetings
				Audit	Compensation	Gov & Nom
Leslie A. Brun	61	Chairman and CEO, SARR Group, LLC	Yes (1)				2007	Yes
Richard J. Daly	60	CEO, Broadridge	No (2)				2007	Yes
Robert N. Duelks	58	Retired, Accenture plc	Yes	☑		☑	2009	Yes
Richard J. Haviland	67	Retired, CFO, ADP	Yes	C,F		☑	2007	Yes
Sandra S. Jaffee	71	Former CEO, Fortent Inc.	Yes	☑	☑		2010	Yes
Stuart R. Levine	66	Chairman and CEO, Stuart Levine and Associates LLC	Yes		☑	C	2007	Yes
Maura A. Markus	55	President and COO, Bank of the West	Yes				2013	Yes
Thomas J. Perna	62	Chairman, Quadriserv, Inc.	Yes	☑	☑		2009	Yes
Alan J. Weber	64	CEO, Weber Group LLC	Yes	☑,F	C		2007	Yes
Number of Meetings in Fiscal Year 2013				6	5	6

1.	Chairman of the Board
2.	CEO
C	Committee Chair
F	Audit Committee Financial Expert

Board Leadership Structure

Our Corporate Governance Principles do not specify a policy with respect to the separation of the positions of Chairman and Chief Executive Officer or with respect to whether the Chairman should be a member of management or a non-management director. The Board recognizes that there is no single, generally accepted approach to providing Board leadership, and given the dynamic and competitive environment in which we operate, the Board’s leadership structure may vary as circumstances warrant. The Board has determined that the leadership of the Board is currently best conducted by a Chairman. The Chairman provides overall leadership to the Board in its oversight function, while the Chief Executive Officer, Mr. Daly, provides leadership with respect to the day-to-day management and operation of our business. We believe the separation of the offices allows the Chairman to focus on managing Board matters and allows Mr. Daly to focus on managing our business. In addition, we believe the separation of the offices enhances the objectivity of the Board in its management oversight role. To further enhance the objectivity of the Board, the director nominees, other than Mr. Daly, are independent.

The Board is currently led by our independent Chairman, Mr. Brun. Therefore, the Board does not believe that the appointment of a designated lead independent director is necessary and the Board currently has not appointed a lead independent director. The Board believes that having an independent Chairman vested with key duties and responsibilities and three independent Board committees chaired by independent directors provides a formal structure for strong independent oversight of the Company’s management team. The independent Chairman has the following duties and responsibilities:

•	Advising the independent directors with respect to the quality, quantity and timeliness of information provided by Company management to the Board, and with respect to including items on the agendas of Board meetings;

•	Developing agendas for, and presiding over executive sessions of, the Board’s independent directors; and

•	Discussing with senior management on behalf of the independent directors such matters which, in the judgment of the Chairman, merit the attention of senior management.

Committees of the Board

The Audit Committee

The Board of Directors has a standing Audit Committee as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the current members of which are Mr. Haviland, Mr. Duelks, Ms. Jaffee, Mr. Perna, and Mr. Weber. Mr. Haviland serves as the Chair of the Audit Committee. The Board of Directors has determined that each of the members of the Audit Committee is “independent” as defined by NYSE Listing Standards and the rules of the SEC applicable to audit committee members, and that Mr. Haviland and Mr. Weber qualify as “audit committee financial experts” as defined in the applicable SEC rules. The Audit Committee has a charter under which its responsibilities and authorities include assisting the Board in overseeing: (i) the Company’s systems of internal controls regarding finance, accounting, legal and regulatory compliance; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the integrity of the Company’s financial statements and other financial information provided by the Company to its stockholders and the public; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the performance of the Company’s Internal Audit Department and independent registered public accountants. In fiscal year 2013, the Audit Committee held six meetings.

The Compensation Committee

The Board of Directors has a standing Compensation Committee, the current members of which are Mr. Weber, Ms. Jaffee, Mr. Levine, and Mr. Perna. Mr. Weber serves as the Chair of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined by NYSE Listing Standards. In addition, each member of the Compensation Committee is independent for purposes of the applicable SEC and tax rules. The Compensation Committee has a charter under which its responsibilities and authorities include: (i) reviewing the Company’s compensation strategy; (ii) reviewing the performance of the senior management; (iii) reviewing the risks associated with the Company’s compensation programs; (iv) approving the compensation of the Chief Executive Officer; and (v) reviewing and making recommendations to the Board regarding the compensation of all other executive officers. In addition, the Compensation Committee administers the Company’s equity-based compensation plans and takes such other action as may be appropriate or as directed by the Board of Directors to ensure that the compensation policies of the Company are reasonable and fair.

As necessary, the Compensation Committee consulted with Frederic W. Cook & Co. (“Cook & Co.”) as its independent compensation consultant to advise on matters related to our executive officers’ and directors’ compensation and general compensation programs. Cook & Co. assisted the Compensation Committee by providing comparative market data on compensation practices and programs. Cook & Co. also provided guidance on industry best practices, the design of incentive plans and other indirect elements of our overall compensation plan, the setting of performance goals, and the drafting of compensation-related disclosures. In fiscal year 2013, the Compensation Committee held five meetings. For further discussion of the roles of the Compensation Committee and Cook & Co., please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”

The Governance and Nominating Committee

The Board of Directors also has a standing Governance and Nominating Committee, the current members of which are Mr. Levine, Mr. Duelks, and Mr. Haviland. Mr. Levine serves as Chair of the Governance and Nominating Committee. The Board of Directors has determined that each member of the Governance and Nominating Committee is “independent” as defined by NYSE Listing Standards. The Governance and Nominating Committee has a charter, under which its responsibilities and authorities include: (i) identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each annual meeting of the Company’s stockholders; (ii) ensuring that the Audit, Compensation and Governance and Nominating Committees of the Board of Directors shall have the benefit of qualified and experienced independent directors; and (iii) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company. In fiscal year 2013, the Governance and Nominating Committee held six meetings.

Nomination Process

When seeking candidates for director, the Governance and Nominating Committee may solicit suggestions from incumbent directors, management, stockholders or others. While the Governance and Nominating Committee has authority under its charter to retain a search firm for this purpose, no such firm has been retained. After conducting an initial evaluation of a potential candidate, the Governance and Nominating Committee will interview that candidate if it believes such candidate might be suitable to be a director. The candidate may also meet with members of the Board other than the members of the Governance and Nominating Committee. At the candidate’s request, they may also meet with management. If the Governance and Nominating Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

The Governance and Nominating Committee selects each nominee based on the nominee’s skills, achievements and experience. The Corporate Governance Principles provide that director nominees should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make.

The Governance and Nominating Committee considers a variety of factors in selecting candidates. The minimum characteristics that the Governance and Nominating Committee believes must be met include: independence, wisdom, integrity, an understanding and general acceptance of the Company’s corporate philosophy, valid business or professional knowledge and experience, a proven record of accomplishment with excellent organizations, an inquiring mind, a willingness to speak one’s mind, an ability to challenge and stimulate management, and a willingness to commit time and energy.

In making its selection of candidates to recommend for election, the Corporate Governance Principles provide that the Board seeks members from diverse professional, racial, cultural, ethnic and gender backgrounds that combine a broad spectrum of experience and expertise with a reputation for integrity. Exceptional candidates who do not meet all of these criteria may still be considered.

This year, the Board of Directors elected Maura A. Markus to fill the Board seat left vacant when Alexandra Lebenthal did not stand for reelection to the Board when her term expired on November 15, 2012. Ms. Markus was identified as a candidate by one of the Company’s non-management Board members.

The Corporate Governance Principles do not provide for a fixed number of directors, but provide that the optimum size of the Company’s Board of Directors is 8 to 12 directors.

Stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedure described on page 76. The Governance and Nominating Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board of Directors.

The Board’s Role in Risk Oversight

The Company’s management is responsible for managing risks affecting the Company, including identifying, assessing and appropriately mitigating risk. The responsibilities of the Board of Directors include oversight of the Company’s risk management processes. The Board of Directors has two primary methods of overseeing risk. The first method is through the Company’s Enterprise Risk Management (“ERM”) process which allows for full Board oversight of the most significant risks facing the Company. The second is through the functioning of the Board’s committees.

Management established the ERM process to ensure a complete Company-wide approach to risk over five distinct but overlapping core areas:

•	Strategic—the risks that could impede the Company from achieving its strategic vision and goals;

•	Financial—the risks related to maintaining accurate financial statements, and timely and complete financial disclosures;

•	Operational—the risks in the processes, people and technology the Company employs to achieve its strategy and normal business operations;

•	Compliance—the risks related to the Company’s legal and regulatory compliance requirements and violations of laws; and

•	Reputational—the risks that impact the Company’s reputation including failing to meet the expectations of its customers, investors, employees, regulators or the public.

The goal of the ERM process is to provide an ongoing process; effected at all levels of the Company across each business unit and corporate function to identify and assess risk, monitor risk, and agree on mitigating action. Central to Broadridge’s risk management process is its risk committee, which oversees management’s identification and assessment of the key risks in the Company, and reviews the controls management has in place with respect to these risks. The risk committee is comprised of executive officers of the Company including the President, Chief Financial Officer, General Counsel, Chief Information Officer, and Corporate Vice President, Human Resources. The risk committee communicates the results of its work directly to the Chief Executive Officer and the Board. The Chief Executive Officer, President, and Chief Financial Officer meet regularly to discuss specific risks and the Company’s risk management processes.

In addition, the Board and the Audit and Compensation Committees of the Board oversee specific areas of risk as follows:

•	The full Board has oversight responsibility of the Company’s Strategic, Operational, and Reputational risks.

•	The Chief Financial Officer updates the full Board on the Strategic, Reputational and non-information technology Operational risks.

•	The Chief Information Officer updates the full Board on information technology Operational risks.

•	The Audit Committee has oversight responsibility of the Company’s Financial and Compliance risks (other than compensation program design risk).

•	The Chief Financial Officer, Corporate Controller and Treasurer update the Audit Committee on the Financial risks.

•	The Chief Financial Officer, Corporate Controller, General Counsel, and other business and finance executives update the Audit Committee on the Compliance risks.

•	The Compensation Committee has oversight responsibility of the Company’s compensation program design risk.

•	The Corporate Vice President, Human Resources updates the Compensation Committee on compensation program design risk.

The Chairs of the Audit Committee and Compensation Committee may address risks directly with management, or, where appropriate, may elevate a risk for consideration by the full Board. The ERM process and the full Board and committee approach to risk management leverages the Board’s leadership structure to ensure that risk is overseen by the Board on both a Company-wide approach and through specific areas of competency.

With the assistance of Cook & Co., the Compensation Committee reviewed our compensation programs for all Broadridge employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company.

The key design features in our compensation program that support this conclusion are:

•	The mix between fixed and variable compensation, annual and long-term compensation, and cash and equity compensation are designed to encourage strategies and actions that are in Broadridge’s and our stockholders’ long-term best interests.

•	Stock options and performance-based restricted stock units (“RSU”) awarded as part of the total compensation program provide for significant long-term wealth creation for executive officers only when we provide consistent total stockholder return (as reflected in an increase in our Common Stock price and quarterly dividend payments) over a sustained period.

•	Long-term compensation is designed to reward executives for creating sustained increases in stockholder value over a multi-year period. The multiple-year vesting periods of 2.5 to four years for equity compensation awards encourage executives to focus on sustained stock price appreciation.

•	Incentive awards are determined based on a review of a variety of financial and non-financial indicators of performance, thus diversifying the risk associated with any single performance measure.

•	The Compensation Committee reviews and approves executive officer objectives to ensure that goals are aligned with the Company’s business plans, achieve the proper risk/reward balance, and do not encourage unnecessary or excessive risk taking.

•	Annual and long-term incentive awards have a cap on the maximum payment and design features intended to balance pay for performance within appropriate time periods.

•	The Compensation Committee has the ability to use its discretion to reduce earned incentive awards based on a subjective evaluation of each individual’s performance against strategic and leadership objectives and other factors.

•	We maintain a clawback policy that requires a recoupment of bonus, incentive and equity compensation earned by any executive officer in connection with a restatement of our financial statements due to material noncompliance with financial reporting requirements.

•	Officer Stock Ownership Guidelines are in place for all of the Company’s executive officers, including the Named Executive Officers listed on page 26, providing the goal that executive officers accumulate shares of our Common Stock at least equal in value to two to six times their current annual base salary.

•	Officer Stock Retention and Holding Period Guidelines are in place providing the goal that all executive officers, including the Named Executive Officers listed on page 26, retain at least 50% of the financial gain from stock option exercises and RSU vesting in the form of our Common Stock. These net profit shares must be held indefinitely if the executive officer has not met the Stock Ownership Guideline and must be held for a minimum of one year if the executive officer has met the ownership guideline.

•	A Pre-Clearance and Insider Trading Policy is in place that requires pre-approval of any transactions in our Common Stock by executive officers and directors and prohibits hedging activities.

Communications with the Board of Directors

All interested parties who wish to communicate with the Board of Directors or any of the non-management directors, may do so by sending a letter to the Secretary, Broadridge Financial Solutions, Inc., 1981 Marcus Avenue, Lake Success, New York 11042, and should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review. Any such unsolicited commercial solicitation or communications not forwarded to the appropriate director or directors will be available to any non-management director who wishes to review it. The Governance and Nominating Committee, on behalf of the Board, will review any letters it may receive concerning the Company’s corporate governance processes and will make recommendations to the Board based on such communications.

Website Access to Corporate Governance Documents

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Business Conduct”) and a Code of Ethics for Principal Executive Officer and Senior Financial Officers (the “Code of Ethics”) which applies, among others, to the Company’s principal executive officer, principal financial officer and controller.

Copies of the charters for the Audit Committee, the Compensation Committee and the Governance and Nominating Committee, as well as the Company’s Corporate Governance Principles, Code of Business Conduct and the Code of Ethics, are available free of charge on our corporate website at www.broadridge.com under the heading “Investor Relations—Corporate Governance” or by writing to the Secretary, Broadridge Financial Solutions, Inc., 1981 Marcus Avenue, Lake Success, New York 11042. The Company will also post on its website any amendment to the Code of Business Conduct and the Code of Ethics and any waiver of the Code of Business Conduct or the Code of Ethics granted to any of its directors or executive officers to the extent required by applicable rules.

Certain Relationships and Related Transactions

The Audit Committee of the Board of Directors is responsible for reviewing and evaluating the Company’s transactions with persons who are related to the Company such as a director, executive officer of the Company, or an immediate family member of a director or executive officer of the Company. In addition, the Company has adopted the Code of Business Conduct as noted elsewhere in this section that, among other things, prohibits Company personnel, including members of the Board of Directors from exploiting their positions or relationships with Broadridge for personal gain. In that regard such personnel must avoid:

•	causing Broadridge to engage in business transactions with relatives or friends;

•	using non-public Broadridge, client or vendor information for personal gain by the employee, their relatives or friends (including securities transactions based on such information);

•	having more than a modest financial interest in Broadridge’s vendors, clients or competitors;

•	receiving a loan, or guarantee of obligations, from Broadridge or a third party as a result of their positions at Broadridge; or

•	competing or preparing to compete, with Broadridge while still employed by Broadridge.

The Code of Business Conduct provides that there shall be no waiver of any part of the Code of Business Conduct, except by a vote of the Board of Directors or a designated committee, which will ascertain whether a waiver is appropriate and ensure that the waiver is accompanied by appropriate controls designed to protect Broadridge.

In the fiscal year ended June 30, 2013, the Company did not engage in any transaction with a related person in which the amount involved exceeded $120,000.

Director Attendance at Annual Meetings

The Company does not have a formal policy with regard to the directors’ attendance at annual meetings of stockholders. Generally, however, Board and committee meetings are held the same day as the annual meeting of stockholders, with directors attending the annual meeting. All of the directors then in office, attended the Company’s 2012 annual meeting of stockholders.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding individuals who serve as our executive officers. Information about the individuals who serve as our directors is set forth in the “Proposal 1—Election of Directors—Information About the Nominees” section of this Proxy Statement.

Name	Age	Position(s)
Richard J. Daly	60	Chief Executive Officer and Director
John Hogan	65	President
Timothy C. Gokey	52	Corporate Senior Vice President and Chief Operating Officer
Robert Schifellite	55	Corporate Senior Vice President, Investor Communication Solutions
Adam D. Amsterdam	52	Corporate Vice President, General Counsel and Secretary
Maryjo T. Charbonnier	43	Corporate Vice President, Human Resources
Lyell Dampeer	62	Corporate Vice President, U.S. Investor Communication Solutions
Douglas R. DeSchutter	43	Corporate Vice President, U.S. Regulatory and Digital Communications
Robert F. Kalenka	50	Corporate Vice President, Global Procurement and Facilities
Charles J. Marchesani	53	Corporate Vice President, Securities Processing Solutions
Stephen G. Racioppo	60	Corporate Vice President, Chief Revenue Officer
Gerard F. Scavelli	58	Corporate Vice President, Investor Communication Solutions- Mutual Funds
Dan Sheldon	57	Corporate Vice President and Chief Financial Officer

Richard J. Daly. Mr. Daly is our Chief Executive Officer and a member of our Board of Directors. Mr. Daly’s biographical information is set forth in the “Proposal 1—Election of Directors—Information About the Nominees” section of this Proxy Statement.

John Hogan. Mr. Hogan is our President. In September 2013, the Board accepted Mr. Hogan’s resignation as President of Broadridge effective December 31, 2013. Mr. Hogan will continue at the Company in a non-officer role. In addition to his role as President of the Company, Mr. Hogan served as our Chief Operating Officer from 2007 until September 2012. Prior to the spin-off, he served as Group President of the Brokerage Services Group of ADP and as a member of the Executive Committee and a Corporate Officer of ADP, positions he held since June 1996. In his role as President, he shared the responsibility of running the Brokerage Services Group with Mr. Daly and was directly responsible for our Securities Processing Solutions and Clearing and Outsourcing Solutions businesses. He joined ADP in 1993 as Senior Vice President and Chief Operations Officer of the Proxy Services business.

Timothy C. Gokey. Mr. Gokey is our Corporate Senior Vice President and Chief Operating Officer. Mr. Gokey was appointed to the role of Chief Operating Officer in September 2012. Mr. Gokey’s responsibilities include our Securities Processing Solutions segment, and overall growth initiatives including strategy, mergers and acquisitions, partnerships, and other growth-related activities. Prior to his appointment as Chief Operating Officer, Mr. Gokey’s title was Corporate Senior Vice President, Chief Corporate Development Officer. Prior to joining Broadridge in 2010, Mr. Gokey was President of the Retail Tax business at H&R Block from 2004. Previously, Mr. Gokey spent 13 years at McKinsey and Company, a global consulting firm, most recently as a partner of the firm. At McKinsey, Mr. Gokey served over two dozen Fortune 500 and 1000 companies primarily in the financial services industry. He also led McKinsey’s North American Financial Services Marketing Practice.

Robert Schifellite. Mr. Schifellite is our Corporate Senior Vice President, Investor Communication Solutions. He is responsible for the bank, broker-dealer and corporate issuer solutions businesses of our Investor Communications segment. Mr. Schifellite joined ADP’s Brokerage Services Business in 1992 as Vice President, Client Services. In 1996, he was promoted to Senior Vice President and General Manager of Investor Communication Services. In 2011, Mr. Schifellite’s title was changed from Corporate Vice President to Corporate Senior Vice President of Broadridge.

Adam D. Amsterdam. Mr. Amsterdam is our Corporate Vice President, General Counsel and Secretary. Mr. Amsterdam is responsible for all legal matters related to the Company. Prior to the spin-off, he served as Associate General Counsel and Staff Vice President of ADP since January 2006. Mr. Amsterdam joined ADP in 1991 as Corporate Counsel responsible for the Brokerage Services business. In 1994, he was promoted to Senior Corporate Counsel of ADP. Mr. Amsterdam was promoted in 1996 to Assistant General Counsel and then again in 2002 to Associate General Counsel of ADP.

Maryjo T. Charbonnier. Ms. Charbonnier is our Corporate Vice President, Human Resources. She is responsible for all aspects of human resources within Broadridge. She joined the Company in August 2008 and was promoted to her current role in June 2009. Prior to joining Broadridge, Ms. Charbonnier held many senior human resource positions at PepsiCo, Inc. in the United States, Canada and Mexico over a 13-year period. In her last role at PepsiCo, she was the Vice President of Talent Sustainability PepsiCo Foods and she led the talent management strategy and implementation for PepsiCo’s largest division.

Lyell Dampeer. Mr. Dampeer is our Corporate Vice President, U.S. Investor Communication Solutions. He is responsible for our U.S. regulatory communication services, and for transaction reporting and electronic communication services. Prior to the appointment to his current role in 2012, Mr. Dampeer served as the head of our U.S. regulatory communications services including post-sale fulfillment from 2009. Mr. Dampeer joined ADP’s Brokerage Services Group in 2000 as Vice President, Client Services. Prior to that, he held a variety of senior management positions at companies providing outsourcing services.

Douglas R. DeSchutter. Mr. DeSchutter is our Corporate Vice President, U.S. Regulatory and Digital Communications. Mr. DeSchutter’s responsibilities include our U.S. regulatory communication services (proxy and prospectus) and our digital strategy. Prior to the appointment to his current role in 2012, Mr. DeSchutter was responsible for our customer communication services from 2009, including transaction reporting, electronic communications, document management, and new account processing solutions. Mr. DeSchutter was the Chief Strategy and Business Development Officer for Broadridge, responsible for mergers and acquisitions and strategy, from 2007 to 2009. Prior to the spin-off, Mr. DeSchutter served as Vice President of Corporate Development for ADP from 2002 until he was promoted to Staff Vice President of Corporate Development in 2006. Prior to joining ADP in 2002, he was Vice President of Mergers & Acquisitions at Lehman Brothers focusing on the technology sector.

Robert F. Kalenka. Mr. Kalenka is our Corporate Vice President, Global Procurement and Facilities. In addition to being responsible for global procurement and facilities, he is responsible for the operations of our Investor Communication Solutions business. Mr. Kalenka joined ADP’s Brokerage Services Business in 1992 in the Investor Communication Services Division as Director of Finance. He was promoted to Vice President of Operations of the Investor Communication Services Division in 1994, and again as Chief Operating Officer and Senior Vice President of the Investor Communication Services Division in 1999.

Charles J. Marchesani. Mr. Marchesani is our Corporate Vice President, Securities Processing Solutions. He is responsible for our securities processing services in the U.S. Mr. Marchesani joined ADP’s Brokerage Services Business in 1992 in the Market Data Services Division as Director of the Help Desk and served in various roles of increasing responsibility within the Brokerage Processing Services business until he was promoted to General Manager of the Brokerage Processing Services business in 2005.

Stephen G. Racioppo. Mr. Racioppo is our Corporate Vice President, Chief Revenue Officer. He is responsible for increasing sales momentum, building robust solutions offerings and enhancing Broadridge’s marketplace thought leadership. Prior to joining Broadridge, from 1974 to 2008, Mr. Racioppo was a Senior Managing Director at Accenture plc where he led the financial services consulting, technology and outsourcing businesses in North America and Asia Pacific. This included responsibility for $1.2 billion in annual revenues, $2 billion in contract value of sales annually, and over 3,000 people. Across his 35-year career at Accenture, Mr. Racioppo drove sales and opportunities in dozens of countries, led significant change in Accenture’s account management process, led the structuring and negotiating for many of Accenture's most innovative deals, and successfully managed some of the earliest and largest outsourcing deals. More recently, from 2009 to 2012, Mr. Racioppo served as Chief Operating Officer at TLO, an innovative high-tech, big data fusion company that invents and builds investigative products and solutions focused on risk, fraud and compliance for commercial and public sector markets.

Gerard F. Scavelli. Mr. Scavelli is our Corporate Vice President, Investor Communication Solutions-Mutual Funds. He is responsible for the mutual fund solutions businesses of our Investor Communication Solutions segment. Mr. Scavelli joined ADP’s Brokerage Services Business in 1997 as Vice President of Business Development. In 1999, he was promoted to Senior Vice President and General Manager of Information Distribution Services, and again in 2008 as Senior Vice President and General Manager of mutual fund services. In 2009, Mr. Scavelli was promoted to his current role.

Dan Sheldon. Mr. Sheldon is our Corporate Vice President and Chief Financial Officer. He joined ADP in 1984 as Director of Internal Audit. During his tenure with ADP, he held various senior financial management positions in most of the major business units, including as Chief Financial Officer of the Brokerage Services Business of ADP. Mr. Sheldon was appointed Corporate Vice President and Controller of ADP in June 2003. In addition to his role as Controller, he was responsible for ADP’s shared services operations and finance information systems.

OWNERSHIP OF COMMON STOCK BY

MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of Common Stock beneficially owned by each director, each director nominee, and each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

The information set forth below is as of July 31, 2013, and is based upon information supplied or confirmed by the named individuals. The address of each person named in the table below is c/o Broadridge Financial Solutions, Inc., 1981 Marcus Avenue, Lake Success, New York 11042.

Beneficial Owner	Common Shares (1) (2) (3)	Percent of Common Shares
Leslie A. Brun	105,846	*
Richard J. Daly (4)	1,988,381	1.7%
Robert N. Duelks	54,017	*
Timothy C. Gokey	269,613	*
Richard J. Haviland (5)	101,602	*
John Hogan	1,121,667	*
Sandra S. Jaffee	36,917	*
Stuart R. Levine	97,779	*
Maura A. Markus	11,798
Thomas J. Perna	57,017	*
Robert Schifellite	434,966	*
Dan Sheldon	558,125	*
Alan J. Weber	95,317	*
All directors, director nominees, and executive officers as a group (22 persons including those directors and executive officers named above) (6)	6,672,218	5.6%

*	Represents beneficial ownership of less than 1% of the issued and outstanding shares of Common Stock.
(1)	Includes unrestricted Common Stock over which each director or executive officer has sole voting and investment power.
(2)	Amounts reflect vested stock options and stock options that will vest within 60 days of July 31, 2013. If shares are acquired, the director or executive officer would have sole discretion as to voting and investment. The shares beneficially owned include: (i) the following shares subject to such options granted to the following directors and executive officers: 95,281 (Mr. Brun); 1,753,281 (Mr. Daly); 45,025 (Mr. Duelks); 249,817 (Mr. Gokey); 81,325 (Mr. Haviland); 1,075,609 (Mr. Hogan); 29,925 (Ms. Jaffee); 81,325 (Mr. Levine); 10,102 (Ms. Markus); 45,025 (Mr. Perna); 384,106 (Mr. Schifellite); 484,382 (Mr. Sheldon); and 81,325 (Mr. Weber); and (ii) 5,940,890 shares subject to such options granted to all directors and executive officers as a group.
(3)	Amounts provided for each director, other than Mr. Daly, include deferred stock unit (“DSU”) awards which are fully vested upon grant, and will settle as shares of Common Stock upon the director’s separation from service on the Board. The DSUs are credited with dividend equivalents in the form of additional DSUs on a quarterly basis as dividends are declared by the Broadridge Board.
(4)	Includes 43,000 shares of Common Stock held by the EED 2012 Trust and 43,000 shares of Common Stock held by the KLD 2012 Trust. Mr. Daly and his wife are co-trustees of both trusts.
(5)	Includes 13,285 shares of Common Stock held in two trusts in which Mr. Haviland and his wife are co-trustees.
(6)	J. Peter Benzie ceased to be an executive officer effective June 30, 2013; his ownership is not included in this table. Joseph Barra ceased to be an executive officer effective August 30, 2013; his ownership is included in this table.

The following table sets forth, as of July 31, 2013, the amount of beneficial ownership of each beneficial owner of more than five percent (5%) of the Common Stock:

Beneficial Owner	Number of CommonShares BeneficiallyOwned	Percentage of CommonShares Beneficially Owned
BlackRock, Inc. (1)	8,181,976	6.87%
Harris Associates L.P. and Harris Associates Inc. (2)	7,956,860	6.68%
Artisan Partners Holdings LP and Artisan Partners Limited Partnership (3)	7,249,652	5.82%
The Vanguard Group, Inc. (4)	6,902,168	5.80%

(1)	Based on the information contained in Amendment No. 3 to Schedule 13G filed on February 6, 2013 by BlackRock, Inc. (“BlackRock”), which amends the Schedule 13G filing made by BlackRock on January 29, 2010, as amended by Amendment No. 1 to Schedule 13G filed with the SEC on February 3, 2011, as further amended by Amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2012. BlackRock reported sole beneficial ownership of 8,181,976 shares of the Company’s Common Stock. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.
(2)	Based on information contained in Amendment No. 2 to Schedule 13G filed on February 11, 2013 by Harris Associates L.P. (“Harris”) and Harris Associates Inc., Harris’ general partner (“Harris General Partner”), which amends the Schedule 13G filing made by Harris and Harris General Partner on February 8, 2011, as amended by Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2012. Harris General Partner, for itself and as a general partner of Harris, reported sole beneficial ownership of 7,956,860 shares of the Company’s Common Stock. The address of Harris and Harris General Partner is Two North LaSalle Street, Suite 500, Chicago, IL 60602-3790.
(3)	Based on information contained in Amendment No. 1 to Schedule 13G filed on February 6, 2013 by Artisan Partners Holdings LP (“Artisan Holdings”), Artisan Investment Corporation, the general partner of Artisan Holdings (“Artisan Corp.”), Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investments GP LLC, the general partner of Artisan Partners (“Artisan Investments”), ZFIC, Inc., the sole stockholder of Artisan Corp. (“ZFIC”), and Andrew A. Ziegler and Carlene M. Ziegler, the principal stockholders of ZFIC, which amends the Schedule 13G filing made by such persons and entities on February 7, 2012. Each of these persons and entities have beneficial ownership of 7,249,652 shares of the Company’s Common Stock and have shared dispositive power with respect to 7,249,652 shares of the Company’s Common Stock and shared voting power with respect to 6,969,760 shares of the Company’s Common Stock. The address of Artisan Holdings, Artisan Corp., Artisan Partners, Artisan Investments, ZFIC, Mr. Ziegler and Ms. Ziegler is 875 East Wisconsin Avenue, Suite 800, Milwaukee,WI 53202.
(4)	Based on information contained in a Schedule 13G filed on February 13, 2013 by The Vanguard Group, Inc. (“Vanguard Group”). Vanguard Group reported that it has beneficial ownership of 6,902,168 shares of the Company’s Common Stock, which includes 84,496 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard Group, as a result of its serving as investment manager of collective trust accounts and 5,800 shares beneficially owned by Vanguard Investments Australia, Ltd, a wholly owned subsidiary of Vanguard Group, as a result of its serving as an investment manager. The Vanguard Group has sole voting power with respect to 92,296 shares of the Company’s Common Stock, sole dispositive power with respect to 6,815,672 shares of the Company’s Common Stock and shared dispositive power with respect to 84,496 shares of the Company’s Common Stock. The address of Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

DIRECTOR COMPENSATION

The compensation of our non-management directors is determined by the Compensation Committee. The table below sets forth cash and equity compensation paid to our non-management directors (including our independent Chairman) in the fiscal year ended June 30, 2013. All of our directors are non-management directors, other than Mr. Daly, who is our Chief Executive Officer. Mr. Daly’s compensation as Chief Executive Officer is reflected in the “Summary Compensation Table” of the “Executive Compensation” section of this Proxy Statement. Mr. Daly does not receive any separate cash or equity compensation for his participation on the Broadridge Board of Directors.

The table below on non-management director compensation includes the following compensation elements:

Cash Compensation. In fiscal year 2013, non-management directors, other than our independent Chairman, Mr. Brun, received an annual retainer of $60,000 and meeting fees of $1,500 for each Board meeting and $1,500 for each committee meeting attended (even if held on the same date). A non-management director’s attendance at Board or committee meetings by telephone results in payment of one-half of the standard meeting fee. The Chairs of the Audit, Compensation, and Governance and Nominating Committees received an additional annual retainer of $10,000 per year. Our independent Chairman of the Board received a retainer of $120,000 with no additional payments for meeting attendance during fiscal year 2013. All retainers and meeting fees are paid in cash on a quarterly basis. The non-management directors are also reimbursed for their reasonable expenses in connection with attending Board of Director and committee meetings and other Company events.

Directors may elect to defer 100% of their retainers and meeting fees which are credited into a notional account in the form of phantom shares of Broadridge Common Stock. This election is made annually prior to the beginning of the calendar year in which the retainers and fees are earned and is irrevocable for the entire calendar year. Accounts are adjusted to reflect changes in value over time based on the growth in Broadridge’s stock price and are also credited with dividend equivalents on a quarterly basis as cash dividends are declared by the Broadridge Board. Participants receive distributions of the value of their notional accounts in cash following their departure from the Board of Directors.

Equity Compensation. Non-management directors received an annual grant of stock options and DSUs under the 2007 Omnibus Award Plan (the “Omnibus Plan”). The non-management directors, other than our independent Chairman, Mr. Brun, received equity awards with a target value of $115,000. Mr. Brun received equity awards with a target value of $180,000 during fiscal year 2013. The number of shares comprising each director’s equity awards is determined at the time of grant based on a 30-day average stock price and, for stock options, the binomial value. The equity target value is split equally between stock options and DSUs. Beginning in fiscal year 2013, the Committee moved the date of equity grants to the non-management directors from May to November; awards are now made each year on the date of the annual meeting of stockholders to coincide with the start of each director’s term.

All stock options are granted with an exercise price equal to the closing price of Broadridge Common Stock on the date of the grant. All options granted to our non-management directors are fully vested upon grant, and have a term of 10 years. On November 15, 2012, each non-management member of the Board, other than our independent Chairman, Mr. Brun, was granted 12,074 stock options with an exercise price of $22.67 per share. Mr. Brun was granted 18,899 options with an exercise price of $22.67 per share. Following separation from service on the Board, options held by directors expire at the earlier of the expiration of the option term or three years.

All DSUs are granted at the same time as stock options, are fully vested upon grant, and will settle as shares of Common Stock upon the director’s separation from service on the Board. DSUs are credited with dividend equivalents in the form of additional DSUs on a quarterly basis as dividends are declared by the Broadridge Board. On November 15, 2012, each non-management member of the Board, other than our independent Chairman, Mr. Brun, was granted 2,494 DSUs. Mr. Brun was granted 3,904 DSUs.

It is the Compensation Committee’s policy that directors appointed between annual meetings of stockholders will be granted prorated equity awards. Maura A. Markus joined the Broadridge Board in March 2013, and was granted prorated awards of 10,102 stock options with an exercise price of $26.00 per share, and 1,685 DSUs on May 9, 2013.

The stock ownership requirements for the Company’s non-management directors provide that each non-management director is expected to accumulate an amount of the Company’s Common Stock at least equal in value to five times their annual cash retainer. In addition, the directors are required to hold 100% of their shares received upon exercise of stock options, net of their exercise price, tax liability, and transaction costs until their separation from service on the Board. DSUs do not settle as shares of Common Stock until a director’s separation from service on the Board. Because of the holding requirement, there is no minimum time period in which the directors are required to achieve the stock ownership multiple. All directors are making progress toward meeting the ownership multiple.

Other Compensation. Non-management directors may participate in the Broadridge Director & Officer Matching Gift Program on the same terms as the Company’s executive officers. Under this program, a charitable foundation established and funded by the Company (the “Broadridge Foundation”) contributes an equal amount to any qualified tax-exempt organization that a director supports up to a maximum Company contribution of $10,000 per calendar year.

Fiscal Year 2013 Non-Management Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Leslie A. Brun	$120,000	$94,036	$88,447	$10,000	$312,483
Robert N. Duelks	$79,500	$60,432	$56,506	$10,000	$206,438
Richard J. Haviland	$94,000	$60,432	$56,506	$10,000	$220,938
Sandra S. Jaffee	$82,500	$60,432	$56,506	$10,000	$209,438
Alexandra Lebenthal (5)	$36,750	$1,444	$0	$10,000	$48,194
Stuart R. Levine	$93,250	$60,432	$56,506	$9,000	$219,188
Maura A. Markus (6)	$33,000	$43,810	$44,550	$0	$121,360
Thomas J. Perna	$82,500	$60,432	$56,506	$0	$199,438
Alan J. Weber	$92,500	$60,432	$56,506	$10,000	$219,438

(1)	This column reports the amount of cash compensation payable for fiscal year 2013 Board and committee service. Mr. Brun and Mr. Levine deferred all of their fiscal year 2013 cash compensation as follows:

Name	Fees Earned in Cash ($)	Fees Paid in Cash ($)	Fees Deferred ($)	Number of Shares of Phantom Stock Credited to Notional Account (#)
Leslie A. Brun	$120,000	$0	$120,000	$4,933.5
Stuart R. Levine	$93,250	$0	$93,250	$3,820.1

(2)	As required by SEC rules, amounts in this column present the aggregate grant date fair value of DSU awards computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“FASB ASC 718”). The total number of DSUs that were outstanding for each non-management director as of June 30, 2013 is as follows: 9,999 (Mr. Brun); 6,946 (Mr. Duelks); 6,946 (Mr. Haviland); 6,946 (Ms. Jaffee); 0 (Ms. Lebenthal); 6,946 (Mr. Levine); 1,685 (Ms. Markus); 6,946 (Mr. Perna); and 6,946 (Mr. Weber).

(3)	As required by SEC rules, amounts in this column present the aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The total number of stock options outstanding for each non-management director as of June 30, 2013, all of which are exercisable, is as follows: 95,281 (Mr. Brun); 45,025 (Mr. Duelks); 81,325 (Mr. Haviland); 29,925 (Ms. Jaffee); 9,982 (Ms. Lebenthal); 81,325 (Mr. Levine); 10,102 (Ms. Markus); 45,025 (Mr. Perna); and 81,325 (Mr. Weber).
(4)	This column represents Company-paid contributions made to qualified tax-exempt organizations under the Matching Gift Program on behalf of the non-management directors. The Company matches 100% of all contributions made by its non-management directors to qualified tax-exempt organizations, up to a maximum Company contribution of $10,000 per calendar year. Amounts shown reflect total Company matching contributions in each fiscal year.
(5)	Ms. Lebenthal served as a member of the Board until November 15, 2012.
(6)	Ms. Markus joined the Board on March 1, 2013.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section of the Proxy Statement explains the design and operation of our executive compensation programs with respect to Broadridge’s executive officers listed on the Summary Compensation Table on page 46 (the chief executive officer, chief financial officer, and the three other most highly compensated executive officers in fiscal year 2013, referred to as the “Named Executive Officers”):

•	Richard J. Daly, Chief Executive Officer (“CEO”)

•	Dan Sheldon, Corporate Vice President and Chief Financial Officer (“CFO”)

•	John Hogan, President

•	Timothy C. Gokey, Corporate Senior Vice President and Chief Operating Officer (“COO”)

•	Robert Schifellite, Corporate Senior Vice President, Investor Communication Solutions

EXECUTIVE SUMMARY

Our executive compensation program’s objectives are:

•	Pay for performance: Our program is designed to provide a clear “line of sight” and connection among individual performance, organizational performance, and compensation. A significant portion of each executive officer’s pay varies based on individual, organizational and, when appropriate, business unit performance.

•	Hire and motivate talented executive officers: Base salaries and target incentive opportunities are designed to be market competitive to attract, engage and retain executive officers who will help ensure our future success. In addition, our program is designed to motivate and inspire behavior that fosters a high performance culture while maintaining a reasonable level of risk and adherence to the highest standards of overall corporate governance.

•	Align compensation with stockholder value: We use two specific incentive compensation programs to align the interests of our executive officers with stockholder interests and to ensure that our executive officers are motivated to increase stockholder value:

•	Our annual cash incentive program is designed to reward annual performance as measured by achievement against pre-set annual financial and operating goals.

•	Our long-term equity incentive compensation program, through the grant of stock options and performance-based RSUs, is designed to align executive officer financial interests with those of stockholders and to help improve our long-term profitability and stability through the attraction and retention of superior talent.

Performance Highlights

In fiscal year 2013, our revenues increased $127 million, or 6%, to $2,431 million, compared to $2,304 million for the comparable period last year, and our recurring fee revenues increased by 4%. This increase was driven by a positive contribution from recurring fee revenues of approximately $57 million including net new business reflected in our excellent 99% client revenue retention rate, acquisitions, higher distribution revenues of $50 million and higher event-driven fee revenues of $24 million.

Our fiscal year 2013 net earnings from continuing operations presented in accordance with generally accepted accounting principles in the United States (“GAAP”) of $212 million increased 70%, compared to $125 million in the comparable period last year, driven primarily by higher revenues, increased margins driven by mix of business, impairment charges taken on the assets held by the Company related to Penson Worldwide,

Inc. (“Penson”) recorded in the prior fiscal year, costs associated with the migration of our data center to IBM recorded in the prior fiscal year, and cost containment. Our net earnings from continuing operations that are not presented in accordance with GAAP (“Non-GAAP”) were $236 million compared to $213 million in the comparable period last year. Our GAAP diluted earnings per share from continuing operations increased to $1.69 per share compared to $0.98 per share for the comparable period last year. Our Non-GAAP diluted earnings per share from continuing operations were $1.88 per share compared to $1.67 per share for the comparable period last year.

In fiscal year 2013, the Company’s Non-GAAP earnings results are adjusted to exclude the impact of amortization charges associated with intangible asset values and other deal costs associated with the Company’s acquisitions, restructuring and impairment charges, and a one-time tax benefit.

The Company’s fiscal year 2013 GAAP pre-tax margins from continuing operations of 13.3% improved compared to 8.7% for the same period last year as a result of the impact of impairment charges related to Penson and costs associated with the migration of our data center to IBM that were recorded in fiscal year 2012.

During fiscal year 2013, the Company’s recurring revenue closed sales of $121 million were up slightly compared to last year’s comparable period. Recurring revenue closed sales continue to be a significant factor in Broadridge’s financial results and the Company reported record recurring revenue closed sales in the fiscal year. The closed sales results included a large transaction the Company entered as a result of a strategic alliance with Accenture plc during fiscal year 2013. For the second consecutive year, the Company closed over $100 million in recurring revenue sales attributable to contracts with expected revenues of less than $5 million each. Broadridge’s emerging and acquired product portfolio contributed significantly to this performance, and has helped Broadridge to manage through the financial crisis and to find new growth.

In fiscal year 2013, we returned a total of $313 million to our stockholders in the form of $86 million in cash dividends and $227 million in share repurchases. We repurchased approximately 9.2 million shares of Common Stock under our stock repurchase plans at an average price of approximately $24.52 per share, or a total of 7% of our outstanding shares. In addition, in August 2013, our Board of Directors increased our annual dividend amount by approximately 17%, from $0.72 per share to $0.84 per share, subject to the discretion of the Board of Directors. With this increase, our annual dividend has increased for the sixth consecutive year since our first full year of dividend payments in 2008.

Certain financial results in this Performance Highlights section are Non-GAAP financial measures and should be viewed in addition to, and not as a substitute for, the Company’s reported results. Adjusted net earnings from continuing operations and adjusted diluted EPS from continuing operations excluding the impact of acquisition amortization and other costs, restructuring and impairment charges, and a one-time tax benefit are Non-GAAP measures. Our reported results are adjusted to exclude the impact of certain non-recurring items as Broadridge believes this Non-GAAP information helps investors understand the effect of these items on our reported results and provides a better representation of our actual performance. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2013 Annual Report for more information on the calculation of these Non-GAAP financial measures.

Compensation Highlights

Our goal is to position target compensation, on average, at the median of the external market for the Named Executive Officers. On an individual basis, target compensation for each Named Executive Officer may be set above or below median based on a variety of factors including sustained performance over time, readiness for promotion to a higher level, and skill set and experience relative to external market counterparts. Actual compensation varies above or below the target level based on the degree to which specific performance goals are attained in the variable incentive plans, changes in stock value over time, and the individual performance of each executive.

As discussed above, in fiscal year 2013, we reported strong operating results with solid revenue growth of 6% and record earnings per share performance. In line with the improvements in the Company’s overall financial performance in fiscal year 2013 compared to fiscal year 2012 and our strong results versus budgeted goals, the total direct compensation of the Named Executive Officers increased, primarily due to an increase in their annual cash incentive award payments. The annual cash incentive payments for the Named Executive Officers ranged from 112.1% to 120.8% of their targets, as compared to 92.8% to 115.7% of their targets in fiscal year 2012. In addition, 100% of performance-based RSU target awards granted in early fiscal year 2012 (which are based on performance over a two-year period) were earned at the end of fiscal year 2013, up from 70% earned at the end of fiscal year 2012.

In summary, the Compensation Committee concluded that fiscal year 2013 compensation was well aligned with the Company’s performance for the year and that the connection between pay and performance is strong.

Total Direct Compensation Objectives and Fiscal Year Changes

The primary elements of our executive compensation program are described below.

Compensation Component	Principal Objectives	Fiscal Year 2013 Highlights
Base Salary	• Provide regular and continued payments appropriate to position, experience and responsibilities.	• Provided merit-based increases for Named Executive Officers of 0% to 3.5%.

Annual Cash Incentive	• Focus executives on achieving annual financial and operating results. • Elements in the plan are directly linked to driving increases in stockholder value.

•    Annual cash incentive payments for the Named Executive Officers ranged from 112.1% to 120.8% of their targets based on achievement of performance targets including Earnings before Taxes and Extraordinary Items, Fee-Based Revenue and Total Recurring Revenue Closed Sales.

Long-Term Equity Incentives

•    Align executive officer financial interests with those of stockholders, and help to improve our long-term profitability and stability through the attraction and retention of a talented management team.

•    Based on the average EPS performance in fiscal years 2012 and 2013, 100% of the target shares of the performance-based RSU awards granted in October 2011 were earned at the end of fiscal year 2013 and will vest in April 2014.

•    Performance-based RSU awards were granted in October 2012 and will be earned based on average EPS performance in fiscal years 2013 and 2014. The number of RSUs earned is determined at the end of the two-year performance cycle. The earned RSUs vest 30 months from the date of grant subject to continued employment with the Company.

Other Compensation Elements

In addition to the compensation elements described above, we also provide the compensation described below.

Compensation Component	Principal Objectives	Fiscal Year 2013 Highlights
Retirement Benefits	• Provide for the financial security of executives.	• No changes were made to retirement benefits in fiscal year 2013.

Severance Benefits	• Provide temporary compensation to bridge executives’ transition to new employment.

•   No changes were made to the severance plan in fiscal year 2013. After the fiscal year ended, Mr. Daly and Mr. Hogan agreed to amend their Change in Control Severance Plan Enhancement Agreements to give up their right to excise tax gross-up payments which could have been payable in the event of a qualified termination following a change in control of the Company.

Perquisites	• Helps to attract and retain talented executives with benefits that are comparable to those offered by companies with which we compete for talent.	• No changes were made to the perquisites in fiscal year 2013.

The Company maintains Officer Stock Ownership and Retention and Holding Period Guidelines, an Executive Officer Compensation Clawback Policy, and a Pre-Clearance and Insider Trading Policy that are designed to reflect best practices in corporate governance. For information about these policies, please see “Corporate Governance Policies” on pages 41-42.

KEY ROLES AND PROCESSES FOR EXECUTIVE COMPENSATION DECISION-MAKING

Role of the Compensation Committee

The Compensation Committee, which consists solely of independent directors, has oversight of all compensation elements provided to Broadridge’s executive officers, including the Named Executive Officers. The Compensation Committee plays a significant role in the evolution of Broadridge’s executive compensation strategies and policies in order to ensure that our executive compensation program supports our long-term business strategy and enhances our performance and return to stockholders. Among its duties, the Committee determines and approves the total compensation of our CEO and approves the compensation for the remainder of our Named Executive Officers after taking into account the CEO’s recommendations including:

•	Review and approval of corporate incentive goals and objectives relevant to compensation;

•	Evaluation of the competitiveness of each Named Executive Officer’s total compensation package; and

•	Approval of any changes to the total compensation package, including, but not limited to, base salary, annual cash incentive and long-term equity incentive award opportunities.

Role of the Independent Consultant

The Compensation Committee engages Cook & Co. as its independent compensation consultant to provide compensation market analysis and insight with respect to the compensation of our executive officers, including the Named Executive Officers. In addition, Cook & Co. provided the Compensation Committee advice regarding selection of the Peer Group companies (as defined below), market competitive compensation, design of the variable incentive plans, selection of performance goals and ranges, executive compensation trends, regulatory updates, and an assessment of the compensation risk of Broadridge’s incentive plans. The Compensation Committee reviewed the independence of Cook & Co. and concluded that Cook & Co. is independent and their work has not raised any conflicts of interest. Please see the “Corporate Governance” section of this Proxy Statement for additional information about the role of Cook & Co.

Role of Management

Each year our CEO makes recommendations to the Compensation Committee with respect to the base salaries, annual cash incentive awards and long-term incentive awards for executive officers, including the other Named Executive Officers, within the framework of the executive compensation program approved by the Committee and taking into account Cook & Co.’s review of market competitive compensation data on behalf of the Committee. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and employee retention considerations. The Committee considers the CEO’s recommendations in its sole discretion. Our CEO does not make recommendations that affect his own compensation.

Results of 2012 Say on Pay Proposal

The Company provides stockholders with an opportunity to cast an advisory vote on the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules (a “Say on Pay Proposal”). At the 2012 annual meeting of stockholders, approximately 95% of the votes cast on the Say on Pay Proposal were voted in favor of the proposal. The Committee discussed the results of this advisory vote in connection with its review of compensation decisions. Based on the outcome of the annual advisory vote, and after taking into account stockholder feedback, the Compensation Committee believes that the Company’s current executive compensation program has the support of the Company’s stockholders. As a result, no actions were taken with respect to our executive compensation program based on the advisory vote.

The Committee will continue to consider the outcome of the Company’s annual Say on Pay Proposal votes and the views of our stockholders when making future compensation decisions for the Named Executive Officers. The Company will present the Say on Pay Proposal for advisory vote on an annual basis at least until the next advisory vote on the frequency of say on pay votes (no later than the 2017 annual meeting of stockholders).

Peer Group Selection and Market Data

The list of companies determined to be Broadridge’s peers for compensation benchmarking purposes is reviewed annually by the Compensation Committee. The Compensation Committee, with the assistance of its independent compensation consultant, Cook & Co., determined that the following 18 companies are Broadridge’s peers for fiscal year 2013 compensation benchmarking purposes (the “Peer Group”):

•	Alliance Data Systems Corp.
•	Cognizant Technology Solutions Corp.
•	Convergys Corp.
•	DST Systems Inc.
•	Dun & Bradstreet Corp.
•	Equifax Inc.
•	Euronet Worldwide Inc.
•	Fidelity National Information Services, Inc.
•	Fiserv Inc.
•	Global Payments Inc.
•	Heartland Payment Systems Inc.
•	Jack Henry & Associates
•	Lender Processing Services, Inc.
•	Paychex Inc.
•	SEI Investments Co.
•	TeleTech Holdings Inc.
•	Total System Services Inc.
•	VeriFone Holdings Inc.

MF Global Holdings, Ltd. and GFI Group, Inc. were removed from the list of peer group companies used in the prior fiscal year. MF Global Holdings, Ltd. filed for bankruptcy protection in 2011. GFI Group, Inc. was removed from the list because its revenues are less than half of Broadridge’s revenues and it is in an industry with a different risk profile than Broadridge.

The Peer Group companies were selected based primarily on two factors:

•	Comparable business (i.e., the peer companies operate in similar industries and have similar cost structures, business models, compensation models and global reach); and

•	Size (i.e., the peer companies are within a reasonable size range, both larger and smaller).

Peer group data is considered a primary source of information for the determination of both market practices and market compensation levels for the Named Executive Officers. As there is limited data on positions other than the CEO and CFO in the peer group data, the Compensation Committee also reviews data from two national survey sources related to general industry companies (the “General Industry Group”) size-adjusted for Broadridge’s total revenues, as described in the next paragraph, or in the case of Mr. Schifellite’s role, for the total revenues of the bank, broker-dealer and corporate issuer solutions businesses of our Investor Communications segment (the “Bank/Broker/Issuer division”), when it considers the market competitiveness of Named Executive Officer compensation levels and/or market practices. The surveys utilized are Towers Watson’s CDB General Industry Executive Compensation Survey, which includes 435 participants, and Aon Hewitt’s TCM Executive Total Compensation Regression Analysis: United States, which includes more than 360 participants.

For comparison purposes, due to the variance in size among the companies in the General Industry Group, regression analysis, which is an objective analytical tool used to determine the relationship between one variable and another, is used to adjust the data for differences in the General Industry Group company revenues in order to be comparable to Broadridge. Regressed General Industry Group data was reviewed by the Compensation Committee in conjunction with peer group data to determine market rates and year-over-year changes in Named Executive Officers’ total compensation, which are discussed in more detail below.

Summary of Target Compensation for Named Executive Officers

The fiscal year 2013 compensation elements that comprise total target direct compensation for the Named Executive Officers are summarized below. The information described below differs from the information presented in the Summary Compensation Table required by the SEC, which can be found on page 46 of this Proxy Statement, and is not a substitute for such information. The stock award and stock option columns in the Summary Compensation Table represent the grant date fair value of awards made during fiscal year 2013. The target equity values below represent a target used by the Compensation Committee.

The mix of compensation elements for the Named Executive Officers is also detailed below. Pay mix is more heavily weighted towards variable, performance-based compensation for the Named Executive Officers, particularly the CEO, than for the other executive officers. This is intended to ensure that the executives who are most responsible for overall performance and changes in stockholder value are held most accountable for results.

Named Executive Officer	Base Salary		Annual Cash Incentive			Annual Equity Incentive		Total Target Direct Compensation (TDC)
	Annual $	Fixed Cash as % of Target TDC	Cash Incentive Target as % of Base	Total Target Cash	Variable Cash as % of Target TDC	Target Value	Equity as % of Target TDC
Mr. Daly	$715,000	16%	165%	$1,894,750	27%	$2,500,000	57%	$4,394,750
Mr. Sheldon	$473,800	33%	75%	$829,150	25%	$600,000	42%	$1,429,150
Mr. Hogan	$540,000	21%	150%	$1,350,000	31%	$1,225,000	48%	$2,575,000
Mr. Gokey	$530,500	26%	115%	$1,140,575	30%	$900,000	44%	$2,040,575
Mr. Schifellite	$430,560	27%	110%	$904,176	29%	$700,000	44%	$1,604,176

CEO Evaluation Process

The Compensation Committee evaluates the performance of the CEO annually. The Compensation Committee’s evaluation of Mr. Daly’s performance is focused on:

•	Mr. Daly’s leadership as assessed against expectations in four categories: strategic leadership, enabling future growth, human capital management, and stakeholder engagement; and

•	The CEO scorecard which assesses financial and operational business performance against expectations in four categories: financial goals, operational excellence goals, human capital goals, and client goals.

Mr. Daly’s leadership and the CEO scorecard were evaluated by all independent members of the Board. In addition, Mr. Daly’s leadership was also evaluated by the executive officers of the Company. Ratings were tabulated by a third-party service provider and reviewed by the Board of Directors.

The Board of Directors used the results of both the leadership assessment and the CEO scorecard to evaluate Mr. Daly’s performance for the fiscal year, and to communicate the key performance and strategic and leadership goals that the Compensation Committee wants Mr. Daly to pursue in the upcoming fiscal year.

In its evaluation of Mr. Daly, the Board of Directors concluded that Mr. Daly met the overall expectations of the Board in both its leadership assessment and the results measured on the CEO scorecard in fiscal year 2013, and made recommendations to the Compensation Committee reflecting this evaluation. At the conclusion of the fiscal year, the results were considered by the Compensation Committee in determining Mr. Daly’s compensation.

ELEMENTS OF EXECUTIVE COMPENSATION

Base Salary

The base salaries of the Named Executive Officers are reviewed and approved by the Compensation Committee in the first quarter of the Company’s fiscal year. Base salaries are targeted at the median based on Peer Group benchmarking and a General Industry Group survey and a review of market trends prepared by Cook & Co. Actual positioning varies above or below the median to reflect each executive’s performance over time, experience and skill set relative to the Company’s other executive officers, and their criticality to the Company.

In September 2012, the Compensation Committee reviewed the base salaries of the Named Executive Officers and taking this criteria into consideration, the Committee made the following merit-based salary increases for fiscal year 2013, effective on September 1, 2012:

Named Executive Officer	Fiscal Year 2012 Base Salary	Increase	Fiscal Year 2013 Base Salary
Richard J. Daly	$695,000	3%	$715,000
Dan Sheldon	$460,000	3%	$473,800
Timothy C. Gokey	$515,000	3%	$530,500
Robert Schifellite	$416,000	3.5%	$430,560

Annual Performance-Based Cash Incentives

Broadridge provides annual performance-based cash incentives to all of its executive officers, including the Named Executive Officers, under the Omnibus Plan. The incentives are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The annual cash incentives for the Company’s Named Executive Officers are designed to reward annual performance, as measured by achievement against pre-set goals.

Certain of the corporate performance targets discussed in this Proxy Statement related to cash and equity incentive compensation are measured in a manner that reflects specific pre-determined adjustments to results. The Compensation Committee determines at the time it establishes the targets certain types of expenses, costs and other matters (such as acquisition costs and restructuring and integration costs, as well as changes in accounting rules that occur after the awards are made) that it believes should not affect the calculation of the achievement of a performance goal. Similarly, divisional performance targets typically exclude corporate allocations, costs associated with corporate initiatives, or other matters that management recommends to the Committee not to be considered when measuring performance. The purpose of these adjustments is to ensure that the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business.

Fiscal Year 2013 Cash Incentive Award Target Changes

In September 2012, after reviewing Broadridge’s fiscal year 2013 business plan and taking into account the results of the Cook & Co. study, the Committee decided that the annual cash incentive targets as a percentage of base salary would be increased for three of the Named Executive Officers, as set forth below:

	Annual Cash Incentive Target as a % of Base Salary
Named Executive Officer	Fiscal Year 2012	Fiscal Year 2013	Rationale
John Hogan	140%	150%	Reflects strong performance expectations relating to the transition of the role of COO from Mr. Hogan to Mr. Gokey and the transactions related to Penson

Timothy C. Gokey	100%	115%	Reflects his expanded responsibilities resulting from his promotion to the role of COO

Robert Schifellite	100%	110%	Reflects his strong performance relating to leading Broadridge’s largest business unit and his continued value to the Company

Maximum Cash Incentive Awards Available

Early in fiscal year 2013, the Compensation Committee established that no annual cash incentive awards would be payable to the Company’s executive officers unless the Company’s fiscal year 2013 adjusted net earnings were at least $133 million. The Committee selected this metric because it measures annual corporate growth and is believed to provide alignment with our stockholders’ interests. Adjusted net earnings was defined as the Company’s fiscal year 2013 net earnings from continuing operations after income taxes reported in the Company’s financial statements for the 2013 fiscal year, as adjusted to exclude the impact of the full amount of all items of gain, loss, charge or expense relating to the items specified by the Compensation Committee within the first 90 days of the performance period, as disclosed in the Company’s financial statements, footnotes to the financial statements or in management's discussion and analysis of financial condition and results of operations appearing in the Company’s Form 10-K for the fiscal year. In fiscal year 2013, these adjustments consisted of the exclusion of the impact of restructuring and impairment charges related to severance, one-time system development costs, and the restructuring and outsourcing of certain processing related to our desktop applications.

Achievement of this performance threshold goal establishes a maximum award amount that each Named Executive Officer is eligible to receive, equal to 200% of their target amount set forth below. However, the actual cash incentive award payable is determined by the Compensation Committee in its discretion, taking into account financial and non-financial performance of the Company, individual performance of the Named Executive Officer, and any other factors the Compensation Committee deems relevant, limited to the maximum award amount.

Broadridge’s adjusted net earnings for fiscal year 2013 exceeded the $133 million threshold; therefore, the Company achieved the required threshold to pay cash incentive awards to the Named Executive Officers. In determining actual award amounts, the Committee considered achievement compared to pre-established financial, strategic and client satisfaction goals as described below.

2013 Cash Incentive Award Performance Metrics

For fiscal year 2013, the Committee determined that the annual cash incentive awards for the Named Executive Officers would be based primarily on the following three components:

•	Financial Goals (70% of total award)

•	Strategic and Leadership Goals (25% of total award)

•	Client Satisfaction (5% of total award)

Financial Goals

Achievement of financial goals is the most heavily weighted set of goals for all Named Executive Officers because the Compensation Committee considers these goals to provide the most relevant measures of the Company’s overall business performance for the year, as it believes attainment of the annual goals set for each metric is necessary to achieve the Company’s long-term growth and profitability objectives.

The Committee establishes a threshold, a target and a maximum level for each financial goal. Each level represents a different performance expectation considering factors such as the Company’s prior year’s performance and strategic plan growth goals.

•	The threshold goal is set at what is considered the minimum acceptable performance and corresponds to what is considered to represent a below median compensation level.

•	Target is established at a performance level aligned with the Company’s business plan for the fiscal year, and the corresponding compensation level equates to what is considered competitive as compared to data derived from the General Industry Group market surveys and Peer Group data.

•	The maximum goal equates to what is believed to represent superior performance for the year and, correspondingly, an above median compensation opportunity.

The following financial goals are part of the scoring of annual cash incentive plans for Named Executive Officers:

Metric	Definition	Rationale
Income before Taxes and Extraordinary Items	Earnings from continuing operations before income taxes, as adjusted to exclude the impact of extraordinary items as determined by the Compensation Committee. In fiscal year 2013, the adjustments consisted of restructuring costs in the amount of $25 million.	Selected as a measurement of performance, and given the most weighting, because it is one of Broadridge’s primary measures of annual corporate growth and is believed to provide alignment with our stockholders’ interests.

Fee-Based Revenue	The Company’s total annual revenues from continuing operations less distribution revenues that consist primarily of postage-related fees.	Selected as a performance metric, and given equal weighting to Total Recurring Revenue Closed Sales, because of the importance of increasing the Company’s fee-based revenues as a foundation for future growth.

Total Recurring Revenue Closed Sales (all NEOs other than Mr. Sheldon)	The total amount of recurring revenue closed sales in the fiscal year. Closed sales represent anticipated revenues for new client contracts that were signed by Broadridge during the periods referenced. A sale is considered closed when the Company has received the signed client contract. For recurring revenue closed sales, the amount of the closed sale is generally a reasonable estimate of annual revenues based on client volumes or activity, excluding pass-through revenues such as distribution revenues.	Used as a performance metric because of the importance of setting and implementing top-line growth strategies that drive the Company’s sales performance.

Free Cash Flow (applicable only for Mr. Sheldon)	The Free Cash Flow goal is defined as the net cash flow provided by operating activity of continuing operations less cash used for capital expenditures and software purchases, as adjusted to exclude the impact of extraordinary items and conversion assistance payments for new business not contemplated in the Company’s approved operating plan. In fiscal year 2013, the adjustments consisted of restructuring costs in the amount of $5.4 million.	As the CFO, Mr. Sheldon’s core responsibilities include the sound management of the Company’s cash flow, and therefore, Free Cash Flow is an important metric in evaluating his performance.

In addition to the Broadridge Financial Goals, Mr. Schifellite’s financial goals include the results of the Bank/Broker/Issuer division of the Investor Communication Solutions segment because Mr. Schifellite is directly responsible for the results of that division. The Broadridge Company-wide goals and those of the Bank/Broker/Issuer division are given equal weight in the determination of Mr. Schifellite’s cash incentive award.

Determination of Fiscal Year 2013 Annual Cash Incentive Award

The financial goals portion of the 2013 cash incentive award was determined as follows:

Financial Metrics	Target Goals	Goal Ranges	Achievement	% Earned
Fiscal Year 2013 Broadridge Income before Taxes and Extraordinary Items	$340.0 million	$238.0 – $442.0 million (70 – 130% of target)	$348.2 million	108.0%
Fiscal Year 2013 Broadridge Fee-Based Revenue	$1,674.0 million	$1,422.9 – $1,925.1 million (85 – 115% of target)	$1,676.1 million	100.8%
Fiscal Year 2013 Broadridge Total Recurring Revenue Closed Sales	$130.0 million	$91.0 – $169.0 million (70 – 130% of target)	$120.8 million	88.2%
Fiscal Year 2013 Broadridge Free Cash Flow	$219.0 million	$153.3 – $284.7 million (70 – 130% of target)	$225.4 million	109.7%

As stated above, Mr. Schifellite’s cash incentive is also based on the performance of the Bank/Broker/Issuer division. The Company has not disclosed the fee-based revenue, earnings before interest and taxes, and total recurring revenue closed sales targets and ranges pertaining to the Bank/Broker/Issuer division because this information is not otherwise publicly disclosed by the Company, and the Company believes it would cause competitive harm to do so in this Proxy Statement. The probability of achieving the Bank/Broker/Issuer division goals was substantially uncertain at the time the goals were set. Achievement of the Bank/Broker/Issuer division goals ranged from 110.6% to 121.7% in fiscal year 2013, 77% to 91% in fiscal year 2012, 0% to 64.5% in 2011.

Strategic and Leadership Goals

Strategic and leadership goals are developed for and communicated to each executive at the beginning of a fiscal year based on each officer’s role and the strategic plan. By aligning a portion of each Named Executive Officer’s cash incentive bonus to strategic and leadership goals, the Compensation Committee reinforces their importance. The actual amount payable based on the strategic and leadership goals is determined based on the Committee’s evaluation of the degree to which each Named Executive Officer achieved their goals.

Strategic and Leadership Goals—CEO

The following are the primary strategic and leadership goals that were communicated to Mr. Daly by the Compensation Committee at the beginning of the fiscal year:

•	Develop and articulate a long-term (five year) strategy for Broadridge; and

•	Acquire and develop strong executive talent and ensure a smooth executive succession process.

In evaluating Mr. Daly’s achievement of these strategic and leadership goals, the Compensation Committee considered the following key accomplishments, which are set forth in the CEO scorecard:

•	Maintained operational excellence in the Company as reflected in high client satisfaction scores;

•	Provided strategic leadership reflected in the Company’s recent impactful acquisitions including the Bonaire Software Solutions, LLC acquisition which closed after the end of the fiscal year;

•	Provided strategic leadership reflected in international expansion and new partnerships/alliances in the industry; and

•	Enabled future growth by developing new products and building the management team.

Based on these accomplishments and the Compensation Committee’s assessment of his overall performance, the Committee decided to pay Mr. Daly 127.75% of the target on the strategic and leadership goals portion of his cash incentive award.

Strategic and Leadership Goals—Other NEOs

The strategic and leadership goals for the other Named Executive Officers were similar to the qualitative measures used by the Compensation Committee to evaluate the performance of Mr. Daly. The goals varied by Named Executive Officer and were set and communicated at the beginning of the fiscal year. The following key accomplishments were considered in determining the achievement of the strategic and leadership goals portion of the other Named Executive Officers’ cash incentive awards:

•	Broadridge reported strong operating results in fiscal year 2013 with revenues increasing 6% to $2,431 million, compared to $2,304 million in the prior fiscal year;

•	Broadridge achieved record Non-GAAP diluted earnings per share of $1.88, which was a 13% increase over fiscal year 2012;

•	Broadridge entered into a strategic alliance with Accenture plc and jointly launched a post-trade processing platform for investment banks operating in Europe, Asia, Australia and the Middle East that is powered by Broadridge technology and also signed its first client for that service;

•	Broadridge identified Bonaire Software Solutions, LLC, a leader in investment management fee calculating solutions, as an acquisition target and closed the acquisition after the end of the fiscal year; and

•	Broadridge achieved a 99% client revenue retention rate in fiscal year 2013.

Mr. Daly made a recommendation to the Compensation Committee of a payment on the strategic and leadership goals metric for each of the other Named Executive Officers which it reviewed in assessing the performance of the other Named Executive Officers in relation to their strategic and leadership goals. The amounts earned by the other Named Executive Officers on the strategic and leadership goals portion of their cash incentive awards ranged from 125% to 140% of their respective target amounts.

Client Satisfaction Goal

Broadridge conducts a client satisfaction survey for each business unit annually. Each year, target, threshold and stretch goals are established; target award levels are established based on exceeding the prior year’s performance. Results of the client satisfaction survey are included as a component of Named Executive Officer cash incentive award plans because of the importance of client retention to Broadridge’s revenue.

For the Named Executive Officers, other than Mr. Schifellite, client satisfaction is the weighted average achievement vs. pre-set targets in Broadridge client satisfaction survey scoring in the Securities Processing and Investor Communication Solutions business segments. Mr. Schifellite’s score is based solely on the performance of the Bank/Broker/Issuer division. The percentage earned by Mr. Schifellite was 200% of target and the amount earned by other Named Executive Officers was 199.5% of target.

Fiscal Year 2013 Annual Cash Incentive Award Payments

The results of the annual cash incentive award calculations for fiscal year 2013 are as follows:

	Fiscal Year 2013 Annual Cash Incentive Totals
Name	Target $	Earned $	Earned as % of Target
Richard J. Daly	$1,179,750	$1,330,611	112.8%
Dan Sheldon	$355,350	$411,700	115.9%
John Hogan	$810,000	$908,000	112.1%
Timothy C. Gokey	$610,075	$706,800	115.9%
Robert Schifellite	$473,616	$571,900	120.8%

Long-Term Equity Incentive Compensation

The purpose of long-term equity incentive compensation provided under the Omnibus Plan is to align executive officer financial interests with those of stockholders, and to improve our long-term profitability and stability through the attraction and retention of superior talent.

The Company grants both stock options and performance-based RSUs to its executive officers annually in order to reinforce key long-term business strategies. Stock options, with an expiration date of ten years from the grant date, align executive officers with stockholder interests to create long-term growth in the Broadridge stock price. Performance-based RSUs, with a two-year performance period prior to a vesting period, reinforce year-over-year EPS growth, which has an impact on the Company’s stock price growth.

Long-Term Equity Incentive Grants

Each Named Executive Officer and other executive officers have an annual long-term equity incentive target grant denoted in terms of dollar value which are allocated between stock options and performance-based RSUs. These grant guidelines are generally intended to result in a median total direct compensation opportunity when combined with the cash compensation opportunity. The stock option component is converted into grants of stock options by dividing the target dollar value by an assumed option value determined using a standard stock option valuation model under FASB ASC 718 and based on a 30-day average closing price of Broadridge Common Stock typically determined one week prior to the applicable Compensation Committee meeting. In addition, the performance-based RSU dollar targets are converted into performance-based RSUs based on the average closing price of Broadridge Common Stock in the month of grant. The use of an average closing price for purposes of converting dollar value targets into shares is intended to reduce the impact of short-term stock price volatility on individual awards, thereby mitigating the risk of a windfall or impairment to the award opportunity.

The individual stock option and performance-based RSU grants to the CEO, Named Executive Officers and the other executive officers are determined and approved by the Compensation Committee. Stock options and performance-based RSUs each represent 50% of the value of total awards for all Named Executive Officers. The Compensation Committee considers recommendations from the CEO with regard to stock option and performance-based RSU grants to the executive officers, including the Named Executive Officers, other than himself. The Compensation Committee retains full responsibility for approval of individual grants and the aggregate number of stock options and performance- and time-based RSUs granted for all eligible employees.

•	Stock Options

The exercise price equals the Common Stock closing price on the date of the grant (i.e., fair market value). All stock option grants are made effective two business days following the Company’s next quarterly earnings release after the grant’s approval. Stock options have a 10-year term. The value of stock options to be granted to each Named Executive Officer is determined in September, and the stock options are approved and granted the following February.

Stock options awarded to executives, including Named Executive Officers, vest 25% per year on the anniversary date of the grant for the following four years subject to continued employment with the Company.

•	Performance-Based Restricted Stock Units

The performance criteria under the Omnibus Plan required to earn RSUs, and the individual awards to the CEO and the other Named Executive Officers, are approved by the Compensation Committee prior to the grant of awards. The fiscal year 2013 performance-based RSU award and target values were approved in September 2012 and the awards were granted on October 1, 2012.

The number of performance-based RSUs that are earned after the conclusion of a two-year performance period depends on Broadridge’s financial performance over the performance period compared to a pre-set goal. For the fiscal year 2013 award, the financial metric is the average adjusted EPS performance over the fiscal years 2013 and 2014 performance cycle. This metric was selected because it is Broadridge’s primary measure of long-term corporate profitability and is believed to provide alignment with our stockholders’ interests. The number of shares that can be earned based on performance ranges from 0% to 150% of the total target RSUs. No plan participant receives dividend equivalents during any part of the vesting cycle of any performance-based awards.

Once the number of earned RSUs is determined at the end of the performance period, they will vest on April 1st of the following calendar year, unless the Named Executive Officer is not actively employed with Broadridge on the vesting date, thus resulting in a 30-month cycle from date of award to date of vesting. Upon vesting, the RSUs convert to Broadridge shares at a ratio of one Broadridge share for each RSU.

The performance-based RSU awards granted to the Named Executive Officers in fiscal year 2013 are detailed in the “Long-Term Equity Incentive Compensation—Fiscal Year 2013 Performance-Based RSU Target Awards” section of this Proxy Statement.

The results of the conclusion of the performance-based RSU cycle for fiscal years 2012 and 2013 are detailed in the “Long-Term Equity Incentive Compensation—Fiscal Year 2012 Performance-Based RSU Earned Awards” section of this Proxy Statement.

Fiscal Year 2013 Long-Term Equity Incentive Target Changes

In September 2012, taking into account the review of the Peer Group market analysis completed by Cook & Co. and for the reasons described below, the Compensation Committee approved the following increases to the long-term equity incentive award targets for fiscal year 2013 for three of the Named Executive Officers:

Named Executive Officer	Long-Term Equity Incentive Target		Rationale
	Fiscal Year 2012	Fiscal Year 2013
Richard J. Daly	$2,250,000	$2,500,000

Reflects the positive assessment of Mr. Daly’s performance and leadership through the CEO evaluation process and brings his total target direct compensation closer to the median of chief executive officers in the Peer Group

Timothy C. Gokey	$825,000	$900,000	Reflects his expanded responsibilities resulting from his promotion to the role of COO
Robert Schifellite	$600,000	$700,000	Reflects the significant business impact of his performance relating to leading Broadridge’s largest business unit and his continued value to the Company

Fiscal Year 2013 Stock Option Awards

On February 4, 2013, the Compensation Committee approved the grant of the following stock option awards, with a grant date of February 11, 2013.

Name	Stock Option Awards (#) (1)	Target Value ($) (2)
Richard J. Daly	321,493	$1,250,000
Dan Sheldon	77,158	$300,000
John Hogan	157,532	$612,500
Timothy C. Gokey	115,738	$450,000
Robert Schifellite	90,018	$350,000

(1)	The number of stock options awarded was determined by dividing the target value by the expected value of each stock option based on the product of the 30-day average closing price of Broadridge Common Stock granted as determined by a standard stock option valuation model under FASB ASC 718.
(2)	Broadridge awarded half of each executive officer’s long-term incentive target in the form of stock options.

Fiscal Year 2013 Performance-Based RSU Target Awards

In September 2012, the Compensation Committee approved the grant of the following performance-based RSU target awards, with a grant date of October 1, 2012.

Name	RSU Target Award (#) (1)	Target Value ($) (2)
Richard J. Daly	55,334	$1,250,000
Dan Sheldon	13,280	$300,000
John Hogan	27,113	$612,500
Timothy C. Gokey	19,920	$450,000
Robert Schifellite	15,493	$350,000

(1)	The target number of performance-based RSUs awarded was determined by dividing the target value by the average closing price of the Common Stock in August 2012 of $22.59 per share.
(2)	Broadridge awarded half of each officer’s long-term incentive target in the form of performance-based RSUs.

The number of shares that can be earned based on adjusted EPS performance over the fiscal years 2013 and 2014 performance period ranges from 0% to 150% of the total target RSUs. In August 2012, the Committee set the fiscal years 2013 and 2014 EPS goals, and the applicable automatic adjustments to these performance goals were established by the Committee in accordance with the Omnibus Plan at the time the performance goals were set. If earned, these RSUs will vest on April 1, 2015.

Fiscal Year 2012 Performance-Based RSU Earned Awards

The goals for performance-based RSUs granted on October 1, 2011 were set and evaluated by the Compensation Committee in August 2011. At the end of the two-year performance period in August 2013, the Compensation Committee determined that the Named Executive Officers earned 100% of the performance-based RSU target award amounts granted on October 1, 2011, due to the achievement of average adjusted EPS of $1.695 in fiscal years 2012 and 2013. Broadridge’s adjusted EPS achievement for fiscal years 2012 and 2013 was $1.57 and $1.82, respectively.

In scoring the achievement of the fiscal year 2012 EPS goal, the Compensation Committee adjusted the EPS result for impairment charges related to Penson, costs associated with the migration of our data center to IBM, restructuring charges, and costs related to the Company’s acquisition of Paladyne Systems, Inc. In scoring the achievement of the fiscal year 2013 EPS goal, the Compensation Committee adjusted the EPS result for restructuring and impairment charges related to severance, one-time system development costs, and the restructuring and outsourcing of certain processing related to our desktop applications.

The earned RSUs will vest and convert to shares of Common Stock on April 1, 2014, provided that the plan participant remains actively employed with Broadridge on the vesting date.

Financial Metric	Target Goal	Goal Range	Achievement	% Earned
EPS Average for Fiscal Years 2012 and 2013	$1.64-$1.70 per share	$1.34-$1.94 per share (50-150% of target)	$1.695 per share	100%

The number of RSUs earned by each Named Executive Officer was as follows:

Name	Original RSU Target Award (#)	Actual RSUs Achieved (#)	Value on Payment Determination Date ($) (1)
Richard J. Daly	53,750	53,750	$1,571,650
Dan Sheldon	14,333	14,333	$419,097
John Hogan	29,264	29,264	$855,679
Timothy C. Gokey	15,527	15,527	$454,009
Robert Schifellite	14,333	14,333	$419,097

(1)	The value on the payment determination date is based on the closing price of the Common Stock on August 1, 2013 of $29.24 per share.

Corporate Governance Policies

Stock Ownership and Retention and Holding Period Guidelines

The Company’s stock ownership guidelines reinforce the objective of increasing equity ownership of the Company among executive officers in order to more closely align their interests with those of our stockholders. The ownership guidelines are based on each executive officer acquiring and holding a total equity value at least equal to a specified multiple of his or her annual base salary. The multiples of base salary by executive officer position are:

•	Chief Executive Officer: 6x base salary

•	Chief Financial Officer: 3x base salary

•	President and Chief Operating Officer: 4x base salary

•	All other Corporate Senior Vice Presidents and Corporate Vice Presidents: 2x base salary

Equity ownership that counts toward this ownership objective are shares owned outright, shares beneficially owned by direct family members (spouse, dependent children), and shares held in the executive’s account under a 401(k) plan or other savings plan. Unexercised stock options and unvested RSUs do not count toward satisfying the guideline goals.

The Compensation Committee has also established stock retention and holding period guidelines for the executive officers, including the Named Executive Officers. Specifically:

•	An executive officer should retain at least 50% of his or her net profit shares realized after the exercise of stock options or vesting of RSUs until the guideline ownership level is reached. Net profit shares are the shares remaining after the sale of shares to finance payment of the stock option exercise price, taxes and transaction costs owed at exercise or vesting.

•	After the guideline ownership level is met, the executive officer must continue to hold at least 50% of future net profit shares for one year.

Presently, all Named Executive Officers are in compliance with the stock retention requirement and are making progress toward meeting the ownership multiples.

Executive Officer Compensation Clawback Policy

The Company maintains a clawback policy that requires reimbursement by an executive officer of all or part of any bonus, incentive or equity-based compensation that is paid, awarded or vests if and to the extent that: (a) the payment, grant, or vesting was predicated upon the achievement of financial results that were subsequently the subject of a financial restatement due to material noncompliance with financial reporting requirements by the Company, and (b) a lower payment, award, or vesting would have occurred based upon the restated financial results.

Under this policy, the Company will, to the extent allowable under applicable laws, require reimbursement of any bonus, incentive or equity-based compensation previously awarded or cancel any unvested, unexercised or deferred stock awards previously granted to the executive officer in the amount by which the individual executive officer’s bonus, incentive or equity-based compensation for the relevant period exceeded the lower amount that would have been received based on the restated financial results. However, the Company will not seek to recover bonuses, incentive or equity-based compensation that was paid or had vested more than three years prior to the date the applicable restatement is disclosed.

Pre-Clearance and Insider Trading Policy and Prohibition on Hedging and Pledging

The Broadridge trading policy for the Company’s executive officers and directors provides that the Company’s executive officers and directors or their immediate family members, family trusts or other controlled entities cannot engage in any transaction in Broadridge securities (including purchases, sales, broker assisted cashless exercises of stock options and the sale of the Common Stock acquired pursuant to exercise of stock options) without first obtaining the approval of the Company’s General Counsel. Approval of transactions can be sought only during a defined window period when the executive officers and directors are not in possession of material non-public information about the Company. The window period is generally defined as the period of time commencing on the second day after the public release by Broadridge of its quarterly and annual earnings information and ending on the date of distribution to Broadridge’s executive officers of the “flash” financial performance results for the second month of the then current fiscal quarter, but can be closed by the Company’s General Counsel at any time if the person seeking approval is in possession of material non-public information. The Broadridge trading policy also clarifies the obligations of Broadridge’s officers, directors and employees with respect to securities law prohibitions against insider trading. In addition, the trading policy includes prohibitions against hedging of economic exposure in Broadridge securities through derivative transactions and short sales, and also prohibits holding Broadridge securities in a margin account or pledging Broadridge securities.

Change in Control Severance Plan and Enhancement Agreements

Our change in control severance plan is designed to neutralize the potential conflict our executives could face with a potential change in control and possible termination of employment and to facilitate our ability to attract and retain executives as we compete for talented individuals in a marketplace where such protections are commonly offered.

In March 2007, the Broadridge Board of Directors adopted the Change in Control Severance Plan for Broadridge executive officers (the “CIC Plan”) to provide the executive officers of Broadridge equivalent protection in the event of a change in control as the change in control plan that was in place for executive officers of ADP at the time of the spin-off of Broadridge from ADP. The purpose of the CIC Plan is to protect and enhance stockholder value by encouraging executive officers to evaluate potential transactions with independence and objectivity, ensuring continuity of management prior to and after a transaction, and ensuring that executives receive reasonable severance compensation in the event that their positions are eliminated as a result of a transaction.

All Named Executive Officers participate in the CIC Plan. In addition, Mr. Daly and Mr. Hogan entered into Change in Control Enhancement Agreements (the “Enhancement Agreements”) with the Company pursuant to which they are entitled to receive, on an item-by-item basis, the greater of the benefits and payments under the Enhancement Agreements and the CIC Plan. The Enhancement Agreements were put in place at the time of the spin-off of Broadridge from ADP by the Board of Directors of ADP. In September 2013, Mr. Daly and Mr. Hogan agreed to amend the Enhancement Agreements to give up their right to an excise tax gross-up payment which could have been payable in the event of a qualified termination of their employment following a change in control of the Company.

The CIC Plan is a “double-trigger” plan that requires both a change in control of the Company and a subsequent qualifying termination of employment in order for the executive officer to receive any payment under the plan. Under the CIC Plan, if a participant’s employment is terminated by the Company without “cause” or by the participant for “good reason,” as those terms are defined under the CIC Plan, within a three-year period following a change in control, the participant would be eligible to receive a severance payment and certain equity awards will be accelerated. Please see the “Potential Payments Upon a Termination or Change in Control” section of this Proxy Statement for further information regarding Broadridge’s CIC Plan and the Enhancement Agreements.

Officer Severance Plan

The Company maintains a severance plan for executive officers (the “Severance Plan”), including the Named Executive Officers, in order to enhance recruitment and retention of senior officers who are key to our long-term success without the necessity of having separate employment agreements. The Severance Plan provides for severance benefits when an executive officer is terminated without “cause” as defined in the Severance Plan. Upon a qualifying termination, the Named Executive Officers would be eligible to receive severance payments and the vesting of certain equity awards will continue during the severance period. In the instance that a Named Executive Officer is due benefits or payments under both the Severance Plan and the CIC Plan, the Named Executive Officer would be eligible to receive the greater of the benefits and payments and the more favorable terms and conditions determined on an item-by-item basis. Please see the “Potential Payments Upon a Termination or Change in Control” section of this Proxy Statement for further information regarding the Severance Plan.

As a condition to receiving any severance payments under the Severance Plan, Named Executive Officers will be required to enter into agreements that contain a general release of the Company and certain restrictive covenants, including non-competition provisions that will be in force for a longer period than was previously applicable (i.e., an additional 12 months for the CEO and an additional six months for all other executive officers).

Retirement Plans and Benefits

Broadridge provides its Named Executive Officers with retirement benefits on the same terms as those offered to other employees generally through the Broadridge Financial Solutions, Inc. Retirement Savings Plan (the “401(k) Plan”), a tax-qualified defined contribution plan. The 401(k) Plan allows our U.S. employees to save for retirement on a tax-deferred or Roth after-tax basis, and Broadridge makes matching contributions to the 401(k) Plan to encourage participation in this plan.

In addition, the Named Executive Officers participate in the Company’s Supplemental Officer Retirement Plan (“SORP”), a non-qualified supplemental retirement plan. The Broadridge SORP provides supplemental benefits to executive officers and is intended to support the objective of attracting and retaining key talent by improving the market competitiveness of our overall rewards package and tying the receipt of value to continued tenure through a defined retirement age. Please see the “Pension Benefits Table” in this Proxy Statement for further information regarding Broadridge’s retirement plans.

Certain key executives, including all Named Executive Officers, who terminate employment with the Company after they have attained age 55 and have been credited with at least 10 years of service are also eligible to participate in our Executive Retiree Health Insurance Plan. This Plan is a post-retirement benefit plan pursuant to which the Company helps defray the health care costs of certain eligible key executive retirees and qualifying dependents until they reach the age of 65. This plan is intended to support the objective of attracting and retaining key talent by improving the market competitiveness of our overall rewards package.

Please see the “Payments Upon a Termination or Change in Control Table” in this Proxy Statement.

Non-Qualified Executive Deferred Compensation Plan

Broadridge sponsors the Executive Deferred Compensation Plan (the “DC Plan”), an unfunded, non-qualified deferred compensation plan for the benefit of its Named Executive Officers and selected other executives each year. The DC Plan allows Broadridge participants to defer the obligation to pay certain income taxes until the time the funds are distributed, thus providing an alternative investment vehicle for financial planning. None of the Named Executive Officers deferred any compensation earned in fiscal year 2013 into the DC Plan. Please see the “Non-Qualified Deferred Compensation” section of this Proxy Statement for more information regarding the DC Plan.

Benefit Plans

Broadridge provides its Named Executive Officers with health and welfare benefits on the same terms as those offered to other employees.

Perquisites

Broadridge provides the Named Executive Officers with a Company-paid car. In addition, the Broadridge Foundation, a charitable foundation established and funded by the Company, provides up to $10,000 per calendar year in matching of charitable contributions made to qualified tax-exempt organizations, which is a higher amount than the standard associate match. These perquisites are consistent with both general industry market practice based on independent third-party executive benefit and perquisite surveys and Broadridge’s executive rewards strategy. The Compensation Committee reviewed these perquisites in fiscal year 2013 and determined that they are in line with perquisites provided by companies with which Broadridge competes for talent.

Please see the All Other Compensation column of the “Summary Compensation Table” and the “All Other Compensation Table” of this Proxy Statement for more information regarding the perquisites provided to the Named Executive Officers.

Employment Agreements

Broadridge does not have formal employment agreements in place with the Named Executive Officers as of June 30, 2013. Mr. Gokey’s offer letter entered into upon his hiring by the Company on April 5, 2010 constituted an employment agreement; however it expired on April 5, 2013.

Impact of Accounting and Tax Considerations

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of the compensation elements utilized by the Company.

With respect to accounting considerations, the Compensation Committee examines the accounting cost associated with equity compensation in light of requirements under FASB ASC 718. Annual equity grants, including performance-based RSU and stock option grants, are made on an expected value basis and then converted into a set number of RSUs and/or stock options, so as to limit the total accounting cost of the grants.

With respect to taxes, the Compensation Committee considers the impact of Section 162(m) of the Code, which generally prohibits any publicly-held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Named Executive Officers other than the CFO, subject to certain exceptions.

The annual incentive awards are intended to comply with Section 162(m) of the Code by selecting financial measures for the funding of such plan only from the list of performance criteria under the stockholder approved Omnibus Plan, and approving specific performance goals and automatic adjustments within the first 90 days of the fiscal year. The annual performance-based RSU grants are intended to comply with Section 162(m) of the Code by making the vesting of all grants subject to performance conditions that are selected from the list of performance criteria under the Omnibus Plan, and approving specific multiple-year performance goals within the first 90 days of the performance period. The annual stock option grants are intended to comply with Section 162(m) of the Code by having an exercise price set equal to the fair market value of the Company’s stock on the date of grant.

In general, the Company intends that compensation paid to executive officers should be deductible for U.S. tax purposes. In certain instances, however, we may determine that it is in our best interest and that of our stockholders to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the Code in order to provide a compensation package consistent with our program and objectives. We have requested and obtained stockholder approval of the Omnibus Plan so that awards under the Plan may qualify as performance-based compensation under Section 162(m) of the Code.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on such reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2013 Proxy Statement and be incorporated by reference in the 2013 Form 10-K.

Compensation Committee of the Board of Directors

Alan J. Weber, Chair

Sandra S. Jaffee

Stuart R. Levine

Thomas J. Perna

Notwithstanding any SEC filing by the Company that includes or incorporates by reference other SEC filings in their entirety, this Compensation Committee Report shall not be deemed to be “filed” with the SEC except as specifically provided otherwise therein.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Richard J. Daly	2013	$711,667	$0	$1,176,401	$1,215,244	$1,330,611	$934,053	$49,940	$5,417,916
Chief Executive Officer	2012	$691,667	$0	$946,538	$1,121,584	$1,064,184	$1,523,675	$44,852	$5,392,500
	2011	$675,000	$0	$2,117,409	$0	$884,150	$1,150,790	$46,515	$4,873,864

Dan Sheldon	2013	$471,500	$0	$282,333	$291,657	$411,700	$182,674	$45,839	$1,685,703
CVP and Chief Financial Officer	2012	$457,708	$0	$252,404	$299,087	$399,200	$405,301	$43,340	$1,857,040
	2011	$446,250	$0	$529,336	$0	$261,000	$248,541	$44,097	$1,529,224

John Hogan	2013	$540,000	$0	$576,422	$595,471	$908,000	$513,513	$33,200	$3,166,606
President	2012	$540,000	$0	$515,339	$610,639	$701,500	$397,928	$32,798	$2,798,204
	2011	$540,000	$0	$1,164,578	$0	$543,500	$677,238	$32,573	$2,957,889

Timothy C. Gokey	2013	$527,917	$0	$423,499	$437,490	$706,800	$139,286	$40,716	$2,275,708
SVP and Chief Operating Officer	2012	$512,500	$0	$273,430	$498,480	$487,200	$134,659	$48,713	$1,954,982
	2011	$500,000	$0	$344,076	$526,769	$402,600	$26,690	$353,963	$2,154,098

Robert Schifellite	2013	$428,133	$0	$329,381	$340,268	$571,900	$256,563	$34,731	$1,960,976
SVP, Investor	2012	$413,333	$0	$252,404	$299,087	$437,900	$415,779	$30,229	$1,848,732
Communication Solutions	2011	$395,700	$0	$529,336	$0	$316,700	$238,970	$30,160	$1,510,866

(1)	Reflects performance-based RSUs granted by Broadridge under the Omnibus Plan. Amounts in this column represent the aggregate grant date fair value of the RSUs computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. See Note 14, “Stock-Based Compensation,” to the Company’s Consolidated Financial Statements for the fiscal year ended June 30, 2013 included in the 2013 Form 10-K, for the relevant assumptions used to determine the valuation of these awards. For the performance-based RSUs, the amounts shown reflect the grant date fair value based upon the probable outcome of the performance conditions as of the grant date. The maximum value of the performance-based RSUs granted in fiscal year 2013 assuming achievement of the highest level of performance is: Mr. Daly: $1,764,601; Mr. Sheldon: $423,499; Mr. Hogan: $864,644; Mr. Gokey: $635,249; and Mr. Schifellite: $494,082.
(2)	Reflects stock options granted by Broadridge under the Omnibus Plan. Amounts in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Please see Note 14, “Stock-Based Compensation,” to the Company’s Consolidated Financial Statements for the fiscal year ended June 30, 2013 included in the 2013 Form 10-K, for the relevant assumptions used to determine the valuation of these awards. The fair value of each option award is estimated on the date of grant using the binomial stock option valuation method.
(3)	Represents annual incentive compensation paid under the Omnibus Plan based on performance of the Named Executive Officers during the corresponding fiscal year, which was paid to the Named Executive Officers in the next following fiscal year.
(4)	Represents changes in the actuarial present value of the Named Executive Officer’s benefit under the SORP. See the “Pension Benefits Table” for a discussion of the SORP.
(5)	The amounts shown in this column represent the cost of a Company-paid car, amounts paid by the Company on behalf of spouses who accompanied the Named Executive Officers on business travel, relocation expenses, contributions to the 401(k) Plan, Company-paid insurance premiums, and Company-paid matching charitable contributions. Please see the section below entitled “All Other Compensation” for more information.

ALL OTHER COMPENSATION

Name	Year	Perquisites and other Personal Benefits (1)	Tax Reimbursements (2)	Company Contributions to Defined Contribution Plans (3)	Insurance Premiums (4)	Matching Charitable Contributions (5)	Relocation (6)	Total
Richard J. Daly	2013	$15,910	$500	$22,000	$1,530	$10,000	$0	$49,940
	2012	$14,762	$500	$21,560	$1,530	$6,500	$0	$44,852
	2011	$14,650	$500	$21,560	$1,305	$8,500	$0	$46,515

Dan Sheldon	2013	$11,750	$0	$23,875	$1,214	$9,000	$0	$45,839
	2012	$11,750	$0	$23,398	$1,192	$7,000	$0	$43,340
	2011	$11,750	$0	$23,398	$949	$8,000	$0	$44,097

John Hogan	2013	$11,750	$0	$20,125	$1,325	$0	$0	$33,200
	2012	$11,750	$0	$19,723	$1,325	$0	$0	$32,798
	2011	$11,750	$0	$19,723	$1,100	$0	$0	$32,573

Timothy C. Gokey	2013	$15,910	$500	$13,000	$1,306	$10,000	$0	$40,716
	2012	$14,762	$9,930	$12,740	$1,281	$10,000	$0	$48,713
	2011	$5,250	$108,507	$6,500	$1,035	$10,000	$222,671	$353,963

Robert Schifellite	2013	$7,212	$500	$23,875	$1,144	$2,000	$0	$34,731
	2012	$2,211	$0	$23,398	$1,120	$3,500	$0	$30,229
	2011	$5,396	$500	$23,398	$866	$0	$0	$30,160

(1)	For all Named Executive Officers, represents the value of a Company-paid car. For Mr. Daly (fiscal years 2011, 2012 and 2013), Mr. Gokey (fiscal years 2011, 2012 and 2013) and Mr. Schifellite (fiscal years 2011 and 2013), this also includes an amount paid by the Company on behalf of their spouses who accompanied them on business travel.
(2)	For Mr. Daly (fiscal years 2011, 2012 and 2013), Mr. Gokey (fiscal years 2011, 2012 and 2013) and Mr. Schifellite (fiscal years 2011 and 2013), this represents a reimbursement of the taxes on amounts paid by the Company on behalf of their spouses who accompanied them on business travel. For Mr. Gokey, in fiscal years 2011 and 2012, this amount also includes reimbursement of the taxes on certain relocation expenses incurred in fiscal years 2011 and 2012, as provided under the Company’s executive relocation program (see footnote 6 below).
(3)	Represents contributions made by the Company to the 401(k) Plan on behalf of the executives.
(4)	Represents life insurance, accidental death and dismemberment, and long-term disability premiums paid by the Company on behalf of the executives.
(5)	Represents Company-paid contributions made to qualified tax-exempt organizations on behalf of the Named Executive Officers under the Broadridge Director & Officer Matching Gift Program. The Company matches 100% of all contributions made by its executive officers to qualified tax-exempt organizations, up to a maximum Company contribution of $10,000 per calendar year. Amounts shown reflect total Company matching contributions in each fiscal year.
(6)	Represents relocation expenses paid on behalf of Mr. Gokey in fiscal year 2011, including a portion of the personal loss on the sale of his home in the Kansas City, Missouri area, closing costs, movement of physical goods, attorney’s fees and home visits to Missouri prior to his move to the New York region.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes awards made to our Named Executive Officers in fiscal year 2013. Please see the “Outstanding Equity Awards at Fiscal Year-End Table” for the outstanding stock option awards and unvested stock awards held by each of the Named Executive Officers as of June 30, 2013.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
			Committee Award Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Name	Grant Date
Richard J. Daly				$0	$1,179,750	$2,359,500
	10/1/2012	(4)	9/14/2012				27,667	55,334	83,001			$1,176,401
	2/11/2013	(5)	2/4/2013							321,493	22.27	$1,215,244

Dan Sheldon				$0	$355,350	$710,700
	10/1/2012	(4)	9/14/2012				6,640	13,280	19,920			$282,333
	2/11/2013	(5)	2/4/2013							77,158	22.27	$291,657

John Hogan				$0	$810,000	$1,620,000
	10/1/2012	(4)	9/14/2012				13,557	27,113	40,670			$576,422
	2/11/2013	(5)	2/4/2013							157,532	22.27	$595,471

Timothy C. Gokey				$0	$610,075	$1,220,150
	10/1/2012	(4)	9/14/2012				9,960	19,920	29,880			$423,499
	2/11/2013	(5)	2/4/2013							115,738	22.27	$437,490

Robert Schifellite				$0	$473,616	$947,232
	10/1/2012	(4)	9/14/2012				7,747	15,493	23,240			$329,381
	2/11/2013	(5)	2/4/2013							90,018	22.27	$340,268

(1)	Amounts consist of the threshold, target and maximum annual cash incentive award levels set in fiscal year 2013 under the Omnibus Plan. Actual amounts paid to the Named Executive Officers are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table with respect to fiscal year 2013. Amounts in the threshold column assume the failure of the Company to achieve the net earnings threshold amount required to fund the officer cash incentive plan.
(2)	Amounts consist of the threshold, target and maximum performance-based RSU awards set in fiscal year 2013 under the Omnibus Plan. Amounts in the threshold awards column represent 50% of the target award which is the minimum performance level required for the payout of the award.
(3)	These amounts are valued based on the aggregate grant date fair value of the award determined pursuant to FASB ASC 718, and based on the probable outcome of the performance condition in the case of performance-based RSUs. See Note 14, “Stock-Based Compensation,” to the Consolidated Financial Statements included in the 2013 Form 10-K, for a discussion of the relevant assumptions used in calculating these amounts.
(4)	Represents performance-based RSUs granted under the Omnibus Plan. RSU awards granted by Broadridge on October 1, 2012 that will vest and convert to Broadridge shares on April 1, 2015, provided that pre-set financial performance goals are met over the fiscal years 2013 and 2014 performance cycle. Named Executive Officers can earn from 0% to 150% of their stated RSU award amount in shares. Please see the section entitled “Fiscal Year 2013 Performance-Based RSU Target Awards” for more information on these awards.
(5)	Represents the stock option awards granted under the Omnibus Plan on February 11, 2013 that vest ratably over the next four years on the anniversary date of the grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information regarding outstanding stock option awards and unvested stock awards held by each of the Named Executive Officers as of June 30, 2013.

	Option Awards					Stock Awards (1)
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Richard J. Daly	49,138	0	$17.60	1/26/2015	(2)
	49,138	0	$18.18	1/26/2016	(2)
	49,138	0	$19.19	1/25/2017	(2)
	76,300	0	$19.93	6/1/2017	(3)
	114,600	0	$21.87	2/3/2018	(4)
	28,466	0	$18.97	2/24/2018	(5)
	28,467	0	$20.87	2/24/2018	(5)
	28,467	0	$22.76	2/24/2018	(5)
	171,533	0	$18.97	2/24/2018	(6)
	171,533	0	$20.87	2/24/2018	(6)
	171,534	0	$22.76	2/24/2018	(6)
	126,500	0	$13.79	2/2/2019	(7)
	126,500	0	$15.17	2/2/2019	(7)
	126,500	0	$16.55	2/2/2019	(7)
	126,500	0	$21.39	2/8/2020	(8)
	126,500	0	$23.53	2/8/2020	(8)
	126,500	0	$25.67	2/8/2020	(8)
	55,967	167,902	$24.25	2/9/2022	(9)
	0	321,493	$22.27	2/11/2023	(10)
						53,750	$1,428,675	(14)
									55,334	$1,470,778	(15)

Dan Sheldon	24,569	0	$17.60	1/26/2015	(2)
	29,482	0	$18.18	1/26/2016	(2)
	29,482	0	$19.19	1/25/2017	(2)
	10,100	0	$19.93	6/1/2017	(3)
	36,200	0	$21.87	2/3/2018	(4)
	54,600	0	$18.97	2/24/2018	(5)
	54,600	0	$20.87	2/24/2018	(5)
	54,600	0	$22.76	2/24/2018	(5)
	2,066	0	$18.97	2/24/2018	(6)
	2,067	0	$20.87	2/24/2018	(6)
	2,067	0	$22.76	2/24/2018	(6)
	28,750	0	$13.79	2/2/2019	(7)
	28,750	0	$15.17	2/2/2019	(7)
	28,750	0	$16.55	2/2/2019	(7)
	27,791	0	$21.39	2/8/2020	(8)
	27,792	0	$23.53	2/8/2020	(8)
	27,792	0	$25.67	2/8/2020	(8)
	14,924	44,774	$24.25	2/9/2022	(9)
	0	77,158	$22.27	2/11/2023	(10)
						14,333	$380,971	(14)
									13,280	$352,982	(15)

	Option Awards					Stock Awards (1)
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
John Hogan	44,224	0	$15.97	11/10/2013	(2)
	49,138	0	$17.60	1/26/2015	(2)
	49,138	0	$18.18	1/26/2016	(2)
	49,138	0	$19.19	1/25/2017	(2)
	30,100	0	$19.93	6/1/2017	(3)
	72,400	0	$21.87	2/3/2018	(4)
	42,533	0	$18.97	2/24/2018	(5)
	42,533	0	$20.87	2/24/2018	(5)
	42,534	0	$22.76	2/24/2018	(5)
	77,467	0	$18.97	2/24/2018	(6)
	77,467	0	$20.87	2/24/2018	(6)
	77,466	0	$22.76	2/24/2018	(6)
	65,166	0	$13.79	2/2/2019	(7)
	65,167	0	$15.17	2/2/2019	(7)
	65,167	0	$16.55	2/2/2019	(7)
	65,166	0	$21.39	2/8/2020	(8)
	65,167	0	$23.53	2/8/2020	(8)
	65,167	0	$25.67	2/8/2020	(8)
	30,471	91,413	$24.25	2/9/2022	(9)
	0	157,532	$22.27	2/11/2023	(10)
						29,264	$777,837	(14)
									27,113	$720,664	(15)

Timothy C. Gokey	100,000	0	$21.94	5/12/2020	(11)
	90,000	60,000	$21.94	5/12/2020	(12)
	34,943	52,415	$22.39	2/10/2021	(13)
	24,874	74,623	$24.25	2/9/2022	(9)
	0	115,738	$22.27	2/11/2023	(10)
						15,527	$412,708	(14)
									19,920	$529,474	(15)

Robert Schifellite	24,569	0	$17.60	1/26/2015	(2)
	24,569	0	$18.18	1/26/2016	(2)
	24,569	0	$19.19	1/25/2017	(2)
	18,100	0	$21.87	2/3/2018	(4)
	41,666	0	$18.97	2/24/2018	(5)
	41,667	0	$20.87	2/24/2018	(5)
	41,667	0	$22.76	2/24/2018	(5)
	24,916	0	$13.79	2/2/2019	(7)
	24,917	0	$15.17	2/2/2019	(7)
	24,917	0	$16.55	2/2/2019	(7)
	25,875	0	$21.39	2/8/2020	(8)
	25,875	0	$23.53	2/8/2020	(8)
	25,875	0	$25.67	2/8/2020	(8)
	14,924	44,774	$24.25	2/9/2022	(9)
	0	90,018	$22.27	2/11/2023	(10)
						14,333	$380,971	(14)
									15,493	$411,804	(15)

(1)	All stock awards were valued on June 30, 2013 based on a June 28, 2013 Common Stock closing price of $26.58 per share.
(2)	Represents stock option grants that were made by ADP and were converted to Broadridge stock option grants on the March 2007 spin-off date. These grants terminate 10 years from the date of grant, vest 20% per year over five years, and have their first vesting on the second anniversary of the date of grant.
(3)	Represents stock option grants that were made by Broadridge on June 1, 2007. These grants terminate 10 years from the date of grant, vest 20% per year over five years, and have their first vesting on the first anniversary of the date of grant.
(4)	Represents stock option grants that were made by Broadridge on February 4, 2008. These grants terminate 10 years from the date of grant, vest 20% per year over five years, and have their first vesting on the first anniversary of the date of grant.
(5)	Represents special stock option grants that were made by Broadridge on February 25, 2008. These grants terminate 10 years from the date of grant, and vested 100% four months after the grant date.
(6)	Represents special stock option grants that were made by Broadridge on April 29, 2008. These options were granted subject to stockholder approval of the amendment and restatement of the Omnibus Plan. Broadridge stockholders approved the amendment and restatement of the Omnibus Plan on November 13, 2008, and these options vested 100% on that date. These grants terminate on February 24, 2018.
(7)	Represents special stock option grants that were made by Broadridge on February 2, 2009. These grants terminate 10 years from the date of grant, and vest 33.3% per year over three years, and have their first vesting on the first anniversary of the date of grant.
(8)	Represents special stock option grants that were made by Broadridge on February 8, 2010. These grants terminate 10 years from the date of grant, and vest 33.3% per year over three years, and have their first vesting on the first anniversary of the date of grant.
(9)	Represents annual stock option grants that were made by Broadridge on February 9, 2012. These grants terminate 10 years from the date of grant, and vest 25% per year over four years, and has its first vesting on the first anniversary of the date of grant.
(10)	Represents annual stock option grants that were made by Broadridge on February 11, 2013. These grants terminate 10 years from the date of grant, and vest 25% per year over four years, and has its first vesting on the first anniversary of the date of grant.
(11)	Represents an at hire stock option grant that was made by Broadridge on May 12, 2010. This grant terminates 10 years from the date of grant, and vests 50% per year over two years, and has its first vesting on the first anniversary of the date of grant.
(12)	Represents an at hire stock option grant that was made by Broadridge on May 12, 2010. This grant terminates 10 years from the date of grant, and vests 20% per year over five years, and has its first vesting on the first anniversary of the date of grant.
(13)	Represents a stock option grant made by Broadridge on February 10, 2011. This grant terminates 10 years from date of grant, and vests 20% per year over five years, and has its first vesting on the first anniversary of the date of grant.
(14)	Represents performance-based RSUs awarded by Broadridge on October 1, 2011 under the Omnibus Plan. Based on achievement against pre-set financial performance goals over the fiscal years 2012 and 2013 performance cycle, 100% of target shares were earned. Please see the section “Completion of Fiscal Years 2012 and 2013 Performance-Based RSU Cycle” in the Compensation Discussion and Analysis section for more details. These RSU awards will vest and convert to Broadridge shares on April 1, 2014.
(15)	Represents performance-based RSUs awarded by Broadridge on October 1, 2012 under the Omnibus Plan. These RSU awards will vest and convert to Broadridge shares on April 1, 2015, provided that pre-set financial performance goals are met over the fiscal years 2013 and 2014 performance cycle. The Named Executive Officers can earn from 0% to 150% of their stated RSU award amount in shares.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information regarding the number of Broadridge stock options that were exercised by Named Executive Officers and the number of RSU awards that vested during fiscal year 2013, and the value realized from the exercise or vesting of such awards.

	Stock Options (1)		Restricted Stock Units (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard J. Daly	125,301	$997,758	68,492	$1,673,260
Dan Sheldon	108,738	$972,277	17,122	$418,290
John Hogan	44,224	$302,926	37,671	$920,303
Timothy C. Gokey	0	$0	11,130	$271,906
Robert Schifellite	43,732	$391,944	17,122	$418,290

(1)	The shares shown acquired on exercise represent shares of Common Stock. The value realized upon the exercise of stock options equals the difference between the closing price of Common Stock on the date of exercise and the exercise price of the stock options.
(2)	Upon vesting, each RSU converts to a share of the Common Stock and the value realized upon the vesting equals the number of RSUs multiplied by the closing price value of the Common Stock on the date of vesting.

PENSION BENEFITS TABLE

The following table sets forth for each Named Executive Officer certain information with respect to the Broadridge SORP which provides for pension benefits in connection with retirement.

Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefit (2) ($)	Payments During Last Fiscal Year ($)
Richard J. Daly	Broadridge SORP	19.0	$5,209,327	—
Dan Sheldon	Broadridge SORP	9.0	$1,406,023	—
John Hogan	Broadridge SORP	18.0	$3,272,368	—
Timothy C. Gokey	Broadridge SORP	2.0	$308,650	—
Robert Schifellite	Broadridge SORP	12.0	$1,368,704	—

(1)	Broadridge SORP-credited service is defined as complete calendar years. Years of service recognized under the Broadridge SORP for Mr. Daly, Mr. Sheldon, Mr. Hogan and Mr. Schifellite differ from their actual service with the Company, because they were credited with their service under ADP’s SORP (as described in more detail below). For actuarial valuation purposes, credited service is attributed through the Statement of Financial Accounting Standards measurement date.
(2)	Service credit and actuarial values are calculated as of June 30, 2013, the pension plan’s measurement date for the last fiscal year. Actuarial values are based on the RP-2000 white collar mortality table (projected to 2020), a 4.54% discount rate and a normal retirement age of 65. The method of valuation to determine the liabilities presented includes discounting the value of the respective benefits, based on service accrued through the measurement date and payable at age 65, for interest and mortality with mortality not applicable prior to the commencement of benefits. The present value amounts include the impact of the years of service credited under the ADP SORP, and are also net of the ADP SORP offset (as described in more detail below).

The SORP is available to executive officers of the Company, as designated by the Company. Benefits under the SORP are not subject to any maximum benefit limitations under the Code. Although benefits under the SORP are generally payable out of the general assets of the Company, the Company has established a “rabbi trust,” which is intended to provide a source of funds to be contributed by the Company to assist the Company in meeting its liabilities under the SORP. The Broadridge SORP provides for a lifetime annuity retirement benefit payable annually equal to the product of: (a) a participant’s final five-year average compensation; (b) years of service to the Company while a participant in the SORP; (c) a multiplier which equals 2% for every year of credited service up to 20 years, plus an additional 1% for every year of service in excess of 20 years; and (d) the applicable vesting percentage. The vesting schedule for the Broadridge SORP is as follows:

Credited Service	Vesting Percent
0-4	0%
5	50%
6	60%
7	70%
8	80%
9	90%
10	100%

Compensation covered under the Broadridge SORP includes base salary and annual cash incentive award (paid or deferred) and is not subject to the limitations under the Code. Equity compensation is not included in the calculation of the SORP benefit. Payments are also available in other forms of annuities.

Reduced benefits are available after age 60 using an early retirement reduction of 5% for each year the benefit commences earlier than age 65. If a participant with a vested benefit terminates employment with the Company prior to reaching age 60, payment of the benefit is delayed until the participant reaches age 60. In addition, the Broadridge SORP provides (i) a disability retirement benefit, generally calculated in the same manner as the retirement benefit, if a participant incurs a “disability” while employed by the Company; and (ii) if a participant dies, a spousal benefit equal to 50% of the benefit the participant would have been entitled to at death, provided the participant is at least 35 years old and the vested percentage is greater than 0%.

Mr. Daly, Mr. Sheldon, Mr. Hogan, and Mr. Schifellite are also credited with the service they accrued under the ADP SORP as of the March 2007 spin-off date, or 13.0, 3.0, 12.0, and 6.0 years, respectively. While the net effect of this increases the accrued benefit they receive under the Broadridge SORP, the benefits are then offset by the amount of their vested, accrued benefits payable under the ADP SORP. The amounts of the offset will continue to be the obligations of ADP and are as follows: $223,770 for Mr. Daly, $0 for Mr. Sheldon, $206,108 for Mr. Hogan, and $25,916 for Mr. Schifellite.

The Broadridge SORP provides for a minimum annual age 65 benefit in any given year for Mr. Daly and Mr. Hogan of $435,526, subject to the offset for their vested accrued benefits under the ADP SORP.

NON-QUALIFIED DEFERRED COMPENSATION

Non-Qualified Deferred Compensation Plan

The Company maintains the DC Plan, an unfunded, non-qualified deferred compensation plan for Named Executive Officers and other executive officers. Participants can defer up to 100% of their annual performance-based cash incentive payment into a notional account. Accounts can earn additional value over time based on either a fixed interest rate or the growth rate of the Standard & Poor’s index of 500 leading U.S. companies. The fixed interest rate is equal to the five-year U.S. Treasury bond rate at the end of the previous fiscal year, rounded to the nearest quarter-percentage point. This interest rate was set at 0.75% for fiscal year 2013. Participants elect to receive distributions of their deferrals plus any subsequent interest or investment gains upon their retirement, or on a fixed future date. Broadridge does not make any matching contributions or other contributions into the

DC Plan for any of the Named Executive Officers. Plan participants who terminate employment with Broadridge prior to their elected distribution date receive a lump-sum distribution of all deferred amounts no earlier than six months after the termination date. Distributions are subject to federal, state and local income taxes on both the principal amount and investment earnings at the ordinary income rate in the year in which such payments are made.

The Non-Qualified Deferred Compensation Table has been omitted from this Proxy Statement because none of the Named Executive Officers has a balance in the DC Plan or has made contributions to the DC Plan in fiscal year 2013.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

Change in Control Severance Plan and Enhancement Agreements

Effective as of the time of the Company’s spin-off from ADP, we adopted an executive severance plan for the payment of certain benefits to executive officers, including our Named Executive Officers, upon termination of employment from Broadridge due to a change in control.

The CIC Plan provides for the following severance benefits upon a “change in control” (as defined below) and subsequent termination without “cause” or for “good reason” (as defined below) if the termination occurs within two years after a change in control:

•	Compensation: The Named Executive Officers will receive 150% of their “current total annual compensation” (generally defined as the higher of the two most recent calendar years’ base salary amounts, plus the average annual cash incentive earned in the last two completed calendar years).

•	Stock Option Vesting: 100% vesting of all unvested stock options.

•	RSU Vesting: 100% vesting of all unvested time-based RSUs where vesting restrictions would have lapsed within two years of termination. In addition, any stock that a participant would have been entitled to receive had performance goals been achieved at target in the Company’s performance-based RSU programs will be granted to the participant.

The CIC Plan provides for the following severance benefits upon a change in control and subsequent termination without cause or for good reason if the termination occurs between the second and third anniversary of the change in control:

•	Compensation: The Named Executive Officers will receive 100% of their “current total annual compensation” (as defined above).

•	Stock Option Vesting: 100% vesting of all unvested stock options that would have vested within one year after termination.

•	RSU Vesting: 100% vesting of all unvested time-based RSUs where vesting restrictions would have lapsed within one year of termination. In addition, in the case of performance-based RSUs for which the performance period has ended, all earned but unvested stock for which vesting restrictions would have lapsed within one year of termination, will vest.

In addition, the Company will reduce the severance payments and benefits to the extent specified in the CIC Plan to avoid the imposition of the excise tax under Section 4999 of the Code.

Mr. Daly and Mr. Hogan entered into Enhancement Agreements with the Company at the time of the Company’s spin-off from ADP, pursuant to which they are entitled to receive on an item-by-item basis, the greater of the benefits and payments under the Enhancement Agreements and the CIC Plan. Under the Enhancement Agreements, if a change in control occurs and Mr. Daly’s or Mr. Hogan’s employment is terminated by the Company without “cause” or they resign for “good reason” within two years after a change in control, they will receive a termination payment equal to 200% of their current total annual compensation (as defined above), or 150% of their current total annual compensation if the termination occurs between the second and third anniversary of the change in control. In addition, as of June 30, 2013, Mr. Daly and Mr. Hogan were entitled to a tax equalization payment which would place them in the same after-tax position as if the excise tax in Section 4999 of the Code did not apply. In September 2013, Mr. Daly and Mr. Hogan agreed to amend the Enhancement Agreements to give up their right to an excise tax gross-up payment which could have been payable in the event of a qualified termination following a change in control of the Company.

For purposes of the CIC Plan, a “change in control” generally means: (A) the acquisition of 35% or more of the total combined voting power of the Company’s then outstanding securities; (B) the merger, consolidation or other business combination of the Company, subject to certain exceptions; or (C) the sale of all or substantially all of the Company’s assets, subject to certain exceptions.

For purposes of the CIC Plan, “cause” generally means: (A) gross negligence or willful misconduct which is materially injurious to the Company monetarily or otherwise; (B) misappropriation or fraud with regard to the Company or its assets; or (C) conviction of, or the pleading of guilty or nolo contendere to, a felony involving the assets or business of the Company.

For purposes of the CIC Plan, “good reason” generally means the occurrence of any of the following events after a change in control which is not cured within 15 days after a participant provides written notice thereof: (A) material diminution in the value and importance of a participant’s position, duties, responsibilities or authority; (B) a reduction in a participant’s aggregate compensation or benefits; or (C) a failure of any successor or assign of the Company to assume in writing the obligations under the CIC Plan.

Officer Severance Plan

In the event of a termination without “cause” (as defined below) unrelated to a change in control, the Named Executive Officers would be eligible to receive severance benefits under the Severance Plan instead of the CIC Plan. Upon a qualifying termination under the Severance Plan, the Named Executive Officers would be eligible to receive:

•	Continued payment of base salary of 24 months for the CEO and 18 months for the other Named Executive Officers;

•	Payment of a cash incentive award for the fiscal year of termination on the normal payment date based on actual performance, prorated for the Named Executive Officers other than the CEO, who is eligible for a full year’s cash incentive award; and

•	Continued vesting during the severance period of equity awards granted after the effective date of the Severance Plan, with proration of performance-based restricted stock and RSUs if the termination occurs prior to the end of the performance period.

As a condition to receiving any severance payments under the Severance Plan, Named Executive Officers will be required to enter into agreements that contain a general release of the Company and certain restrictive covenants, including non-competition provisions that will be in force during the severance period.

In the instance that a Named Executive Officer is due benefits or payments under both the Severance Plan and the CIC Plan, such as in the event a termination without cause occurs within three years of a change in control, the Named Executive Officer would be eligible to receive the greater of the benefits and payments and the more favorable terms and conditions determined on an item-by-item basis.

For purposes of the Severance Plan, “cause” generally means: (A) conviction of, or pleading nolo contendere to, a felony; (B) willful misconduct resulting in material harm to the Company; (C) fraud, embezzlement, theft or dishonesty resulting in material harm to the Company; (D) continuing failure to perform duties after written notice; or (E) material breach of any confidentiality, non-solicitation and/or non-competition agreements.

Payments Upon a Termination or Change in Control Table

The following tables set forth the payments which each of our Named Executive Officers would have received under various termination scenarios under arrangements in effect on June 30, 2013. With regard to the payments on a change in control, the amounts detailed below assume that each Named Executive Officer’s employment was terminated by the Company on June 30, 2013 without “cause” or by the executive for “good reason” within the specified time period of the change in control.

Richard J. Daly

Payment Elements	Change In Control				Death		Disability		Voluntary Termination, or Involuntary Termination With Cause		Involuntary Termination Without Cause		Retirement
	Within Two Years Following		Between Two and Three Years Following
Base Salary Payment	$1,430,000	(1)	$1,430,000	(7)	$0		$0		$0		$1,430,000	(12)	$0
Annual Cash Incentive Payment	$1,948,334	(1)	$1,179,750	(7)	$0		$0		$0		$1,179,750	(12)	$0
Stock Options	$1,776,846	(2)	$953,621	(12)	$1,776,846	(8)	$1,776,846	(8)	$0	(11)	$953,621	(12)	$0	(13)
RSUs	$2,899,453	(2)	$2,899,453	(12)	$2,899,453	(8)	$2,899,453	(8)	$0	(11)	$2,899,453	(12)	$0	(13)
Broadridge SORP	$5,530,850	(3)(4)	$5,530,850	(3)(4)	$2,865,391	(9)	$7,386,397	(10)	$5,530,850	(4)	$5,530,850	(4)	$5,530,850	(4)
Excise Tax Gross Up	$0	(5)	$0	(5)	$0		$0		$0		$0		$0
Health Coverage	$94,000	(6)	$94,000	(6)	$0	(6)	$94,000	(6)	$94,000	(6)	$94,000	(6)	$94,000	(6)

Total	$13,679,483		$12,087,674		$7,541,690		$12,156,696		$5,624,850		$12,087,674		$5,624,850

(1)	Represents the payment of two times the sum of Mr. Daly’s current base salary (the higher of calendar year 2013 and calendar year 2012, the two most recent calendar years), and the average of the annual cash incentive paid in 2011 and 2012 (the last two completed calendar years).
(2)	Represents the aggregate value of all unvested stock options and performance-based RSUs vesting upon termination under the CIC Plan, based on the June 28, 2013 Common Stock closing price of $26.58 per share. All stock options vest upon termination without “cause” or for “good reason” if the termination occurs within two years after the change in control. If the termination occurs in the third year following a change in control, options that would have vested within one year after termination will vest. All performance-based RSUs that would have vested within two years after a termination without “cause” or for “good reason” will vest at 100% of target upon termination following a change in control if the termination occurs within two years following the change in control. All performance-based RSUs that have been earned (amount above assumes earned at target) but have not vested and that would have vested within one year of termination following a change in control will vest if the termination occurs in the third year following the change in control.
(3)	There are no special change in control provisions with regard to the Broadridge SORP.
(4)	Assumes benefits commence at age 60. A participant who terminates and is at least age 60 will commence benefits immediately. A participant who terminates but is not yet age 60 will commence receiving benefits at age 60. Service credit and actuarial values are calculated as of June 30, 2013 (Broadridge SORP’s measurement date for the last fiscal year). Actuarial values are based on the RP-2000 white collar mortality table (projected to 2020) and a 4.54% discount rate.
(5)	The Enhancement Agreement provides for a tax equalization payment in an amount which, when added to the other amounts payable to Mr. Daly under the CIC Plan, would place Mr. Daly in the same after-tax position as if the excise tax penalty of Section 4999 of the Code did not apply. Based on these projected termination payments and Mr. Daly’s historical average total annual compensation, an excise tax would not be incurred. In September 2013, the Enhancement Agreement was amended to delete Mr. Daly’s right to this tax equalization payment.
(6)	Mr. Daly will be eligible for executive retiree medical benefits under the Company’s Executive Retiree Health Insurance Plan upon termination of employment with the Company until he reaches age 65. Actuarial values are calculated as of June 30, 2013 (measurement date for the last fiscal year) and are based on the RP-2000 white collar mortality table (projected to 2020) and a 3.50% discount rate.
(7)	Reflects salary continuation of 24 months following termination and a prorated cash incentive assuming performance achievement at target as provided under the Severance Plan.
(8)	Represents the aggregate value of all unvested stock options and performance-based RSUs, based on the June 28, 2013 Common Stock closing price of $26.58 per share. All unvested stock options vest in full and unvested performance-based RSUs vest at target upon death or permanent disability.
(9)	Represents the benefit payable to the spouse of the deceased participant under the Broadridge SORP. The spouse of a deceased participant is assumed to be the same age as the participant and is expected to commence receiving benefits at age 60.
(10)	A disabled participant is assumed to commence receiving unreduced benefits immediately.
(11)	All unvested stock options and performance-based RSUs terminate upon voluntary termination or involuntary termination with cause.
(12)	Represents the amount that would be received under the Severance Plan. Reflects salary continuation of 24 months following termination and the full year cash incentive assuming performance achievement at target. For equity awards made after the Severance Plan was approved: options continue to vest during the severance period and performance-based RSUs continue to vest through the severance period with payout of any vested awards on the original vesting date, and, in the case of a termination that occurs prior to the end of the performance period, the portion of the award that vests will be determined based on actual performance for the entire performance period and by prorating to reflect the portion of the performance period worked.

(13)	These awards would continue to vest for a period of time following the participant’s “retirement.” The original vesting dates would continue to apply to the vesting that occurs after retirement. For this purpose, “retirement” is defined as termination of employment for any reason other than “cause” for employees age 65 and over, and involuntary termination of employment without “cause” for employees age 60 and over. Employees between the ages of 60 and 64 who voluntarily terminate employment with the Company would not be eligible under these provisions. Based on his age, Mr. Daly would not qualify for retirement treatment of his awards under this definition at this time.

Dan Sheldon

Payment Elements	Change In Control				Death		Disability		Voluntary Termination, or Involuntary Termination With Cause		Involuntary Termination Without Cause		Retirement
	Within Two Years Following		Between Two and Three Years Following
Base Salary Payment	$710,700	(1)	$710,700	(6)	$0		$0		$0		$710,700	(11)	$0
Annual Cash Incentive Payment	$495,150	(1)	$355,350	(6)	$0		$0		$0		$355,350	(11)	$0
Stock Options	$436,874	(2)	$117,911	(2)	$436,874	(7)	$436,874	(7)	$0	(10)	$117,911	(11)	$0	(12)
RSUs	$733,954	(2)	$733,954	(11)	$733,954	(7)	$733,954	(7)	$0	(10)	$733,954	(11)	$0	(12)
Broadridge SORP	$1,343,523	(3)(4)	$1,343,523	(3)(4)	$696,045	(8)	$2,404,848	(9)	$1,343,523	(4)	$1,343,523	(4)	$1,343,523	(4)
Health Coverage	$148,000	(5)	$148,000	(5)	$0	(5)	$148,000	(5)	$148,000	(5)	$148,000	(5)	$148,000	(5)

Total	$3,868,201		$3,409,438		$1,866,873		$3,723,676		$1,491,523		$3,409,438		$1,491,523

(1)	Represents the payment of 1.5 times the sum of Mr. Sheldon’s current base salary (the higher of calendar year 2013 and calendar year 2012, the two most recent calendar years), and the average of the annual cash incentive paid in 2011 and 2012 (the last two completed calendar years).
(2)	Represents the aggregate value of all unvested stock options and performance-based RSUs vesting upon termination under the CIC Plan, based on a June 28, 2013 Common Stock closing price of $26.58 per share. All stock options vest upon termination without “cause” or for “good reason” if the termination occurs within two years after the change in control. If the termination occurs in the third year following a change in control, options that would have vested within one year after termination will vest. All performance-based RSUs that would have vested within two years after a termination without “cause” or for “good reason” will vest at 100% of target upon termination following a change in control if the termination occurs within two years following the change in control. All performance-based RSUs that have been earned (amount above assumes earned at target) but have not vested and that would have vested within one year of termination will vest following a change in control if the termination occurs in the third year following the change in control.
(3)	There are no special change in control provisions with regard to the Broadridge SORP.
(4)	Assumes benefits commence at age 60. A participant who terminates and is at least age 60 will commence benefits immediately. A participant who terminates but is not yet age 60 will commence receiving benefits at age 60. Service credit and actuarial values are calculated as of June 30, 2013 (Broadridge SORP’s measurement date for the last fiscal year). Actuarial values are based on the RP-2000 white collar mortality table (projected to 2020) and a 4.54% discount rate.
(5)	Mr. Sheldon will be eligible for executive retiree medical benefits under the Company’s Executive Retiree Health Insurance Plan upon termination of employment with the Company until he reaches age 65. Actuarial values are calculated as of June 30, 2013 (measurement date for the last fiscal year) and are based on the RP-2000 white collar mortality table (projected to 2020) and a 3.50% discount rate.
(6)	Reflects salary continuation of 18 months following termination and a prorated cash incentive assuming performance achievement at target as provided under the Severance Plan.
(7)	Represents the aggregate value of all unvested stock options and performance-based RSUs, based on the June 28, 2013 Common Stock closing price of $26.58 per share. All unvested stock options vest in full and unvested performance-based RSUs vest at target upon death or permanent disability.
(8)	Represents the benefit payable to the spouse of the deceased participant under the Broadridge SORP. The spouse of a deceased participant is assumed to be the same age as the participant and is expected to commence receiving benefits at age 60.
(9)	A disabled participant is assumed to commence receiving unreduced benefits immediately.
(10)	All unvested stock options and performance-based RSUs terminate upon voluntary termination or involuntary termination with cause.
(11)	Represents the amount that would be received under the Severance Plan. Reflects salary continuation of 18 months following termination and a prorated cash incentive assuming performance achievement at target. For equity awards made after the Severance Plan was approved: options continue to vest during the severance period and performance-based RSUs continue to vest through the severance period with payout of any vested awards on the original vesting date, and, in the case of a termination that occurs prior to the end of the performance period, the portion of the award that vests will be determined based on actual performance for the entire performance period and by prorating to reflect the portion of the performance period worked.
(12)	These awards would continue to vest for a period of time following the participant’s “retirement.” The original vesting dates would continue to apply to the vesting that occurs after retirement. For this purpose, “retirement” is defined as termination of employment for any reason other than “cause” for employees age 65 and over, and involuntary termination of employment without “cause” for employees age 60 and over. Employees between the ages of 60 and 64 who voluntarily terminate employment with the Company would not be eligible under these provisions. Based on his age, Mr. Sheldon would not qualify for retirement treatment of his awards under this definition at this time.

John Hogan

Payment Elements	Change In Control				Death		Disability		Voluntary Termination, or Involuntary Termination With Cause		Involuntary Termination Without Cause		Retirement
	Within Two Years Following		Between Two and Three Years Following
Base Salary Payment	$1,080,000	(1)	$810,000	(7)	$0		$0		$0		$810,000	(12)	$0
Annual Cash Incentive Payment	$1,245,000	(1)	$933,750	(7)	$0		$0		$0		$810,000	(12)	$0
Stock Options	$891,955	(2)	$240,738	(2)	$891,955	(8)	$891,955	(8)	$0	(11)	$722,214	(13)(14)	$722,214	(13)(14)
RSUs	$1,498,501	(2)	$777,837	(2)	$1,498,501	(8)	$1,498,501	(8)	$0	(11)	$1,318,335	(13)(15)	$1,318,335	(13)(15)
Broadridge SORP	$3,278,242	(3)(4)	$3,278,242	(3)(4)	$1,722,847	(9)	$3,292,327	(10)	$3,278,242	(4)	$3,278,242	(4)	$3,278,242	(4)
Excise Tax Gross Up	$0	(5)	$0	(5)	$0		$0		$0		$0		$0
Health Coverage	$14,000	(6)	$14,000	(6)	$0	(6)	$14,000	(6)	$14,000	(6)	$14,000	(6)	$14,000	(6)

Total	$8,007,698		$6,054,567		$4,113,303		$5,696,783		$3,292,242		$6,952,791		$5,332,791

(1)	Represents the payment of two times the sum of Mr. Hogan’s current base salary (the higher of calendar year 2013 and calendar year 2012, the two most recent calendar years), and the average of the annual cash incentive paid in 2011 and 2012 (the last two completed calendar years).
(2)	Represents the aggregate value of all unvested stock options and performance-based RSUs vesting upon termination under the CIC Plan, based on a June 28, 2013 Common Stock closing price of $26.58 per share. All stock options vest upon termination without “cause” or for “good reason” if the termination occurs within two years after the change in control. If the termination occurs in the third year following a change in control, options that would have vested within one year after termination will vest. All performance-based RSUs that would have vested within two years after a termination without “cause” or for “good reason” will vest at 100% of target upon termination following a change in control if the termination occurs within two years following the change in control. All performance-based RSUs that have been earned (amount above assumes earned at target) but have not vested and that would have vested within one year of termination following a change in control will vest if the termination occurs in the third year following the change in control.
(3)	There are no special change in control provisions with regard to the Broadridge SORP.
(4)	Assumes benefits commence upon termination. A participant who terminates and is at least age 60 will commence benefits immediately. A participant who terminates but is not yet age 60 will commence receiving benefits at age 60. Service credit and actuarial values are calculated as of June 30, 2013 (Broadridge SORP’s measurement date for the last fiscal year). Actuarial values are based on the RP-2000 white collar mortality table (projected to 2020) and a 4.54% discount rate.
(5)	The Enhancement Agreement provides for a tax equalization payment in an amount which, when added to the other amounts payable to Mr. Hogan under the CIC Plan, would place Mr. Hogan in the same after-tax position as if the excise tax penalty of Section 4999 of the Code did not apply. Based on these projected termination payments upon a change in control and Mr. Hogan’s historical average total annual compensation, an excise tax would be not be incurred. In September 2013, the Enhancement Agreement was amended to delete Mr. Hogan’s right to this tax equalization payment.
(6)	Mr. Hogan will be eligible for executive retiree medical benefits under the Company’s Executive Retiree Health Insurance Plan upon termination of employment with the Company until he reaches age 65. Actuarial values are calculated as of June 30, 2013 (measurement date for the last fiscal year) and are based on the RP-2000 white collar mortality table (projected to 2020) and a 3.50% discount rate.
(7)	Represents the payment of 1.5 times the sum of Mr. Hogan’s current base salary (the higher of calendar year 2013 and calendar year 2012, the two most recent calendar years), and the average of the annual cash incentive paid in 2011 and 2012 (the last two completed calendar years).
(8)	Represents the aggregate value of all unvested stock options and performance-based RSUs, based on the June 28, 2013 Common Stock closing price of $26.58 per share. All unvested stock options vest in full and performance-based RSUs vest at target upon death or permanent disability.
(9)	Represents the benefit payable to the spouse of the deceased participant under the Broadridge SORP. The spouse of a deceased participant is assumed to be the same age as the participant and is expected to commence receiving benefits at age 60.
(10)	A disabled participant is assumed to commence receiving unreduced benefits immediately.
(11)	All unvested stock options and performance-based RSUs terminate upon voluntary termination or involuntary termination with cause.
(12)	Represents the amount that would be received under the Severance Plan. Reflects salary continuation of 18 months following termination and a prorated cash incentive assuming performance achievement at target. For equity awards made after the Severance Plan was approved: options continue to vest during the severance period and performance-based RSUs continue to vest through the severance period with payout of any vested awards on the original vesting date, and, in the case of a termination that occurs prior to the end of the performance period, the portion of the award that vests will be determined based on actual performance for the entire performance period and by prorating to reflect the portion of the performance period worked.
(13)

These awards would continue to vest for a period of time following the participant’s “retirement.” The original vesting dates would continue to apply to the vesting that occurs after retirement. For this purpose, “retirement” is defined as termination of employment for any reason other than “cause” for employees age 65 and over, and involuntary termination of employment without “cause” for employees age 60 and over. Employees between the ages of 60 and 64 who voluntarily terminate employment with the Company would not be eligible under these provisions. Based on his age, Mr. Hogan would not qualify for retirement treatment of his awards if he were to voluntarily terminate employment or if the Company terminated his employment with “cause,” but he would qualify for retirement treatment of his awards if the Company involuntarily terminated his employment without “cause.” The amounts shown in the Involuntary Termination Without Cause column assume that the Company involuntarily terminated Mr. Hogan’s employment without “cause” on June 30, 2013.
(14)	Represents the aggregate value of all stock options scheduled to vest over the three years following June 28, 2013 that Mr. Hogan would be eligible to receive in the event of his “retirement,” in accordance with the definition described in footnote 13, based on the June 28, 2013 Common Stock closing price of $26.58 per share.
(15)	Represents the aggregate value of performance-based RSUs at target that Mr. Hogan would be eligible to receive in the event of his “retirement,” in accordance with the definition described in footnote 13. The number of performance-based RSUs earned would be determined at the end of the performance cycle. Therefore, the actual earned value on all grants is indeterminable on the termination date, and for this table it is assumed that the target number of performance-based RSUs is earned.

Timothy C. Gokey

Payment Elements	Change In Control				Death		Disability		Voluntary Termination, or Involuntary Termination With Cause		Involuntary Termination Without Cause, or Voluntary Termination for Good Reason		Retirement
	Within Two Years Following		Between Two and Three Years Following
Base Salary Payment	$795,750	(1)	$795,750	(5)	$0		$0		$0		$795,750	(10)	$0
Annual Cash Incentive Payment	$667,350	(1)	$610,075	(5)	$0		$0		$0		$610,075	(10)	$0
Stock Options	$1,170,721	(2)	$182,662	(2)	$1,170,721	(6)	$1,170,721	(6)	$0	(9)	$182,662	(10)	$0	(11)
RSUs	$942,181	(2)	$942,181	(10)	$942,181	(6)	$942,181	(6)	$0	(9)	$942,181	(10)	$0	(11)
Broadridge SORP	$0	(3)(4)	$0	(3)(4)	$0	(7)	$725,929	(8)	$0	(4)	$0	(4)	$0	(4)
Health Coverage	$0		$0		$0		$0		$0		$0		$0

Total	$3,576,002		$2,530,668		$2,112,902		$2,838,831		$0		$2,530,668		$0

(1)	Represents the payment of 1.5 times the sum of Mr. Gokey’s current base salary (the higher of calendar year 2013 and calendar year 2012, the two most recent calendar years), and the average of the annual cash incentive paid in 2011 and 2012 (the last two completed calendar years).
(2)	Represents the aggregate value of all unvested stock options and performance-based RSUs vesting upon termination under the CIC Plan, based on a June 28, 2013 Common Stock closing price of $26.58 per share. All stock options vest upon termination without “cause” or for “good reason” if the termination occurs within two years after the change in control. If the termination occurs in the third year following a change in control, options that would have vested within one year after termination will vest. All performance-based RSUs that would have vested within two years after a termination without “cause” or for “good reason” will vest at 100% of target upon termination following a change in control if the termination occurs within two years following the change in control. All performance-based RSUs that have been earned (amount above assumes earned at target) but have not vested and that would have vested within one year of termination will vest following a change in control if the termination occurs in the third year following the change in control.
(3)	There are no special change in control provisions with regard to the Broadridge SORP.
(4)	Assumes benefits commence at age 60. A participant who terminates and is at least age 60 will commence benefits immediately. A participant who terminates but is not yet age 60 will commence receiving benefits at age 60. Service credit and actuarial values are calculated as of June 30, 2013 (Broadridge SORP’s measurement date for the last fiscal year). Actuarial values are based on the RP-2000 white collar mortality table (projected to 2020) and a 4.54% discount rate.
(5)	Reflects salary continuation of 18 months following termination and a prorated cash incentive assuming performance achievement at target as provided under the Severance Plan.
(6)	Represents the aggregate value of all unvested stock options and performance-based RSUs, based on the June 28, 2013 Common Stock closing price of $26.58 per share. All unvested stock options vest in full and unvested performance-based RSUs vest at target upon death or permanent disability.
(7)	Represents the benefit payable to the spouse of the deceased participant under the Broadridge SORP. The spouse of a deceased participant is assumed to be the same age as the participant and is expected to commence receiving benefits at age 60.
(8)	A disabled participant is assumed to commence receiving unreduced benefits immediately.
(9)	All unvested stock options and performance-based RSUs terminate upon voluntary termination or involuntary termination with cause.
(10)	Represents the amount that would be received under the Severance Plan. Reflects salary continuation of 18 months following termination and a prorated cash incentive assuming performance achievement at target. For equity awards made after the Severance Plan was approved: options continue to vest during the severance period and performance-based RSUs continue to vest through the severance period with payout of any vested awards on the original vesting date, and, in the case of a termination that occurs prior to the end of the performance period, the portion of the award that vests will be determined based on actual performance for the entire performance period and by prorating to reflect the portion of the performance period worked.

(11)	These awards would continue to vest for a period of time following the participant’s “retirement.” The original vesting dates would continue to apply to the vesting that occurs after retirement. For this purpose, “retirement” is defined as termination of employment for any reason other than “cause” for employees age 65 and over, and involuntary termination of employment without “cause” for employees age 60 and over. Employees between the ages of 60 and 64 who voluntarily terminate employment with the Company would not be eligible under these provisions. Based on his age, Mr. Gokey would not qualify for retirement treatment of his awards under this definition at this time.

Robert Schifellite

Payment Elements	Change In Control				Death		Disability		Voluntary Termination, or Involuntary Termination With Cause		Involuntary Termination Without Cause		Retirement
	Within Two Years Following		Between Two and Three Years Following
Base Salary Payment	$645,840	(1)	$645,840	(5)	$0		$0		$0		$645,840	(10)	$0
Annual Cash Incentive Payment	$565,950	(1)	$473,616	(5)	$0		$0		$0		$473,616	(10)	$0
Stock Options	$492,301	(2)	$130,300	(2)	$492,301	(6)	$492,301	(6)	$0	(9)	$130,300	(10)	$0	(11)
RSUs	$792,775	(2)	$792,775	(10)	$792,775	(6)	$792,775	(6)	$0	(9)	$792,775	(10)	$0	(11)
Broadridge SORP	$1,453,181	(3)(4)	$1,453,181	(3)(4)	$752,856	(7)	$2,709,135	(8)	$1,453,181	(4)	$1,453,181	(4)	$1,453,181	(4)
Health Coverage	$0		$0		$0		$0		$0		$0		$0

Total	$3,950,047		$3,495,712		$2,037,932		$3,994,211		$1,453,181		$3,495,712		$1,453,181

(1)	Represents the payment of 1.5 times the sum of Mr. Schifellite’s current base salary (the higher of calendar year 2013 and calendar year 2012, the two most recent calendar years), and the average of the annual cash incentive paid in 2011 and 2012 (the last two completed calendar years).
(2)	Represents the aggregate value of all unvested stock options and performance-based RSUs vesting upon termination under the CIC Plan, based on a June 28, 2013 Common Stock closing price of $26.58 per share. All stock options vest upon termination without “cause” or for “good reason” if the termination occurs within two years after the change in control. If the termination occurs in the third year following a change in control, options that would have vested within one year after termination will vest. All performance-based RSUs that would have vested within two years after a termination without “cause” or for “good reason” will vest at 100% of target upon termination following a change in control if the termination occurs within two years following the change in control. All performance-based RSUs that have been earned (amount above assumes earned at target) but have not vested and that would have vested within one year of termination will vest following a change in control if the termination occurs in the third year following the change in control.
(3)	There are no special change in control provisions with regard to the Broadridge SORP.
(4)	Assumes benefits commence at age 60. A participant who terminates and is at least age 60 will commence benefits immediately. A participant who terminates but is not yet age 60 will commence receiving benefits at age 60. Service credit and actuarial values are calculated as of June 30, 2013 (Broadridge SORP’s measurement date for the last fiscal year). Actuarial values are based on the RP-2000 white collar mortality table (projected to 2020) and a 4.54% discount rate.
(5)	Reflects salary continuation of 18 months following termination and a prorated cash incentive assuming performance achievement at target as provided under the Severance Plan.
(6)	Represents the aggregate value of all unvested stock options and performance-based RSUs, based on the June 28, 2013 Common Stock closing price of $26.58 per share. All unvested stock options vest in full and unvested performance-based RSUs vest at target upon death or permanent disability.
(7)	Represents the benefit payable to the spouse of the deceased participant under the Broadridge SORP. The spouse of a deceased participant is assumed to be the same age as the participant and is expected to commence receiving benefits at age 60.
(8)	A disabled participant is assumed to commence receiving unreduced benefits immediately.
(9)	All unvested stock options and performance-based RSUs terminate upon voluntary termination or involuntary termination with cause.
(10)	Represents the amount that would be received under the Severance Plan in the event of an involuntary termination not in connection with a change in control. Reflects salary continuation of 18 months following termination and a prorated cash incentive assuming performance achievement at target. For equity awards made after the Severance Plan was approved: options continue to vest during the severance period and performance-based RSUs continue to vest through the severance period with payout of any vested awards on the original vesting date, and, in the case of a termination that occurs prior to the end of the performance period, the portion of the award that vests will be determined based on actual performance for the entire performance period and by prorating to reflect the portion of the performance period worked.
(11)	These awards would continue to vest for a period of time following the participant’s “retirement.” The original vesting dates would continue to apply to the vesting that occurs after retirement. For this purpose, “retirement” is defined as termination of employment for any reason other than “cause” for employees age 65 and over, and involuntary termination of employment without “cause” for employees age 60 and over. Employees between the ages of 60 and 64 who voluntarily terminate employment with the Company would not be eligible under these provisions. Based on his age, Mr. Schifellite would not qualify for retirement treatment of his awards under this definition at this time.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee charter provides that its responsibilities and authorities include assisting the Board in overseeing: (i) the Company’s systems of internal controls regarding finance, accounting, legal and regulatory compliance; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the integrity of the Company’s financial statements and other financial information provided by the Company to its stockholders and the public; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the performance of the Company’s Internal Audit Department and independent registered public accountants. The charter is available on the Company’s website at www.broadridge.com under the heading “Investor Relations—Corporate Governance.”

As noted in the Corporate Governance section of this Proxy Statement, all of the members of the Audit Committee have been determined by the Board of Directors to be “independent” as defined by NYSE Listing Standards and the rules of the SEC applicable to audit committee requirements, and two of its members qualify as “audit committee financial experts” as defined in the applicable SEC rules.

The Company’s management has the primary responsibility for the Company’s financial statements and the reporting process, including disclosure controls and the system of internal control over financial reporting. The Audit Committee, in its oversight role has:

•	reviewed and discussed the audited Consolidated Financial Statements as of and for the fiscal year ended June 30, 2013 with the Company’s management;

•	discussed with management its assessment of the effectiveness of the Company’s system of internal control over financial reporting;

•	received and reviewed written disclosures and the statement from the independent registered public accountants required by the Public Company Accounting Oversight Board (“PCAOB”) regulations concerning independence;

•	discussed with the independent registered public accountants such auditor’s independence and the matters required to be discussed by Statement on Auditing Standards 61, “Communication with Audit Committees,” AICPA Professional Standards, Vol. 1, AU section 380, as amended, as adopted by the PCAOB in Rule 3200T;

•	met with the Chief Financial Officer, Corporate Controller, Treasurer, the head of Corporate Audit, the General Counsel, selected key business and finance executives from the businesses, and with the independent registered public accountants in their capacity as the Company’s independent auditors and as the primary Statement on Standards for Attestation Engagements No. 16—Reporting on Controls at a Service Organization—(SSAE 16) attestation service provider, among others. The Committee met with the independent registered public accountants both with and without management present;

•	reviewed with the independent registered public accountants their attestation and report on their assessment of the effectiveness of the Company’s internal control over financial reporting; and

•	considered other matters the Audit Committee deemed relevant and appropriate.

In addition, in the performance of its oversight duties and responsibilities, the Audit Committee also reviews the financial statements contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q with both management and the Company’s independent registered public accountants; reviews and discusses with management the Company’s quarterly earnings releases and earnings guidance; reviews periodic reports from management covering changes, if any, in accounting policies, procedures and disclosures, and the status of management’s assessment of the effectiveness of internal control over financial reporting to ensure compliance with Section 404 of the Sarbanes-Oxley Act of 2002; and reviews and discusses with the Company’s internal auditors and with its independent registered public accountants the overall scope and plans of their respective audits. In connection with the Company’s risk oversight process, the Audit Committee reviews and discusses with management the Company’s major financial and certain compliance risk exposures and the steps management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies). Please see the section entitled “The Board’s Role in Risk Oversight” of this Proxy Statement for more detail on the Audit Committee’s risk oversight role.

Based on the Audit Committee’s review and discussions with management and the Company’s independent registered public accountants as described in this report, the Audit Committee recommended to the Board of Directors that the audited Consolidated Financial Statements as of and for the fiscal year ended June 30, 2013, be included in the 2013 Form 10-K.

Audit Committee of the Board of Directors

Richard J. Haviland, Chair

Robert N. Duelks

Sandra S. Jaffee

Thomas J. Perna

Alan J. Weber

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accountants. The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accountants for the fiscal year ending June 30, 2014. While stockholder ratification is not required by the Company’s By-laws or otherwise, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as part of good corporate governance practices. If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Fees Billed to the Company by Deloitte & Touche LLP During Fiscal Years Ended 2013 and 2012

Audit Fees. Audit fees (including expenses) billed to the Company by Deloitte & Touche LLP were $4,170,000 in fiscal year 2013 and $3,770,000 in fiscal year 2012. Audit fees include professional services with respect to the audit of the Company’s Consolidated Financial Statements included in the 2013 Form 10-K and review of financial statements included in its Quarterly Reports on Form 10-Q, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings performed by Deloitte & Touche LLP to comply with generally accepted auditing standards, as well as the fees for the audit of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees also included fees for statutory audits performed on the Company’s operations located outside the United States. The increase in audit fees was due to additional audit procedures related to the Company’s regulated entities and the associated regulatory filings.

Audit-Related Fees. Audit-related fees (including expenses) billed to the Company by Deloitte & Touche LLP were $2,989,000 in fiscal year 2013, and $2,977,000 in fiscal year 2012. For the fiscal years ended June 30, 2013 and June 30, 2012, audit-related fees include fees paid to Deloitte & Touche LLP for reports on controls placed in operation and tests of operating effectiveness for the services the Company performs for its clients referred to as SSAE 16 Service Organization Controls (SOC1) reports, and reviews of compliance with performance criteria established by the Company for the services the Company performs for its clients. The audit-related fees were consistent with the fees incurred in the prior fiscal year as there were no significant changes to the SSAE 16 SOC1 procedures or performance criteria compliance procedures assigned to Deloitte & Touche LLP.

Tax Fees. Tax fees (including expenses) billed to the Company by Deloitte & Touche LLP were $354,000 in fiscal year 2013, and $315,000 in fiscal year 2012. Tax fees include fees billed by Deloitte & Touche LLP for general tax services including review and/or preparation of various income tax return filings, and consulting services with respect to cross border transactions relating to the Company’s operations conducted outside the United States. The tax fees incurred in fiscal year 2013 were consistent with the fees incurred in the prior fiscal year as there were no significant changes to Deloitte & Touche LLP’s scope of work.

All Other Fees. For the fiscal years ended June 30, 2013 and June 30, 2012, there were no other services performed which are not described above.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the Company’s registered public accountants. The Audit Committee pre-approved all such audit and non-audit services by our independent registered public accountants during the fiscal year ended June 30, 2013.

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent registered public accountants. The Audit Committee will annually review and pre-approve the audit, review and attest services to be provided during the next audit cycle by the independent registered public accountants and may annually review and pre-approve permitted non-audit services to be provided during the next audit cycle by the independent registered public accountants. To the extent practicable, the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the independent registered public accountants that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee. The Audit Committee periodically examines whether the fees for auditor services exceed estimates. All requests or applications for the independent registered public accountants to provide services to the Company shall be submitted to the Audit Committee or its designated subcommittee by the Chief Financial Officer or Corporate Controller and must address whether, in his or her view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence.

Representatives of Deloitte & Touche LLP are expected to be present at the 2013 Annual Meeting, with an opportunity to make a statement should they choose to do so, and to be available to respond to questions, as appropriate.

Required Vote

The proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants will require the affirmative vote of a majority of the votes cast at the 2013 Annual Meeting, in person or by proxy, and entitled to vote; provided that a quorum is present. Abstentions will be included in determining whether a quorum is present. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will have no effect on the outcome of the vote. Pursuant to NYSE regulations, brokers have discretionary voting power with respect to this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE

SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY’S CONSOLIDATED FINANCIAL

STATEMENTS FOR THE FISCAL YEAR ENDING JUNE 30, 2014

PROPOSAL 3—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2007 OMNIBUS AWARD PLAN

The Board of Directors is requesting that stockholders vote in favor of our amended and restated 2007 Omnibus Award Plan, which is maintained for the benefit of eligible employees, directors and consultants of the Company and its affiliates. The 2007 Omnibus Award Plan was previously amended and restated by the Board of Directors and approved by our stockholders in 2008, and it was further amended and approved by our stockholders in 2009 and 2010.

Description of the Amendment and Restatement

The amended and restated 2007 Omnibus Award Plan was unanimously approved by the Board of Directors on August 1, 2013, subject to approval by our stockholders. As described in more detail below, the amendment and restatement provides for an increase in the aggregate number of shares of our Common Stock issuable under the 2007 Omnibus Award Plan. In addition, the amendment and restatement provides for a change in the methodology for determining the number of shares of our Common Stock available for issuance under the Plan, a change in the award limit applicable to individual participants to make it a cumulative three-year limit instead of an annual limit, an extension of the term of the 2007 Omnibus Award Plan to the tenth anniversary of approval of the amendment and restatement by the Board of Directors, a limit on the annual awards that may be made to non-employee directors, and makes certain other changes in the nature of clarifications.

The Board of Directors believes that approval of the amended and restated 2007 Omnibus Award Plan is in the best interests of the Company and the stockholders. The 2007 Omnibus Award Plan is an important component of our overall compensation program which allows us to link compensation of our employees to Company performance, align employee and stockholder interests, and enables our employees to build long-term stockholder value. If our stockholders do not approve the amended and restated 2007 Omnibus Award Plan, the 2007 Omnibus Award Plan will remain in effect with its current terms and conditions. However, the Board of Directors believes that the remaining share pool is not sufficient to meet the needs of the Company in that the Company would not be able to grant equity awards at the rate it believes to be desirable beyond its 2014 fiscal year if the amended and restated 2007 Omnibus Award Plan is not approved.

The amendment and restatement provides for an increase of 6,650,000 in the aggregate number of shares available for grant under the 2007 Omnibus Award Plan, from 2,414,596 shares that were available for grant on June 30, 2013. This increase in the aggregate share limit represents approximately 5.6% of the outstanding shares of Common Stock of the Company as of the Record Date of September 23, 2013. The Board of Directors currently believes that this share increase should result in an adequate number of shares for future awards for approximately three years.

Prior to approval of this amendment and restatement by the Board of Directors, the 2007 Omnibus Award Plan was structured to provide share limits based on the types of awards to be granted. It provided that of the 34.2 million shares of Common Stock authorized for grant, only 11.9 million could be used for awards that are Whole Share Awards. “Whole Share Awards” are awards such as restricted stock, RSUs and stock bonus awards and do not include “Appreciation Awards” such as stock options and SARs that are based on the appreciation in the value of the Common Stock. As of June 30, 2013, there were 2,414,596 shares available for grant under the 2007 Omnibus Award Plan, all of which could be granted as either Whole Share Awards or Appreciation Awards. The sub-limit was, therefore, no longer applicable in practice. As recommended by Cook & Co., the Board of Directors amended the 2007 Omnibus Award Plan, subject to stockholder approval, to provide for a “full-value” share pool structure under which all of the shares will be available for grants of any type of award under the 2007 Omnibus Award Plan and each share awarded will count as one share against the available pool. The full-value share pool structure results in lower potential stockholder dilution and is a less complex structure to administer.

In addition to increasing the number of shares available for issuance under the 2007 Omnibus Award Plan and changing the structure of the available share pool, the Board of Directors also approved the following amendments:

•	The methodology for counting shares against the aggregate 2007 Omnibus Award Plan limit was amended, so that only shares actually issued upon the exercise or vesting of awards will be counted against the aggregate share limit. As amended, any shares withheld by the Company to fund the exercise price of an option or withholding taxes upon the vesting or exercise of awards would not count against the aggregate amount of shares available for grant under the 2007 Omnibus Award Plan.

•	The equity award limit applicable to individual participants for purposes of Section 162(m) of the Code was amended to provide for a cumulative limit of 2,550,000 shares per three consecutive calendar years, which replaced the current annual limit of 850,000 shares with carryforwards for unused shares. The cumulative three-year limit is three times the prior annual limit, and there will be no carryforward of unused shares.

•	A new dollar value limit of $500,000 per calendar year was adopted for awards granted to non-employee directors.

•	The term of the 2007 Omnibus Award Plan was extended until the tenth anniversary of the adoption of the amended and restated Plan by the Board of Directors.

Also, the Board approved certain amendments to the 2007 Omnibus Award Plan for the purpose of clarifying its terms, including, for example, more clearly providing that no dividends or dividend equivalents are paid by the Company prior to the vesting of performance-based awards and that if awards are granted by the Company in substitution for outstanding compensatory awards of an acquired business, the substitute awards will not count against the aggregate amount of shares available for grant under the 2007 Omnibus Award Plan.

Omnibus Plan Annual Share Usage

The annual share usage under the Company’s equity compensation program for the last three fiscal years was as follows:

		Fiscal Year 2013	Fiscal Year 2012	Fiscal Year 2011
A	Stock Options Granted	1,497,855	1,057,538	284,150
B	Restricted Stock Units Granted*	1,340,750	1,485,244	1,403,257

C	Total Shares Granted (A + B)	2,838,605	2,542,782	1,687,407
D	Basic Weighted Average Common Shares Outstanding	121,900,000	124,100,000	124,800,000

E	Annual Share Usage (C / D)	2.3%	2.0%	1.4%

*	Time- and performance-based

Description of the 2007 Omnibus Award Plan

The following description of the 2007 Omnibus Award Plan, as amended and restated, is a summary of its principal provisions and is qualified in its entirety by reference to the 2007 Omnibus Award Plan attached hereto as Appendix A.

Purpose. The purpose of the 2007 Omnibus Award Plan is to provide a means through which the Company and its affiliates may attract able persons to enter and remain in the employ of, or other service with, the Company and its affiliates and to provide a means whereby employees, directors and consultants of the Company and its affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its affiliates and promoting an identity of interest between stockholders and these persons.

Administration. The 2007 Omnibus Award Plan is administered and interpreted by the Compensation Committee of the Board or such other committee of at least two people as the Board may appoint (the “Committee”) or, if no such committee has been appointed by the Board, the Board. Currently, the Compensation Committee of the Board serves as the Committee under the 2007 Omnibus Award Plan. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee is intended to be, to the extent applicable, a (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation; (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury regulations promulgated thereunder; and (iii) an “independent director” under the NYSE rules. However, the fact that a Committee member shall fail to qualify as a “non-employee director” or an “outside director” under Rule 16b-3 or Section 162(m), respectively, will not invalidate any award granted by the Committee if the award is otherwise validly granted under the 2007 Omnibus Award Plan.

The Committee has the full authority to select those individuals eligible to receive awards, to determine the type of awards to be granted, the number of shares of Common Stock to be covered by each award, the terms and conditions of each award and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2007 Omnibus Award Plan. The terms and conditions of individual awards are set forth in written agreements that are consistent with the terms of the 2007 Omnibus Award Plan.

Shares Subject to the 2007 Omnibus Award Plan. The maximum number of shares of Common Stock in respect of which awards may be granted under the 2007 Omnibus Award Plan on or after November 14, 2013 (the “Effective Date”) is 9,064,596 shares of Common Stock, less the number of shares in respect of awards granted after June 30, 2013 and before the Effective Date. If awards granted under the 2007 Omnibus Award Plan expire, terminate or are canceled for any reason after June 30, 2013 or to the extent awards are cash-settled after June 30, 2013, the shares covered by such awards will again be available under the 2007 Omnibus Award Plan.

To the extent that, after June 30, 2013 (i) any award granted under the 2007 Omnibus Award Plan is exercised through the tendering of shares or by the withholding of shares by the Company, or (ii) any shares subject to an award are withheld to satisfy any tax withholding obligation, then in each such case, the shares so tendered or withheld will again become available for future awards under the 2007 Omnibus Award Plan. In addition, each SAR exercised after June 30, 2013 will count against the aggregate maximum limit based on the number of shares issued in settlement of the SAR.

The maximum number of shares of Common Stock subject to stock options or SARs or restricted stock, RSUs or stock bonus awards that are performance compensation awards that may, in the aggregate, be granted to any participant during any period of three consecutive calendar years is 2,550,000 shares. The maximum amount that can be paid in any calendar year to any participant pursuant to a cash bonus award or phantom stock award is $3,000,000. There are no individual share limitations with respect to restricted stock, RSUs, phantom stock awards, or stock bonus awards that are not intended to comply with the requirements of Section 162(m) of the Code.

No more than $500,000 may be granted in awards under the 2007 Omnibus Award Plan during any calendar year to a director (based on the Fair Market Value of the shares underlying the award as of the applicable grant date in the case of restricted stock, RSUs, phantom stock awards or stock bonus awards, and based on the applicable grant date fair value for accounting purposes in the case of options or SARs).

The 2007 Omnibus Award Plan requires that the Committee appropriately adjust the individual maximum share limitations, the aggregate number of shares of Common Stock available for the grant of awards and the number, price or kind of stock or other consideration subject to an award to reflect any change in the outstanding stock or in the Company’s capital structure by reason of certain corporate transactions or events or in applicable laws or circumstances which results in any substantial dilution or enlargement of a participant’s rights.

Eligibility. Participation in the 2007 Omnibus Award Plan is limited to eligible employees, directors and consultants of the Company and its affiliates who have entered into an award agreement or who have received written notification that they have been designated to participate in the 2007 Omnibus Award Plan by the Committee.

Types of Awards. The 2007 Omnibus Award Plan provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options (only to eligible employees) and non-qualified stock options; (ii) SARs; (iii) restricted stock and RSUs; (iv) phantom stock awards; (v) stock bonus awards; and (vi) performance compensation awards.

Stock Options. The Committee may grant non-qualified stock options and incentive stock options (only to eligible employees) to purchase shares of our Common Stock. The Committee will determine the number of shares subject to the option, the term of the option (which shall not exceed 10 years or five years in the case of an incentive stock option granted to a 10% stockholder), the exercise price, the vesting schedule (if any) and other material terms of each option. Except in the case of Substitution Awards, no stock option may have an exercise price less than the “fair market value” (as defined in the 2007 Omnibus Award Plan) of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value). Also, without stockholder approval, the Committee may not reprice stock options.

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant. The exercise price upon exercise may be paid: (i) in cash, check, cash equivalent or shares of Common Stock; (ii) in the discretion of the Committee and to the extent permitted by law, in other property having a fair market value on the exercise date equal to the exercise price, by means of “net exercise” or through the delivery of irrevocable instructions to a stockbroker to deliver the Company an amount equal to the exercise price; or (iii) by such other method as the Committee may allow.

SARs. The Committee may grant SARs either in connection with a stock option (a “Tandem SAR”) or independent of a stock option (a “Non-Tandem SAR”). An SAR is a right to receive a payment in Common Stock, equal in value to the excess, if any, of the fair market value of one share of Common Stock on the date of exercise over the strike price. Except in the case of Substitution Awards, the strike price per share covered by an SAR will be the per share exercise price of the related stock option in the case of a Tandem SAR and will be not less than the per share fair market value of Common Stock on the date of the grant in the case of a Non-Tandem SAR. Also, without stockholder approval, the Committee may not reprice SARs.

Restricted Stock and RSUs. The Committee may award shares of restricted stock and RSUs. Upon the award of restricted stock, the recipient has certain rights of a stockholder with respect to the shares, including, without limitation, the right to vote such shares and, subject to and conditioned upon the full vesting of the shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. An RSU represents the right to receive one share of Common Stock for each vested RSU, provided that, if so provided in the applicable award agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part shares for vested RSUs.

Recipients of restricted stock and RSUs are required to enter into an award agreement with the Company which states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse. The Committee may remove any or all of such restrictions at any time. If the grant of restricted stock or RSUs or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each participant the length of the performance period and the applicable performance goals and formulae within 90 days after the beginning of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code). The performance goals for performance-based restricted stock and RSUs will be based on one or more of the objective criteria set forth in the 2007 Omnibus Award Plan and discussed in general below.

Stock Bonus Awards; Phantom Stock Awards. The Committee may issue unrestricted stock or other awards denominated in stock, alone or in tandem with other awards under the 2007 Omnibus Award Plan, and the Committee may also issue phantom stock awards. The Committee will determine the terms and conditions of any such awards, which may include the achievement of certain performance goals for purposes of compliance with Section 162(m) of the Code. The performance goals for such stock bonus awards will be based on one or more of the objective criteria set forth in the 2007 Omnibus Award Plan and discussed in general below.

Performance Compensation Awards. The Committee, at the time of grant, may designate an award (other than stock options and SARs granted with an exercise price or grant price, as the case may be, equal to or greater than the fair market value per share of Common Stock on the date of grant) as a performance compensation award in order to qualify such award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee may make an award of a cash bonus and designate such award as “performance-based compensation” under Section 162(m) of the Code. The grant of a performance compensation award will specify one or more performance goals to be met within a specified period determined by the Committee at the time of grant. The performance goals for performance compensation awards will be based on one or more of the objective criteria set forth in the 2007 Omnibus Award Plan and discussed in general below. A participant is eligible to receive payment in respect of a performance compensation award if, at the end of the performance period, the recipient has achieved the specified performance goals and the award has been earned in accordance with the performance formula. To the extent earned, the performance compensation award will be paid to the participant at the time and in the manner determined by the Committee in cash, shares of our Common Stock or a combination thereof.

Performance Goals. If the awards are intended to comply with Section 162(m) of the Code, the performance goals will be based on one or more of the following criteria as they relate to Company-wide objectives or those of an affiliate, a subsidiary, division, department or function of the Company or an affiliate: (i) earnings per share; (ii) stock price; (iii) stockholder return; (iv) return on investment; (v) return on capital; (vi) earnings before interest, taxes, depreciation and/or amortization; (vii) income before taxes and extraordinary items; (viii) gross or net profits; (ix) gross or net revenues; (x) net earnings or net income (before or after taxes); (xi) operating income; (xii) operating profit or net operating profit (before or after taxes); (xiii) return measures; (xiv) cash flow; (xv) gross or operating margins; (xvi) fair market value of the shares of the Company’s Common Stock; (xvii) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (xviii) productivity ratios; (xix) expense targets; (xx) margins; (xxi) operating efficiency; (xxii) objective measures of customer satisfaction; (xxiii) cost reductions or savings; (xxiv) market share; (xxv) working capital targets; (xxvi) measures of economic value added; (xxvii) sales; (xxviii) enterprise value; (xxix) client retention; (xxx) competitive market metrics; (xxxi) employee retention; (xxxii) timely completion of new product rollouts; or (xxxiii) any combination of the foregoing.

The foregoing performance criteria may be measured on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group.

To the extent permitted by law, the Committee may also adjust or modify the calculation of a performance goal for a specified performance period in order to prevent the dilution or enlargement of the participant’s rights based on certain events specified in the 2007 Omnibus Award Plan, including for example, extraordinary, non-recurring items.

No Dividends or Dividend Equivalents on Unvested Performance Awards. Notwithstanding any provision of the 2007 Omnibus Award Plan to the contrary, no dividends or dividend equivalents shall be paid with respect to awards that vest contingent on achievement of performance conditions prior to the vesting of such awards.

Change in Control. In the event of a “change in control” (as defined in the 2007 Omnibus Award Plan), unvested awards under the 2007 Omnibus Award Plan do not automatically vest. However, the Committee may provide in an award agreement that upon a “change in control” (as defined in the 2007 Omnibus Award Plan): (i) all stock options and SARs will become immediately exercisable with respect to 100% of the shares subject to the stock options or SARs and/or the restricted period will expire immediately with respect to 100% of shares of restricted stock or RSUs (including the waiver of any performance goals); and (ii) all incomplete performance periods will end on the date of a change in control and the Committee will determine the extent to which the performance goals have been met and will cause the payment of awards based on the participant’s actual achievement of the performance goals through such date and the settlement of previously deferred awards in a manner that complies with Section 409A of the Code. In addition, the Committee may, with 10 days’ advance notice, cancel outstanding awards in exchange for a payment in cash, stock or a combination thereof, or cancel awards without payment if the price per share of Common Stock received by stockholders in connection with the change in control is less than the fair market value of the award on the grant date.

Transferability. Although awards will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may permit awards (other than incentive stock options) to be transferred to certain permitted transferees set forth in the 2007 Omnibus Award Plan, subject to certain conditions.

Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the 2007 Omnibus Award Plan or any portion thereof at any time, except that no such amendment, alteration, suspension, discontinuance or termination may: (i) impair the rights of any participant without the participant’s consent; or (ii) be made without stockholder approval to the extent such approval is necessary to comply with any tax or regulatory requirement applicable to the 2007 Omnibus Award Plan. Awards under the 2007 Omnibus Award Plan may not be made on or after August 1, 2023 provided that administration of the 2007 Omnibus Award Plan will continue in effect until all matters relating to awards previously granted have been settled. Awards (other than stock options and SARs) that are intended to be “performance-based” under Section 162(m) of the Code will not be made after the fifth anniversary of the date of the last stockholder approval of the performance goals in the 2007 Omnibus Award Plan (i.e., November 14, 2018) unless the performance goals are reapproved no later than the first stockholder meeting that occurs in the fifth year following the year of such stockholder approval.

Prohibition on Repricing. The Committee may not reprice stock options or SARs or cancel stock options or SARs for cash without stockholder approval.

Market Price of Shares. The per share closing price of the Common Stock on June 30, 2013 was $26.58.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to stock options granted pursuant to the 2007 Omnibus Award Plan are highly technical. In addition, the applicable statutory provisions are subject to change and their application may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences; it does not set forth any state or local income tax or estate tax consequences that may be applicable.

Incentive Stock Options. Options granted under the 2007 Omnibus Award Plan may be incentive stock options as defined in the Code, provided that such options satisfy the requirements under the Code. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the optionee or a deduction to us. The sale of Common Stock received pursuant to the exercise of an option which satisfied all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the exercise price and will not result in a tax deduction to us. To receive incentive stock option treatment, the optionee must not dispose of the Common Stock purchased pursuant to the exercise of an option either (i) within two years after the option is granted; or (ii) within one year after the date of exercise.

If all requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the Common Stock, but, in general, any gain (in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise minus the exercise price; or (ii) the amount realized on the disposition minus the exercise price) is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the optionee’s holding period for the disposed stock. We generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.

The 2007 Omnibus Award Plan provides that an optionee may pay for Common Stock received upon the exercise of an option (including an incentive stock option) with other shares of Common Stock. In general, an optionee’s transfer of stock acquired pursuant to the exercise of an incentive stock option, to acquire other stock in connection with the exercise of an incentive stock option, may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option. For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option within the two-year or one-year holding periods discussed above, the optionee may realize ordinary income under the rules summarized above.

Non-Qualified Stock Options. An optionee will realize no taxable income at the time he or she is granted a non-qualified stock option. Such conclusion is predicated on the assumption that, under existing U.S. Treasury Department regulations, a non-qualified stock option, at the time of its grant, has no readily ascertainable fair market value. Ordinary income will be realized when a non-qualified stock option is exercised, provided the Common Stock issued is not restricted stock. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to an optionee over the exercise price. The optionee’s holding period with respect to the shares acquired will begin on the date of exercise.

The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to such option. Any gain or loss on a subsequent sale of the stock will be either a long-term or short-term capital gain or loss, depending on the optionee’s holding period for the stock disposed of. If the Common Stock issued is restricted stock, different rules may apply. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), we generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option.

Certain Other Tax Issues. In addition, (i) any of our officers subject to Section 16(b) liability may be subject to special rules regarding the income tax consequences concerning their awards; (ii) any entitlement to a tax deduction on our part is subject to the applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1 million limitation on deductible compensation); (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible by us; and (iv) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income.

In general, Section 162(m) of the Code denies a publicly-held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its chief executive officer and certain of its other named executive officers (other than its chief financial officer), subject to certain exceptions. Options and SARs will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options and SARs may be granted to any employee during a specified period, and the plan under which the options and SARs are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The 2007 Omnibus Award Plan is intended to satisfy these requirements with respect to options, SARs and certain performance awards. Depending on the structure of an award, awards of restricted stock, RSUs and certain other awards under the 2007 Omnibus Award Plan may not satisfy the exception for performance-based compensation under Section 162(m) of the Code.

The 2007 Omnibus Award Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2007 Omnibus Award Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

New 2007 Omnibus Award Plan Benefits

During the fiscal year ended June 30, 2013, the following awards were granted under the 2007 Omnibus Award Plan to Named Executive Officers serving at June 30, 2013, all executive officers as a group, non-employee directors as a group, and all other employees, respectively:

Name and Position	Number of Shares Underlying Options/SARs	Weighted- Average Exercise Price of Options/SARs	Number of Shares Underlying Restricted Stock, RSUs or Performance Compensation Awards
Richard J. Daly CEO	321,493	$22.27	55,334
Dan Sheldon Corporate Vice President and CFO	77,158	$22.27	13,280
John Hogan President	157,532	$22.27	27,113
Timothy C. Gokey Corporate Senior Vice President and COO	115,738	$22.27	19,920
Robert Schifellite Corporate Senior Vice President, Investor Communication Solutions	90,018	$22.27	15,493
All Executive Officers as a Group	1,103,122	$22.28	178,135
Non-Employee Directors as a Group	101,445	$23.00	21,857
Non-Executive Officer Employees as a Group	293,288	$23.22	1,140,758

Future Plan Awards. The terms and number of options or other awards to be granted in the future under the 2007 Omnibus Award Plan are to be determined in the discretion of the Compensation Committee. Since no such determinations regarding awards or grants have yet been made, the benefits or amounts that will be received by or allocated to the Company’s Named Executive Officers, executive officers as a group, non-employee directors as a group, and all other employees cannot be determined at this time.

Required Vote

The affirmative vote of a majority of votes cast at the 2013 Annual Meeting, in person or by proxy, and entitled to be voted on this proposal at the Meeting is required for approval of the proposal; provided that a quorum is present. Abstentions and broker non-votes will be included in determining whether there is a quorum. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will have no effect on the outcome of the vote. Pursuant to NYSE regulations, brokers do not have discretionary voting power with respect to this proposal, and broker non-votes will have no effect on the outcome of the vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2007 OMNIBUS AWARD PLAN.

Equity Compensation Plan Information

The following table sets forth, as of June 30, 2013, certain information related to the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders (1)	10,985,482	(2)	$20.39	2,414,596	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	10,985,482		$20.39	2,414,596

(1)	The 2007 Omnibus Award Plan.
(2)	This amount consists of stock options which have an average remaining term as of June 30, 2013 of 5.41 years. This amount does not include outstanding unvested Whole Share Awards of: (i) 2,086,834 time-based RSUs; and (ii) 572,823 performance-based RSUs.
(3)	These shares can be issued as stock options, SARs, restricted stock, RSUs, or Stock Bonus Awards under the 2007 Omnibus Award Plan.

PROPOSAL 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)

We recognize the interest the Company’s stockholders have in the Company’s executive compensation policies and practices. In recognition of that interest and in accordance with the requirements of the SEC rules and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), this proposal, commonly known as a “say on pay” proposal, provides the Company’s stockholders with the opportunity to cast an annual advisory vote on the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s compensation program and philosophy and the compensation tables of this Proxy Statement.

At the 2012 annual meeting of stockholders, approximately 95% of the votes cast on the Say on Pay Proposal were voted in favor of the proposal. The Committee discussed the results of this advisory vote in connection with its review of compensation decisions.

As described in more detail beginning on page 26 of this Proxy Statement under the heading “Executive Compensation—Compensation Discussion and Analysis,” the Company has adopted an executive compensation program that reflects the Company’s philosophy that executive compensation should be structured so as to align each executive’s interests with the interests of our stockholders. Provided below are a few highlights of our performance and our executive compensation policies and practices in 2013.

•	Our goal is to position target compensation, on average, at the median of the external market for the Named Executive Officers. On an individual basis, target compensation for each Named Executive Officer may be set above or below median based on a variety of factors including sustained performance over time, readiness for promotion to a higher level, and skill set and experience relative to external market counterparts. Actual compensation varies above or below the target level based on the degree to which specific performance goals are attained in the variable incentive plans, changes in stock value over time, and the individual performance of each executive.

•	The mix of compensation elements for the Named Executive Officers, and particularly the CEO, is more heavily weighted towards variable, performance-based compensation than for the balance of the Company’s executive officers. This is intended to ensure that the executives who are most responsible for overall performance and changes in stockholder value are held most accountable for results. For example, approximately 84% of our CEO’s, and approximately 73% of our other Named Executive Officers’, total fiscal year 2013 compensation is at risk and tied primarily to the long-term growth and profitability of the Company.

•	In fiscal year 2013, we reported strong operating results with solid revenue growth of 6% and record earnings per share performance. In line with the improvements in the Company’s overall financial performance in fiscal year 2013 compared to fiscal year 2012 and our strong results versus budgeted goals, the total direct compensation of the Named Executive Officers increased, primarily due to an increase in their annual cash incentive award payments. The annual cash incentive payments for the Named Executive Officers ranged from 112.1% to 120.8% of their targets, as compared to 92.8% to 115.7% of their targets in fiscal year 2012. In addition, 100% of performance-based RSU target awards granted in early fiscal year 2012 (which are based on performance over a two-year period) were earned at the end of fiscal year 2013, up from 70% earned at the end of fiscal year 2012. In summary, the Compensation Committee concluded that fiscal year 2013 compensation was well aligned with our performance for the year and that the connection between pay and performance is strong.

•	With the assistance of its independent compensation consultant, Cook & Co., the Compensation Committee has reviewed our compensation programs for all Broadridge employees and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Company has the following governance and compensation policies and practices in place to ensure that we meet best practices in corporate governance:

•	All of our Named Executive Officers are subject to a clawback policy that requires reimbursement of any executive officer bonus, incentive or equity-based compensation that is paid, awarded or vests if and to the extent that the payment, grant, or vesting was predicated upon the achievement of financial results that were subsequently the subject of a financial restatement due to material noncompliance with financial reporting requirements by the Company, and a lower payment, award, or vesting would have occurred based upon the restated financial results.

•	All of our Named Executive Officers are subject to share ownership guidelines including stock retention and holding period guidelines that provide that all of our Named Executive Officers retain 50% of the net profit shares they receive as compensation. These net profit shares must be held indefinitely if the executive officer has not met the stock ownership guideline and must be held for a minimum of one year if the executive officer has met the ownership guideline.

•	All of our Named Executive Officers are prohibited from engaging in hedging activities with respect to their Broadridge Common Stock.

The stockholder vote on this proposal is not intended to address any specific element of compensation, but rather the overall compensation of our Named Executive Officers. Pursuant to the Dodd-Frank Act, this vote is advisory and will not be binding on the Company. However, the Board of Directors and the Compensation Committee will review and consider the voting results when evaluating future compensation decisions relating to our Named Executive Officers.

We request that stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, related compensation tables and disclosures, pursuant to the compensation disclosure requirements of the SEC.

Required Vote

The affirmative vote of a majority of votes cast at the 2013 Annual Meeting, in person or by proxy, and entitled to be voted on this proposal at the Meeting is required for advisory approval of the proposal; provided that a quorum is present. Abstentions and broker non-votes will be included in determining whether there is a quorum. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will have no effect on the outcome of the vote. Pursuant to NYSE regulations, brokers do not have discretionary voting power with respect to this proposal, and broker non-votes will have no effect on the outcome of the vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY

STATEMENT.

OTHER MATTERS

Management of the Company is not aware of other matters to be presented for action at the 2013 Annual Meeting. However, if other matters are presented, it is the intention of the persons designated as the Company’s proxies to vote in accordance with their judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10 percent of the Common Stock to file initial reports of ownership and changes in ownership with the SEC. To the Company’s knowledge, with respect to the fiscal year ended June 30, 2013, all applicable filings were timely made, except that Maryjo Charbonnier, Lyell Dampeer and Timothy C. Gokey failed to file Forms 4 reflecting the acquisition of, in the aggregate, 53 shares, 21 shares and 165 shares, respectively, that were inadvertently reinvested as Common Stock by the Company’s plan administrator on three dates in 2011 and 2012 for Ms. Charbonnier and Mr. Gokey, and in July 2013 for Mr. Dampeer. Ms. Charbonnier, Mr. Dampeer and Mr. Gokey have subsequently reported the transactions on Forms 4 filed with the SEC on September 26, 2013.

REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS

AND OTHER BUSINESS OF STOCKHOLDERS

Under SEC rules, if a stockholder wants to include a proposal in our proxy statement and form of proxy for the Company’s 2014 annual meeting of stockholders, our Secretary must receive the proposal at our principal executive offices located at 1981 Marcus Avenue, Lake Success, New York 11042 no later than June 6, 2014. Any such proposal should comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Under Section 2.12 of the Company’s By-laws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting of stockholders, or to introduce an item of business at an annual meeting of stockholders. Under these procedures, stockholders must submit the proposed nominee or item of business by delivering a notice to the Secretary at the Company’s executive office. We must receive the notice as follows:

•	We must receive notice of a stockholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 60 days nor more than 130 days before the first anniversary of the prior year’s meeting. Assuming that the 2013 Annual Meeting is held on schedule, we must receive notice pertaining to the 2014 annual meeting of stockholders no earlier than July 7, 2014 and no later than September 15, 2014.

•	However, if we hold the 2013 Annual Meeting on a date that is not within 30 days before or after such anniversary date, we must receive the notice (i) no earlier than 130 days prior to the annual meeting and no later than 90 days prior to the annual meeting, or (ii) no later than 10 days after the date we provide notice of the meeting to stockholders by mail or announce it publicly.

•	If we hold a special meeting of stockholders to elect directors, we must receive a stockholder’s notice of intention to introduce a nomination not less than the later of (i) 90 days nor more than 130 days prior to the special meeting, or (ii) ten days after the earlier of the date we first provide notice of the special meeting to stockholders or announce it publicly.

A notice of a proposed nomination must include certain information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. In addition to complying with the foregoing procedures, any stockholder nominating a director must comply with any applicable filing requirements of the SEC. A notice of a proposed item of business must include a description of the proposed business, any material interest of the stockholder in the business, and certain other information about the stockholder. Proxies solicited by the Board of Directors for the 2014 annual meeting of stockholders may confer discretionary authority to vote on any untimely stockholder proposal or director nomination without express direction from stockholders giving such proxies.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Broadridge Common Stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered stockholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and would like to have separate copies of the Notice of Internet Availability or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-800-542-1061, and we will cease householding all such documents within 30 days. If you are a beneficial stockholder, information regarding householding of proxy materials should have been forwarded to you by your broker. Registered stockholders are those stockholders who maintain shares under their own names. Beneficial stockholders are those stockholders who have their shares deposited with a brokerage firm.

However, please note that if you want to receive a paper proxy card or vote instruction form or other proxy materials for purposes of the 2013 Annual Meeting, you should follow the instructions included in the Notice of Internet Availability that was sent to you.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you receive your proxy materials by mail, we encourage you to elect to receive future copies of proxy statements and annual reports by e-mail. To enroll in the online program, go to www.broadridge-ir.com, click on Stockholder Electronic Delivery and follow the enrollment instructions. Upon completion of enrollment, you will receive an e-mail confirming the election to use the electronic delivery services. The enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is cancelled. Enrolling to receive proxy materials online will save Broadridge the cost of printing and mailing documents, as well as help preserve our natural resources.

Your vote is important. Please sign, date, and return your proxy card by mail, or submit your proxy over the Internet or by telephone promptly.

By Order of the Board of Directors

Adam D. Amsterdam

Secretary

Lake Success, New York

October 4, 2013

Appendix A

Broadridge Financial Solutions, Inc.

2007 Omnibus Award Plan

(Amended and Restated Effective November 14, 2013)

1. Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of, or other service with, the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Stock Awards, Stock Bonuses and Performance Compensation Awards, or any combination or variation of the foregoing.

The Plan, which was originally adopted by the Company effective March 29, 2007, was amended on April 29, 2008 to increase the per calendar year individual limit for Options and Stock Appreciation Rights, was amended and restated effective August 4, 2008, was again amended effective August 4, 2009, was further amended on August 3, 2010, and is hereby amended and restated effective November 14, 2013, subject to approval of the stockholders of the Company at the Company’s annual general meeting of stockholders in calendar year 2013.

2. Definitions

The following definitions shall be applicable throughout the Plan.

(a) “Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

(b) “Appreciation Award” means any Award under the Plan of any Option or SAR.

(c) “Award” means, individually or collectively, any Incentive Stock Option, Non-qualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Phantom Stock Award, Stock Bonus or Performance Compensation Award granted under the Plan.

(d) “Award Agreement” means an agreement pursuant to which an Award is granted.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” shall mean, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or, in the absence of such an employment, consulting or other agreement, upon (i) the good faith determination by the Committee that the Participant has ceased to perform his duties to the Company or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, provided that no such failure shall constitute Cause unless the Participant has been given notice of such failure (if cure is reasonably possible) and has not cured such act or omission within 15 days following receipt of such notice, (ii) the Committee’s good faith determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the consistent failure of the Participant to follow the lawful instructions of the Board or his direct superiors, which failure amounts to an intentional and extended neglect of his duties to such party, or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

(g) “Change in Control” shall mean the occurrence of any of the following: (A) any “Person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Company, any subsidiary of the Company, or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in his capacity as trustee), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the total combined voting power of the Company’s then outstanding securities; (B) the merger, consolidation or other business combination of the Company (a “Transaction”), other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to be the beneficial owners of securities of the resulting entity representing more than 65% of the voting power in the resulting entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction; (C) the sale of all or substantially all of the Company’s assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 65% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction; or (D) solely with respect to Awards granted on or after the Prior Effective Date, during any consecutive two-year period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (A), (B), or (C) of this Section or a director whose initial assumption of office is in connection with an actual or threatened election or other proxy contest, including but not limited to a consent solicitation, relating to the election of directors to the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, ceasing for any reason to constitute at least a majority of the Board. Notwithstanding any other provision of the Plan to the contrary, to the extent that Awards under the Plan subject to Section 409A of the Code are payable upon a Change in Control, an event shall not be considered to be a Change in Control under the Plan with respect to such Awards unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(i) “Committee” means the Compensation Committee of the Board or such other committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be a Qualified Director. However, the fact that a Committee member shall fail to qualify as a Qualified Director with respect to the requirements of Rule 16b-3 or Section 162(m) of the Code shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

(j) “Common Stock” means the common stock of the Company, par value $0.01 per share, and any stock into which such common stock may be converted or into which it may be exchanged; provided that the Common Stock subject to any Award constitutes “service recipient” stock for purposes of Section 409A of the Code, unless the Award is intended to be structured in a manner that complies with Section 409A of the Code.

(k) “Company” means Broadridge Financial Solutions, Inc. and any successor thereto.

(l) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award Agreement pursuant to action of the Committee (or its authorized delegate).

(m) “Effective Date” means November 14, 2013, subject to Section 3.

(n) “Eligible Consultant” means any natural person who may be offered securities pursuant to Form S-8.

(o) “Eligible Director” means a director of the Company who is not an employee of the Company or an Affiliate.

(p) “Eligible Employee” means any individual regularly employed by the Company or Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Employee unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value”, on a given date, means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, (i) if the Stock is listed on a national securities exchange, the closing price reported on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then the closing price on the last preceding date on which such a sale was reported; or (ii) if the Stock is not listed on a national securities exchange, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service, including, without limitation, the regulations promulgated under Section 422 of the Code or Section 409A of the Code, as applicable.

(s) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

(t) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 11(d)(iv) of the Plan; provided, that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(u) “Non-qualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

(v) “Option” means an Award granted under Section 7 of the Plan.

(w) “Option Period” means the period described in Section 7(c) of the Plan.

(x) “Option Price” means the exercise price for an Option as described in Section 7(a) of the Plan.

(y) “Participant” means an Eligible Employee, Eligible Director or Eligible Consultant who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(z) “Parent” means any parent of the Company, as defined in Section 424(e) of the Code.

(aa) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(bb) “Performance Criteria” shall be measured in terms of one or more of the following objectives, described as they relate to Company-wide objectives or of an Affiliate, a subsidiary, division, department or function of the Company or an Affiliate:

(i) Earnings per share;

(ii) Stock price;

(iii) Stockholder return;

(iv) Return on investment;

(v) Return on capital;

(vi) Earnings before interest, taxes, depreciation and/or amortization;

(vii) Income before taxes and extraordinary items;

(viii) Gross or net profits;

(ix) Gross or net revenues;

(x) Net earnings or net income (before or after taxes);

(xi) Operating income;

(xii) Operating profit or net operating profit (before or after taxes);

(xiii) Return measures (including, but not limited to, return on assets or net assets, capital, invested capital, equity, or sales);

(xiv) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(xv) Gross or operating margins;

(xvi) Fair market value of the shares of the Company’s Common Stock;

(xvii) The growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends;

(xviii) Productivity ratios;

(xix) Expense targets;

(xx) Margins;

(xxi) Operating efficiency;

(xxii) Objective measures of customer satisfaction;

(xxiii) Cost reductions or savings;

(xxiv) Market share;

(xxv) Working capital targets;

(xxvi) Measures of economic value added;

(xxvii) Sales;

(xxviii) Enterprise value;

(xxix) Client retention;

(xxx) Competitive market metrics;

(xxxi) Employee retention;

(xxxii) Timely completion of new product rollouts; or

(xxxiii) Any combination of the foregoing.

The foregoing performance criteria may be measured on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group.

For purposes of item (vii) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto).

Only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

(cc) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(dd) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(i) asset write-downs;

(ii) litigation or claim judgments or settlements;

(iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(iv) any reorganization and restructuring programs;

(v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;

(vi) acquisitions or divestitures;

(vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(viii) foreign exchange gains and losses; and

(ix) a change in the Company’s fiscal year.

(ee) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

(ff) “Phantom Stock Award” shall mean a cash award whose value is determined based on the change in the value of the Company Common Stock from the Date of Grant.

(gg) “Plan” means this Broadridge Financial Solutions, Inc. 2007 Omnibus Award Plan (Amended and Restated Effective November 14, 2013).

(hh) “Prior Effective Date” means August 4, 2008.

(ii) “Qualified Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder, and (iii) an “independent director” under the rules of any stock exchange on which the Stock is listed; provided, however, that (A) clause (i) shall apply only with respect to grants of Awards to which Section 16(b) of the Exchange Act otherwise would be applicable and (B) clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

(jj) “Restricted Period” means, with respect to any Award of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(kk) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9 of the Plan.

(ll) “Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.

(mm) “Securities Act” means the Securities Act of 1933, as amended.

(nn) “Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

(oo) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(pp) “Stock Bonus” means an Award granted under Section 10 of the Plan.

(qq) “Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.

(rr) “Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(ss) “Subsidiary” means any subsidiary of the Company, as defined in Section 424(f) of the Code.

(tt) “Substitution Award” means an Award that is intended to replace any existing incentive award held by an Eligible Employee or Eligible Director of, or Eligible Consultant to, an entity acquired by the Company or an Affiliate. The terms and conditions of any Substitution Award shall be set forth in an Award Agreement and shall, except as may be inconsistent with any provision of the Plan, to the extent practicable provide the recipient with benefits (including economic value) substantially similar to those provided to the recipient under the existing Award which such Substitution Award is intended to replace.

(uu) “Termination” means a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable. Notwithstanding anything herein to the contrary, for Awards that are intended to be subject to Section 409A of the Code and payable on a Participant’s Termination, any payment shall be made solely if such termination constitutes a “separation from service” under Section 409A of the Code and guidance issued thereunder.

(vv) “Termination of Consultancy” means: (a) that a Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. With respect to Awards granted on or after the Prior Effective Date and solely to the extent provided in an Award Agreement for an Award granted prior to the Prior Effective Date, in the event that a Consultant becomes an Eligible Employee or an Eligible Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or an Eligible Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

(ww) “Termination of Directorship” means that an Eligible Director has ceased to be a director of the Company; except that, with respect to Awards granted on or after the Prior Effective Date and solely to the extent provided in an Award Agreement for an Award granted prior to the Prior Effective Date, if an Eligible Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or a Termination of Consultancy, as the case may be.

(xx) “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. With respect to Awards granted on or after the Prior Effective Date and solely to the extent provided in an Award Agreement for an Award granted prior to the Prior Effective Date, in the event that an Eligible Employee becomes an Eligible Consultant or an Eligible Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, or an Eligible Consultant or an Eligible Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

(yy) “Vested Unit” shall have the meaning ascribed thereto in Section 9(d).

3. Effective Date and Stockholder Approval

The Plan is effective November 14, 2013, subject to the approval of the Plan by stockholders of the Company in accordance with the requirements of the laws of the State of Delaware and the requirements of the New York Stock Exchange at the Company’s annual general meeting of stockholders in calendar year 2013.

No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(i) of the Code.

4. Administration

(a) The Committee shall administer and interpret the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, provided that it shall be designed in a manner intended to comply with Section 409A of the Code; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations under the Plan; (ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Notwithstanding the foregoing, the Committee may delegate to any officer or officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to (i) “covered employees” under Code Section 162(m) (other than Awards exempt from the application of Code Section 162(m)) and (ii) persons subject to Section 16 of the Exchange Act.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(e) Subject to Section 16 hereof, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, as it shall, from time to time, deem advisable. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. The Plan is intended to comply with the applicable requirements of Rule 16b-3 under the Exchange Act, with respect to Options, SARs and Performance Compensation Awards, the applicable provisions of Section 162(m) of the Code, and with respect to Awards containing deferral provisions, Section 409A of the Code and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

(f) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5. Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Stock Awards, Stock Bonuses and/or Performance Compensation Awards to one or more Eligible Employees, Eligible Directors or Eligible Consultants; provided, however, that:

(a) Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan on or after the Effective Date is 9,064,596 shares, less the number of Shares in respect of Awards granted after June 30, 2013 and prior to the Effective Date. If an SAR is granted in tandem with an Option, the shares of Stock covered by such tandem award shall only apply once against the maximum number of shares of Stock which may be granted under the Plan;

(b) If and to the extent Awards granted under the Plan expire, terminate or are canceled for any reason whatsoever after June 30, 2013 or to the extent Awards are cash-settled after June 30, 2013, the shares of Stock covered by such Awards (other than Substitution Awards) shall, to the extent of such expiration, termination, cancellation or cash-settlement again become available for future Awards under the Plan and shall be added back on a one-for-one basis to the aggregate maximum limit, as provided in Section 5(a). To the extent that, after June 30, 2013, (i) any Option or other Award granted under the Plan is exercised through the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, or (ii) any shares of Stock subject to an Award granted under this Plan are withheld to satisfy any tax-withholding obligation, then in each such case the shares of Stock so tendered or withheld shall again become available for future Awards under the Plan and shall be added back on a one-for-one basis to the aggregate maximum limit, as provided in Section 5(a). For purposes of determining the number of shares of Stock available for Awards under the Plan, each SAR exercised after June 30, 2013 shall count against the aggregate maximum limit, as provided in Section 5(a), based on the number of shares of Stock issued in settlement of such SAR rather than the number of shares of Stock underlying the exercised portion of such SAR. In the case of any Substitution Award, shares of Stock delivered or to be delivered in connection with such Substitution Award shall not be counted against the number of shares of Stock reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business;

(c) Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing;

(d) Subject to Section 13, no Participant may be granted Options or SARs or Restricted Stock, Restricted Stock Units or Stock Bonus Awards which are Performance Compensation Awards under the Plan during any three consecutive calendar years with respect to more than 2,550,000 shares of Stock, which limit shall apply individually to each such Award, provided that the maximum aggregate number of shares of Stock for all types of such Awards does not exceed 2,550,000 shares of Stock to any Participant during any three consecutive calendar years. If an SAR is granted in tandem with an Option, it shall apply against the Participant’s individual share limitations for both SARs and Options;

(e) The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 11(a) shall be $3,000,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year that is greater than either a reasonable rate of interest or one or more predetermined actual investments, as set by the Committee in a manner consistent with Section 162(m) of the Code or (B) with respect to a Performance Compensation Award that is payable in shares of Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date; and

(f) There are no annual individual Participant share limitations on Restricted Stock, Restricted Stock Units, Phantom Stock Awards, or Stock Bonus Awards that are not intended to comply with the requirements of Section 162(m) of the Code.

(g) Except as provided in Section 14 and without limiting the generality of the preceding provisions of this Section 5, the Committee may, but solely with the Participant’s consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements as of the date such new Award is granted and Section 409A of the Code. Notwithstanding the foregoing, an outstanding Option or SAR may not be modified to reduce the Option Price or Strike Price, as applicable, thereof, nor may an Option or SAR be cancelled, exchanged or surrendered in exchange for cash, other

Awards, or stock options or SARs with an Option Price or Strike Price that is less than the Option Price or Strike Price of the original Award, as applicable (other than adjustments or substitutions in accordance with Section 13 or in connection with a Change in Control transaction under Section 14), unless such action is approved by the stockholders of the Company.

(h) No more than $500,000 may be granted in Awards under the Plan during any calendar year to an Eligible Director (based on the Fair Market Value of the shares of Stock underlying the Award as of the applicable grant date in the case of Restricted Stock, Restricted Stock Units, Phantom Stock Awards or Stock Bonus Awards, and based on the applicable grant date fair value for accounting purposes in the case of Options or SARs).

6. Eligibility

Participation shall be limited to Eligible Employees, Eligible Directors and Eligible Consultants who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. Actual participation in the Plan and receipt of an Award under the Plan shall be determined by the Committee in its sole discretion.

7. Options

The Committee is authorized to grant one or more Stock Options to any Eligible Employee, Eligible Director or Eligible Consultant; provided, however, that no Incentive Stock Option shall be granted to any Participant who is not an Eligible Employee of the Company or a Parent or Subsidiary. Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option.

(a) Option Price. Subject to Section 7(e), the exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but, except in the case of Substitution Awards, shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

(b) Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable (i) in cash, check, cash equivalent and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price, (B) by means of a “net exercise” whereby the number of shares of Stock received by Participant shall equal the excess, if any, of (x) the number of shares of Stock that would have been received by Participant upon such exercise had Participant paid the Option Price in cash over (y) a number of shares of Stock, the aggregate Fair Market Value of which is equal to the aggregate Option Price that would have been paid as determined pursuant to the immediately preceding clause (x), or (C) by delivering to the Committee a copy of irrevocable instructions to a stockbroker, reasonably acceptable to the Committee or specifically designated by the Committee, to deliver promptly to the Company an amount of loan proceeds, or proceeds from the sale of the Stock subject to the Option, sufficient to pay the Option Price (which may also include sufficient funds to cover applicable federal, state, local or foreign withholding taxes); or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(c) Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d) Stock Option Agreement—Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

(iii) Subject to Section 12(m), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv) Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v) At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(vii) A Stock Option Agreement may, but need not, include a provision whereby a Participant may elect, at any time before the Participant’s Termination with the Company, to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased may be subject to a share repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate. The Company shall not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the exercise of the Option unless the Committee otherwise specifically provides in an Stock Option Agreement.

(e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or Parent, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Non-qualified Stock Options.

(g) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Non-qualified Stock Option and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Participant of a new option for the same or a different number of shares as the option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Non-qualified Stock Option surrendered. Notwithstanding the foregoing, the terms of outstanding Awards may not be amended to reduce the Option Price or Strike Price of outstanding Options or SARs or cancel, exchange or surrender outstanding Options or SARs in exchange for cash, other awards or Options or SARs with a Strike Price that is less than the Strike Price of the original Options or SARs (other than adjustments or substitutions in accordance with Section 13 and Section 14), unless such action is approved by the stockholders of the Company.

8. Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Employees, Eligible Directors or Eligible Consultants independent of any Option. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a) Vesting, Transferability and Expiration. An SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award Agreement.

(b) Automatic Exercise. The Strike Price per share covered by an SAR shall be not less than the per share Option Price of the related Option in the case of an SAR granted in connection with an Option. The Strike Price per share covered by an SAR, other than a Substitution Award, granted independent of an Option shall be not less than the per share Fair Market Value of the Common Stock on the Date of Grant. If on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(c) Payment. Upon the exercise of an SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(d) Method of Exercise. A Participant may exercise an SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

(e) Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9. Restricted Stock and Restricted Stock Units

(a) Award of Restricted Stock and Restricted Stock Units.

(i) The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units to Eligible Employees, Eligible Directors and Eligible Consultants, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable, and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an Award Agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account as provided in the Award Agreement, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends and earnings, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.

(iii) Upon the grant of Restricted Stock, the Committee shall, in its sole discretion, either cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee or require the shares of Restricted Stock be held in uncertificated book entry form. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

(iv) The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award Agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”) in a manner intended to comply with Section 409A of the Code. At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account in a manner intended to comply with Section 409A of the Code, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.

(b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement or uncertificated book entry is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in this Section 9(b) and the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(iv) The Committee may determine that an Award of Restricted Stock or Restricted Stock Units shall be a Performance Compensation Award conditioned upon the attainment of Performance Goals and subject to the provisions of Section 11 hereof.

(c) Restricted Period. With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant or such other date specified by the Committee and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(b) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) hereof and the interest thereon or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to such Dividend Equivalents and interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units or (ii) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period which shall be in a manner intended to comply with Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(e) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE BROADRIDGE FINANCIAL SOLUTIONS, INC. 2007 OMNIBUS AWARD PLAN (AMENDED AND RESTATED EFFECTIVE NOVEMBER 14, 2013) AND A CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN BROADRIDGE FINANCIAL SOLUTIONS, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST). SAID PLAN IS AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF BROADRIDGE FINANCIAL SOLUTIONS, INC. AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SAID SHARES UPON REQUEST.

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

10. Stock Bonus Awards; Phantom Stock Awards

The Committee may issue Stock Bonus Awards in the form of unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Employees, Eligible Directors and Eligible Consultants, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine.

The Committee may also issue Phantom Stock Awards under the Plan to Eligible Employees, Eligible Directors and Eligible Consultants, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine.

Subject to the provisions of this Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Eligible Directors and Eligible Consultants to whom, and the time or times at which, such Stock Bonus Awards and Phantom Stock Awards shall be made, the number of shares of Common Stock with respect to which such Awards are granted, and all other conditions of the Awards. The Committee may also provide for the grant or vesting of such Awards upon the completion of a specified Performance Period.

The Committee may determine that a Stock Bonus Award or Phantom Stock Award shall be a Performance Compensation Award conditioned upon the attainment of Performance Goals and subject to the provisions of Section 11 hereof.

11. Performance Compensation Awards

(a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus or Phantom Stock Award to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m).

(b) Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d) Payment of Performance Compensation Awards

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, if an Award Agreement provides that a Participant will receive a Performance Compensation Award if the Participant incurs a Termination prior to the last day of the Performance Period, such Performance Compensation Award will be based on the actual achievement of the Performance Goals either through the end of the Performance Period or through the date of the Participant’s Termination, as determined by the Committee.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 11(d)(iv) hereof, if and when it deems appropriate.

(iv) Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 5(d) or 5(e) of the Plan.

(v) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.

12. General

(a) Additional Provisions of an Award. Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options (provided, that the Committee determines that providing such financing does not violate the Sarbanes-Oxley Act of 2002), adding dividend equivalent rights or other protections to Participants in respect of dividends paid on Stock underlying any Award, other than an Appreciation Award or a Performance Compensation Award until the performance criteria have been met and the Performance Compensation Award vests (in addition to those provisions of Section 9 providing for the payment of dividends with respect to Restricted Stock and Dividend Equivalents with respect to Restricted Stock Units), provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements; provided, however, that any such provision be designed in a manner intended to comply with Section 409A of the Code. Any such provisions shall be reflected in the applicable Award Agreement.

(b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(c) Government and Other Regulations. The obligation of the Company to settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d) Tax Withholding.

(i) A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required withholding liability).

(e) Section 409A. Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(f) No Guarantee of Tax Treatment. Notwithstanding anything herein to the contrary, a Participant shall be solely responsible for the taxes relating to the grant or vesting of, or payment pursuant to, any Award, and none of the Company, the Board or the Committee (or any of their respective members, officers or employees) guarantees any particular tax treatment with respect to any Award.

(g) Claim to Awards and Employment Rights. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(h) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(i) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(j) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

(l) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to:

(A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B) a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or

(D) any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award Agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of the Termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(n) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.

(o) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(p) Expenses. The expenses of administering the Plan shall be borne by the Company and Affiliates.

(q) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(r) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(s) Termination of Employment or Service. Unless an applicable Award Agreement provides otherwise, for purposes of the Plan, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

(t) Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(u) Compliance with Applicable Law. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(v) No Dividends or Dividend Equivalents on Unvested Performance Awards. Notwithstanding any provision of the Plan to the contrary, no dividends or dividend equivalents shall be paid with respect to Awards that vest contingent on achievement of performance conditions prior to the vesting of such Awards.

13. Changes in Capital Structure

Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 5(e) shall be subject to adjustment or substitution, in the manner determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Notwithstanding the preceding sentence, in the case of any event which affects the Stock and is considered an “equity restructuring” for purposes of the applicable accounting rules, the Committee shall make an adjustment to outstanding Awards in the manner described in the preceding sentence, and such adjustment shall be such that the benefits conferred upon Participant by outstanding Awards are intended to be neither increased nor decreased. Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, Treasury Regulation § 1.424-1(a) or Section 409A of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Fractional shares of Common Stock resulting from any adjustment in Awards provided herein shall be aggregated until a fractional share remains, in which case such fractional share shall be payable in cash.

Notwithstanding the above, in the event of any of the following:

(a) The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Company in a form other than stock or other equity interests of the surviving entity;

(b) All or substantially all of the assets of the Company are acquired by another person;

(c) The reorganization or liquidation of the Company; or

(d) The Company shall enter into a written agreement to undergo an event described in clauses a, b or c above,

then the Committee may, in its discretion (i) upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event, including, without limitation, the cancellation of any Award without payment to the Participant, if the value of the Common Stock underlying such Award at the time of such event is less than the Fair Market Value of such Award on the Grant Date; or (ii) continue, assume or substitute any outstanding Award (or portion thereof) without a Participant’s consent, provided that any such assumption or substitution of a Stock Option or Stock Appreciation Right shall be structured in a manner intended to comply with Section 409A of the Code and the regulations thereunder. The terms of this Section 13 may be varied by the Committee in any particular Award Agreement.

The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or its Affiliates, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or its Affiliates, (v) any sale or transfer of all or part of the assets or business of the Company or its Affiliates or (vi) any other corporate act or proceeding.

14. Effect of Change in Control

(a) The Committee may, but is not required to, provide in any particular Award Agreement:

(i) In the event of a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, and either in or not in combination with another event such as a Termination of the applicable Participant by the Company without Cause, all Options and SARs subject to such Award shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and/or that the Restricted Period shall expire immediately with respect to 100 percent of such shares of Restricted Stock or Restricted Stock Units subject to such Award (including a waiver of any applicable Performance Goals) and, to the extent practicable, such acceleration of exercisability and expiration of the Restricted Period (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Stock subject to their Awards.

(ii) In the event of a Change in Control, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (B) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Participant’s actual attainment of Performance Goals, and (C) cause the Award, if previously deferred, to be settled in full as soon as possible in a manner that complies with Section 409A of the Code.

(b) In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event; provided, however, that the Committee may, in its sole discretion, provide for the cancellation of any Awards without payment, if such price is less than the Fair Market Value of such Award on the date of grant. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15. Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16. Amendments and Termination

(a) Amendment of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided, further that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement, Rule 16b-3 under the Exchange Act or to the extent applicable to Incentive Stock Options, Section 422 of the Code or to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code) that would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan under Section 5 or the maximum individual Participant limitations in Sections 5(d) and 5(e) (except, in each case, by operation of Section 13); (ii) change the classification of Participants eligible to receive Awards under this Plan; or (iii) materially alter the Performance Criteria.

(b) Termination of the Plan. The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be August 1, 2023; provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled. Notwithstanding the foregoing, no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals.

(c) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement and the Plan, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided further that, without stockholder approval (i) no amendment or modification may reduce the Option Price of any Option or the Strike Price of any SAR or extend the maximum Option Period under Section 7(c); (ii) the Committee may not cancel, exchange or surrender any outstanding Option or SAR and replace it with cash, other Awards, or a new Option or SAR with a lower Option Price or Strike Price, as the case may be, in a manner which would either (A) (if the Company is subject to the reporting requirement of the Exchange Act) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any Option being accounted for under the “variable” method for financial statement reporting purposes; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable stock exchange on which the Stock is listed, if any, except that, in each case of (i), (ii) and (iii) adjustments or substitutions in accordance with Section 13 and Section 14 may be made.

* * *

As adopted by the Board of Directors of

BROADRIDGE FINANCIAL SOLUTIONS, INC.

at a meeting held on November 14, 2013.

Broadridge Financial Solutions, Inc. 1981 Marcus Avenue, Lake Success, NY 11042 1 516 472 5400 l broadridge.com

BROADRIDGE FINANCIAL SOLUTIONS, INC.

C/O INVESTOR RELATIONS

1981 MARCUS AVENUE

LAKE SUCCESS, NY 11042

VOTE BY INTERNET THROUGH COMPUTER OR MOBILE DEVICE BEFORE THE MEETING DATE - www.proxyvote.com or scan the QR code above

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY INTERNET DURING THE MEETING - www.virtualshareholdermeeting.com/br13

You may attend the Meeting on Thursday, November 14, 2013, at 10:00 A.M. Eastern Time via the Internet at www.virtualshareholdermeeting.com/br13 and vote during the Meeting using the 12-Digit Control Number.

VOTE CONFIRMATION

You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on Thursday, November 14, 2013, via the ProxyVote Confirmation link at www.proxyvote.com by entering the information that is printed in the box marked by the arrow and following the instructions. Vote Confirmation is available 24 hours after your vote is received beginning October 30, 2013, with the final vote tabulation available through January 14, 2014.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M63212-P43370	KEEP THIS PORTION FOR YOUR RECORDS

—  —  —  —  —  —  —  —  —   —  —  —  —  —  —  —  —  —  —  —  —  —   —  —  —  —  —  —  —  —  —  —  —  —  —  —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

    BROADRIDGE FINANCIAL SOLUTIONS, INC.

The Board of Directors recommends a vote FOR the proposals regarding:

(1)     Election of nine nominees for membership on the Company’s Board of Directors to serve until the Annual Meeting of Stockholders in the year 2014 and until their successors are duly elected and qualified

Nominees:	For	Against	Abstain

1a. Leslie A. Brun	☐	☐	☐

1b. Richard J. Daly	☐	☐	☐

1c. Robert N. Duelks	☐	☐	☐

1d. Richard J. Haviland	☐	☐	☐

1e. Sandra S. Jaffee	☐	☐	☐

1f. Stuart R. Levine	☐	☐	☐

1g. Maura A. Markus	☐	☐	☐

1h. Thomas J. Perna	☐	☐	☐

1i. Alan J. Weber	☐	☐	☐

		For	Against	Abstain

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2014;	☐	☐	☐

(3)	Approval of the Amendment and Restatement of the Broadridge 2007 Omnibus Award Plan;	☐	☐	☐

(4)	Advisory vote on the Company’s executive compensation (the Say on Pay Vote); and	☐	☐	☐

(5)	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign below exactly as the name(s) appear(s) on the stock certificate (as indicated hereon). If the shares are issued in the names of two or more persons, all such persons must sign the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

October 4, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Broadridge Financial Solutions, Inc. Our 2013 Annual Meeting will be held on Thursday, November 14, 2013, at 10:00 A.M. Eastern Time. You will be able to attend the 2013 Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/br13.

It is important that your shares are voted. Please specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. Alternatively, you may vote by phone or the Internet, as described on the reverse side. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendation of the Company’s Board of Directors.

We will discuss the business of the Company during the meeting. I welcome your comments and suggestions and we will provide time during the meeting for questions submitted by stockholders via the Internet. I am very much looking forward to our 2013 Annual Meeting of Stockholders.

Sincerely,

Richard J. Daly Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement and 2013 Annual Report are available at www.proxyvote.com.

—  —  —  —  —  —  —  —  —   —  —  —  —  —  —  —  —  —  —  —  —  —   —  —  —  —  —  —  —  —  —  —  —  —  —  —

M63213-P43370

Proxy

This proxy is solicited on behalf of the Board of Directors

Properly executed proxies received by the day before the meeting date will be voted as marked and, if not marked, will be voted FOR the election of the nominees listed in the accompanying Proxy Statement and FOR proposals (2), (3) and (4) as stated on the reverse side.

The undersigned hereby appoints Richard J. Daly and John Hogan, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 2013 Annual Meeting of Stockholders of Broadridge Financial Solutions, Inc., to be held via live webcast at www.virtualshareholdermeeting.com/br13 on Thursday, November 14, 2013, at 10:00 A.M. Eastern Time, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

If shares of Broadridge Financial Solutions, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Broadridge Financial Solutions, Inc. Common Stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or the Internet, as described in the instructions on the reverse side.